As filed with the Securities and Exchange Commission on ____________, 2001
                                                 Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        American Church Mortgage Company
        (Exact Name of Registrant as Specified in Governing Instruments)

                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                           Philip J. Myers, President
                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)

                                   copies to:

                            Albert A. Woodward, Esq.
                             Mark A. Petersen, Esq.
              Leonard, Street and Deinard Professional Association
                       150 South Fifth Street, Suite 2300
                              Minneapolis, MN 55402
                                 (612) 335-1500

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. _

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _

                                   CALCULATION OF REGISTRATION FEE
        ==============================================================================================
            ==============            ================ ================ ================ =============
                                           Amount          Proposed         Proposed
         Title Of Each Class Of            to be           Maximum          Maximum       Amount Of
               Securities               Registered     Offering Price      Aggregate     Registration
            To Be Registered                              Per Unit         Offering          Fee
                                                                             Price
     -------------------------------- ---------------- ---------------- ---------------- -------------
     -------------------------------- ---------------- ---------------- ---------------- -------------

        Series A Secured Investor       $15,000,000       $1,000(1)       $15,000,000     $3,585.00
              Certificates
     -------------------------------- ---------------- ---------------- ---------------- -------------
     -------------------------------- ---------------- ---------------- ---------------- -------------

      Common Stock, $.01 par value       1,650,000         $10.00         $16,500,000     $3,943.50
                per share                Shares(2)
     ================================ ================ ================ ================ =============

    (1) Certificates may be purchased in any multiple of $1,000.
    (2) Includes 1,500,000 authorized and unissued shares to be offered to the public, and (ii) 150,000 authorized and unissued shares reserved for issuance under the Registrant's dividend reinvestment plan.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                      Prospectus
                        AMERICAN CHURCH MORTGAGE COMPANY

                        1,500,000 Shares of Common Stock
                                  $10 per Share
                                       and
              $15,000,000 of Series A Secured Investor Certificates


       American Church Mortgage  Company is a real estate  investment  trust, or
"REIT." We make mortgage loans to churches and other non-profit religious organizations. We also purchase mortgage-secured bonds issued by such organizations.

       We are offering shares of our common stock and our Series A Secured Investors Certificates. We are offering our shares and the certificates separately, and not as units. You may purchase certificates or shares or both.

       We may offer certificates with maturities ranging from two to seven years. Depending on our capital needs, certificates with certain terms may not always be available. We will periodically establish and may change interest rates on the unsold certificates offered in this prospectus. Current interest rates will be published in supplements to this prospectus. Once a certificate is sold, its interest rate will not change during its term.

       The certificates are non-negotiable and may be transferred only in limited circumstances with the consent of our advisor. There is no public market for the certificates or the shares. Neither the shares nor the certificates will be listed on any securities exchange or NASDAQ. Our investors may have difficulty selling their shares or certificates.

       The certificates are not certificates of deposit or similar obligations and are not guaranteed by the FDIC or any other governmental fund or private entity. Investing in certificates or the shares involves risks and conflicts of interest. See "Risk Factors" beginning on p. 7 and "Conflicts of Interest" beginning on p. 16. Those risks include the following:

>> If we lose our REIT status, we will be taxed as a corporation, which would adversely affect dividends on our shares.
>> We have conflicts of interest with the underwriter and our advisor, which are controlled by the same person.
>> You may have difficulty selling your shares or certificates because there is no public market and our advisor must approve all transfers of certificates.
>> Our mortgages and bonds are secured by churches, which are typically limited purpose properties.

============================================ ==================== ==================== ================
Common Stock                                   Price to Public    Selling Commission   Proceeds to Us
-------------------------------------------- -------------------- -------------------- ----------------
-------------------------------------------- -------------------- -------------------- ----------------
Per Share                                          $10.00                $.595             $9.405
-------------------------------------------- -------------------- -------------------- ----------------
-------------------------------------------- -------------------- -------------------- ----------------
Total                                            $15,000,000           $892,500          $14,107,500
============================================ ==================== ==================== ================

============================================= =================== ===================== ===============
Series A Secured Investor Certificates          Price to Public   Selling Commission (2) Proceeds to Us
--------------------------------------------- ------------------- --------------------- ---------------
--------------------------------------------- ------------------- --------------------- ---------------
Minimum Purchase                                   $1,000 (1)             $39.32            $960.68
--------------------------------------------- ------------------- --------------------- ---------------
--------------------------------------------- ------------------- --------------------- ---------------
Total                                             $15,000,000            $598,750         $14,401,250
============================================= =================== ===================== ===============

(1) Certificates may be purchased in any multiple of $1,000.
(2) Estimated for purposes of this table based on the average commission we will pay the underwriter. Actual commissions we pay the underwriter will vary based on the term to maturity of the certificates sold on our behalf. Includes 0.50% underwriter's management fee that we will pay to the underwriter upon original issuance of each certificate.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                         AMERICAN INVESTORS GROUP, INC.
                              Minnetonka, Minnesota

                              _______________, 2001

                                Table of Contents

PROSPECTUS SUMMARY.......................................................................................1
------------------
RISK FACTORS.............................................................................................7
------------
WHO MAY INVEST..........................................................................................12
--------------
USE OF PROCEEDS.........................................................................................13
---------------
COMPENSATION TO ADVISOR AND AFFILIATES..................................................................14
--------------------------------------
CONFLICTS OF INTEREST...................................................................................16
---------------------
DISTRIBUTIONS...........................................................................................18
-------------
CAPITALIZATION..........................................................................................20
--------------
SELECTED FINANCIAL DATA.................................................................................21
-----------------------
MANAGEMENT'S DISCUSSION  AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................22
--------------------------------------------------------------------------------------
OUR BUSINESS............................................................................................24
------------
MANAGEMENT..............................................................................................34
----------
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS.............................................................37
-------------------------------------------
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT..................................................38
------------------------------------------------------
THE ADVISOR AND THE ADVISORY AGREEMENT..................................................................39
--------------------------------------
FEDERAL INCOME TAX CONSEQUENCE ASSOCIATED WITH THE CERTIFICATES.........................................40
---------------------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH REITS...................................................41
-----------------------------------------------------
ERISA CONSEQUENCES......................................................................................43
------------------
DESCRIPTION OF CAPITAL STOCK............................................................................44
----------------------------
DESCRIPTION OF THE CERTIFICATES.........................................................................47
-------------------------------
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS.................................................................54
---------------------------------------
PLAN OF DISTRIBUTION....................................................................................57
--------------------
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...................................59
---------------------------------------------------------------------
LEGAL MATTERS...........................................................................................59
-------------
EXPERTS.................................................................................................59
-------
REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION.......................................................59
-------------------------------------------------
ADDITIONAL INFORMATION..................................................................................59
----------------------
INDEX TO FINANCIAL STATEMENTS..........................................................................F-1
-----------------------------

                               PROSPECTUS SUMMARY

        This summary highlights some information from the prospectus. It may not be all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, American Church Mortgage Company refers to itself as "we," "us, " and "our." Our prospective investors are sometimes referred to as "you" or "your."

                        AMERICAN CHURCH MORTGAGE COMPANY

        American Church Mortgage Company is a real estate investment trust, or REIT. We make mortgage-backed loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations for the purchase, construction or refinancing of real estate and improvements. As of September 30, 2001 we had originated 46 mortgage loans in the aggregate principal amount of $16,003,750, and had purchased for $4,401,761 church bonds having a face value of $4,446,300. The unpaid principal balance of our loan and bond portfolios at September 30, 2001, were $12,099,168 and $2,160,798, respectively. We intend to continue to lend funds pursuant to our business plan as funds from the sale of shares and certificates become available.

        American Church Mortgage Company was incorporated in the State of Minnesota on May 27, 1994. Our executive offices and those of our advisor are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our telephone number is (952) 945-9455.

                                   OUR ADVISOR

        We are managed by Church Loan Advisors, Inc. Church Loan Advisors, Inc. is referred to in this prospectus as our advisor. Our advisor manages our business activities, provides our office space, personnel, equipment and support services. Our advisor assumes most of the normal operating expenses we would otherwise incur if had our own employees and directly managed our business activities. Pursuant to the advisory agreement between us and our advisor, we pay our advisor advisory fees based on our average invested assets and certain expenses. We also pay our advisor one-half of any origination fees we collect. Our advisor is affiliated by common ownership with American Investors Group, Inc., which is the underwriter of this offering.

                            THE COMMON STOCK OFFERED


Issuer......................... American Church Mortgage Company

Securities Offered............. 1,500,000 shares of common stock, $.01 par value

Offering Price................. $10.00 per share

Minimum Purchase............... 250 of shares; 200 for IRA accounts.

Absence of Public  Market...... There is no  market  for our  shares.  We do not believe that a public market will develop.
                                You may not be able to sell your shares.

Sales Commission............... We will pay the  underwriter  a commission of
                                5.95% of the gross proceeds we receive from the sale of the shares.

                            THE CERTIFICATES OFFERED


Issuer............................... American Church Mortgage Company

Trustee.............................. The Herring National Bank, Amarillo, Texas

Securities Offered................... Series A Secured Investor Certificates

Offering Price....................... 100%   of   the   principal   amount   per
                                      certificate;   multiples   of  $1,000  per
                                      certificate.

Maturity............................. 2,   3,   4,  5  and  7  year  maturities.
                                      Certificates  will mature  on the last day
                                      of the calendar quarter in which they were
                                      purchased. We may cease offering specified
                                      maturities, and   begin   reoffering   any
                                      unavailable   maturity,   at   any   time.

Interest Rates....................... The  interest  rate  we  will pay for each maturity of certificates will be set forth in a supplement to this prospectus.

Interest Payments.................... Interest will be paid quarterly.

Principal Payment.................... Unless  you  renew  your  certificate,  we will pay the entire principal amount of the certificate at maturity.

Redemption Only In Certain Cases..... If  there is  a change of  control  of our business, we may  redeem each  outstanding
                                      certificate  at  a   price  equal  to  the
                                      outstanding   principal  amount   of   the
                                      redeemed   certificate ,   plus    accrued
                                      interest.     Further ,      if        our
                                      outstanding   indebtedness   exceeds   the
                                      amount of indebtedness allowed by our bylaws, we may redeem some or all of the certificates in an amount sufficient to bring our outstanding indebtedness into compliance with our bylaws.

Redemption at Death.................. We will not be required to   redeem    the
                                      certificates, except on your death. Your representative may require us to redeem your certificates if you die, subject to an aggregate limit of $25,000 in any calendar quarter for all redemptions.

Redemption on Change of Advisor...... We will be required  to  offer  to  redeem
                                      all  outstanding   certificates   if    we
                                      terminate   our   advisory  agreement with
                                      Church Loan   Advisors, Inc.,  our current
                                      advisor, for any reason.

Collateral........................... To  secure  payment  of  the certificates,
                                      we  will   assign  to  the    trustee   as
                                      collateral  non-defaulted mortgage-secured
                                      promissory  notes   with   an    aggregate
                                      outstanding  principal  balance equal  to
                                      at least 120% of the aggregate outstanding
                                      principal  amount of the certificates.  We
                                      will  not assign  the underlying mortgages
                                      securing the  assigned promissory   notes.

Renewal...............................Certificates  are renewable at your option at the interest rates we are offering at the time the certificate matures. We may cease offering to renew certificates at any time.

Transferability.......................The  certificates are  non-negotiable  and
                                      may   be  transferred   only  in   limited
                                      circumstances   with  the  consent of  our
                                      advisor.

Absence of Public Market............. There is  no market for the  certificates.
                                      We do not believe that a public market will develop. You may not be able to sell your certificates.

Sales Commission..................... We will pay the  underwriter  a commission
                                      for  assisting    us    in    selling  the
                                      certificates. Commissions  will range from
                                      2.5% to 4.125%  of   principal,  depending
                                      on   the  maturity  of   each  certificate
                                      sold.   We  will also  pay the underwriter
                                      commissions that  will  range  from  1.25%
                                      to 3.75%  when a  certificate  is renewed,
                                      depending    on  the  maturity   of   each
                                      certificate renewed.

Outstanding Indebtedness............. Our bylaws  prohibit us from borrowing  in excess  of  50% of  our  average  invested
                                      assets.We will not sell certificates in an
                                      amount  in  excess  of,  when added to our
                                      other   indebtedness, 50% of  our  average
                                      invested assets.

                                USE OF PROCEEDS

        We will use the proceeds received from the sale of our shares and the certificates principally to fund mortgage loans we make to churches and other non-profit religious organizations and to purchase bonds issued by those organizations. Some of the proceeds may be used to pay down our line of credit, redeem our equity securities and repay maturing certificates.

                                 OUR REIT STATUS

        As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, we are subject to numerous organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

                                  RISK FACTORS

        An investment in our shares or the certificates involves a degree of risk. See "Risk Factors" for a more complete discussion of factors you should consider before purchasing shares or certificates. Some of the significant risks include:

>> As a "best efforts" offering, all or a material amount of the shares or certificates may not be sold, and consequently, some or all of the additional capital we are seeking may not be available to us.

>> As a "no minimum" offering, there is no minimum number of shares or principal amount of shares or certificates that must be sold. We will receive the proceeds from the sale of shares and certificates as they are sold.

>> If we fail to maintain our REIT status, we will be taxed as a corporation which would reduce funds available for distribution to our shareholders.

>> Conflicts of interest with the underwriter and our advisor in connection with this offering and our on-going business operations could affect decisions made by our advisor on our behalf.

>>         There is  no public  trading  market for the shares or  certificates.
           A market likely will not develop after this offering.

>> Fluctuations in interest rates or default in repayment of loans by borrowers could adversely affect our ability to make distributions to our shareholders or to make interest payments on and repay certificates as they mature.

                              CONFLICTS OF INTEREST

        A number of potential conflicts exist between us and our advisor and its principals. These conflicts include:

>>   Our President owns both our advisor and the underwriter.

>> Agreements between us and our advisor and the underwriter were not negotiated at arm's-length.

>>   We and the underwriter have common business interests.

>> Negotiations between us and our advisor during the organization and structuring of our operations were not at arm's-length.

>>   The advisory agreement was not negotiated at arm's-length.

>>   We share operations facilities with our advisor and the underwriter.

        Our advisor and its affiliates may engage in businesses similar to ours. We compensate our advisor and its affiliates for services rendered and pay an annual advisory fee equal to 1.25% of average invested assets.

                            OUR INVESTMENT OBJECTIVES

        Our investment objectives are to provide our equity investors and certificate holders with:

>> a higher level of distributable income or interest rate than is available in guaranteed or government-backed fixed-income investments;

>> preservation of their investment capital through portfolio diversification (lending funds to many different borrowers and purchasing bonds issued by numerous issuers); and

>> greater security through investment only in mortgage-backed loans and securities (providing collateral in the event of a default).

                        BUSINESS OBJECTIVES AND POLICIES

        We seek to provide cash distributions of current income to our shareholders through the implementation of our investment and operating strategy. We make mortgage loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations throughout the United States. We seek to enhance returns by:

>> lending at rates of interest in excess of standard commercial and residential mortgage interest rates.

>> seeking origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan

>> making a limited amount of higher-interest rate second mortgage loans and short-term construction loans to qualified borrowers

>> purchasing a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at a discount from par value

        Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed and limit the amount of mortgage-secured debt securities to 30% of our average invested assets on the date of their purchase. All other mortgage loans we make are secured by a first mortgage (or deed of trust). We may make fixed-interest rate loans having maturities of three to twenty-five years. We may borrow up to 50% of our average invested assets.

                               LENDING GUIDELINES

        We follow specified lending guidelines and criteria in evaluating the creditworthiness of potential borrowers. These guidelines and criteria include:

>> Loans we make cannot exceed 75% of the appraised value of the real property and improvements securing the loan.

>>   We may not loan more than $1,000,000 to a single borrower.

>>   We require appraisals of the property securing our loans.

>> The borrower must furnish us with a mortgagee title policy insuring our interest in the collateral.

>> The borrower's long-term debt (including the proposed loan) as of the date of the mortgage loan may not exceed four times the borrower's gross income for its most recent twelve months.

>> The borrower must furnish us with its reviewed or audited financial statements for the last two (2) complete fiscal years and financial statements for the period within ninety (90) days of the loan closing date.

                                    RATIO OF EARNINGS TO FIXED CHARGES

                                     For the Period Ended December 31                           Nine
                                                                                                Months
                                                                                                Ended
                   ----------------------------------------------------------------------     -----------
                   ---------             - ---------   ----------   -------- - ----------     -----------
                                                                                 2000          September
                   1996 (1)      1997        1998        1999        2000       (pro              30,
                                                                                forma)           2001
                   ---------   ---------   ---------   ----------   --------   ----------     -----------
Earnings            145,386     347,814     705,365      952,712    1,208,452  2,233,452         991,472
(Interest
(income):

  Fixed Expenses:     - 0 -       - 0 -       - 0 -          833     68,199    1,093,199  (2)     26,649

Ratio of
Earnings to
Fixed Charges        NM (3)      NM (3)      NM (3)    1143.71:1    17.72:1       2.04:1         37.20:1

(1) Represents a 255 day operating period (April 15 to December 31, 1996).

(2) Adjusted to reflect the sale of all certificates offered and assumes a weighted average interest rate of 6.833% per year ($1,025,000 total). Actual interest rates we will pay on certificates will be set forth in a supplement to this prospectus. Further assumes that we derive no income from the application of certificate sale proceeds to new mortgage loans.

(3) Not meaningful. For the periods ended December 31, 1996, 1997 and 1998, we had no fixed expenses.

                                 WHO MAY INVEST

        You may purchase shares of our common stock if you have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in certain states.

        You may  purchase up to $5,000 of  certificates  only if you have either
(i) a minimum annual gross income of at least $30,000 and a net worth (exclusive of home, home furnishings and automobiles) of $30,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $100,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. Suitability standards may be higher in certain states.

                                  RISK FACTORS

        An investment in our shares or the certificates involves various risks. In addition to the other information set forth in the prospectus, you should consider the following factors before making a decision to purchase shares or certificates.

        This prospectus contains forward-looking information. Forward-looking information may be indicated by words such as "will," "may be," "expects," "anticipates," or "believes." Actual results could differ significantly from those described in the forward-looking statements as a result, in part, of the risk factors set forth below.

Risks Related to Method and Terms of This Offering

        This is a Best Efforts Offering. The underwriter's obligation to sell the shares and certificates requires only its best efforts to locate purchasers on our behalf. The underwriter is not obligated to purchase any shares or certificates. Less than all of the shares or certificates offered may be sold. If less than all the shares or certificates offered are sold, we will have less cash to loan to churches and other non-profit religious organizations.

        This is a No Minimum Offering. The distribution agreement does not require that a minimum number of shares or certificates be sold before we receive proceeds from their sale. We will receive proceeds from the sale of shares and certificates when and if they are sold.

        We Will Incur Expenses in this Offering. Expenses incurred in connection with this offering will reduce our assets that will be available for investment.

        The Price of the Shares May Not Be Their Actual Value. We, with the underwriter, determined the offering price of the shares. The public offering price should not be considered an indication of the actual value of the shares.

Risks Related to Us

        Our Failure to Qualify as a Real Estate Investment Trust Could Reduce the Funds We Have Available For Investment. We operate as a real estate investment trust. As a REIT, we are allowed a deduction for dividends paid to our shareholders in computing our taxable income. Thus, only our shareholders are taxed on our taxable income that we distribute. This treatment substantially eliminates the "double taxation" of earnings to which most corporations and their shareholders are subject. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions.

        To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for a REIT may substantially affect day-to-day decision-making by our advisor. Our advisor may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain our REIT status.

        If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at regular corporate rates and not be allowed a deduction for distributions to shareholders. We would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. We intend to operate as a REIT. However, future economic, market, legal, tax or other consequences may cause our board of directors to revoke the REIT election. The payment of taxes resulting from our disqualification as a REIT or revocation of REIT status would reduce the funds available for distribution to shareholders or for investment. Because interest paid to certificate holders will be a deductible business expense to us, loss of our REIT status would not necessarily impede our ability to make interest payments to holders of certificates.

        Conflicts of Interest Arise From Our Relationship with Our Advisor and the Underwriter. The terms of transactions involving our formation and the formation of our advisor, and our contractual relationship with our advisor, were not negotiated at arm's-length. Our non-independent directors and officers may have conflicts of interest in enforcing agreements between us and our advisor or the underwriter. Future business arrangements and agreements between us and our advisor or the underwriter and their affiliates must be approved by our board of directors, including a majority of our independent directors.

Risks Related to the Shares

        There Is No Public Market for Our Shares. There is no market for the shares. It is unlikely that a market will develop. Our common stock will not be listed on any exchange and will not be qualified for quotation on NASDAQ. In addition, the market for REIT securities historically has been less liquid than other types of publicly-traded equity securities. Unless and until a market develops for our securities, it may be difficult for you to recoup your investment.

        There Are Restrictions on Certain Transfers of Our Shares. Our articles of incorporation and bylaws prohibit a transfer of shares to any person who, as a result, would beneficially own shares in excess of 9.8% of the outstanding capital stock and allow us to redeem shares held by any person in excess of 9.8% of the outstanding capital stock. These provisions may reduce market activity for the shares and the opportunity for shareholders to receive a premium for their shares.

        Fluctuations in Interest Rates May Cause the Value of Our Shares to Fluctuate. Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. Fluctuations in interest rates may cause the value of the shares to fluctuate unpredictably. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce the portfolio's overall rate of return (yield).

Risks Related to the Certificates

        We May Incur More Indebtedness. We may incur additional indebtedness in the future. We may assign or pledge some of our mortgage-secured promissory notes or other collateral in connection with incurring this additional indebtedness. Our ability to incur additional indebtedness is limited to 50% of our invested assets by our bylaws. If all of the certificates offered are sold, and assuming sale of none of the shares, we will have indebtedness equal to approximately 50% of our invested assets. Once this threshold is reached, we will not be able to incur additional indebtedness unless we raise additional equity capital. This limitation could restrict our growth or affect our ability to repay the certificates as they mature.

        There Are Potential Adverse Effects Associated With Lending Borrowed Funds. We intend to deploy the proceeds from this offering to make loans to churches and other non-profit religious organizations. We have also used our line of credit with Beacon Bank, Shorewood, Minnesota, to fund loans, and intend to use our line of credit in this way in the future. Lending borrowed funds is subject to greater risks than in unleveraged lending. The profit we realize from lending borrowed funds is largely determined by the difference, or "spread," between the interest rates we pay on the borrowed funds and the interest rates that our borrowers pay us. Our spread may be materially and adversely affected by changes in prevailing interest rates. Furthermore, the financing costs associated with lending borrowed funds could decrease the effective spread in lending borrowed funds, which could adversely affect our ability to pay interest on and repay the certificates as they mature.

        Fluctuations   In  Interest   Rates  May  Affect  Our  Ability  to  Sell
Certificates. If the interest rates we offer on certificates become less attractive due to changes in interest rates for similar investments, our ability to sell certificates could be adversely affected or certificate holders could choose not to renew their certificates upon maturity. Since we will rely on the proceeds from the sales of certificates and renewals of certificates, in part, to pay maturing certificates, a decline in sales of certificates could adversely affect our ability to pay your certificate upon maturity. We may change the interest rates at which we are currently offering certificates in response to fluctuations in interest rates.

        There Is No Public Market for the Certificates. There is no market for the certificates. It is unlikely that a market will develop. Neither our common stock nor the certificates will be listed on any exchange and will not be qualified for quotation on NASDAQ. In addition, the market for REIT securities historically has been less liquid than other types of publicly-traded securities. It may be impossible for you to recoup your investment prior to maturity of the certificates.

        There Will Not Be a Sinking Fund, Insurance or Guarantee Associated With the Certificates. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default. The certificates are not certificates of deposit or similar obligations of, or guaranteed by, any depository institution. Further, no governmental or other entity insures or guarantees payment on the certificates if we do not have enough funds to make principal or interest payments. Therefore, if you purchase certificates, you will have to rely on our revenue from operations, along with the security provided by the collateral for the certificates, for repayment of principal and interest on the certificates.

        The Collateral for the Certificates May Not Be Adequate If We Default. The certificates will at all times be secured by mortgage-secured promissory notes having an outstanding principal balance equal to at least 120% of the outstanding principal balance of the certificates. If we default in the repayment of the certificates, or another event of default occurs, the trustee may be required to sell the promissory notes securing the certificates. The proceeds from the sale of the promissory notes may not be sufficient to repay our obligations on all outstanding or defaulted certificates.

        The Certificates Are Not Negotiable Instruments and Are Subject to Restrictions on Transfer. The certificates are not negotiable debt instruments. Rights of record ownership of the certificates may be transferred only with our advisor's prior written consent. You will not be able to freely transfer the certificates.

        We Are Obligated To Redeem Certificates Only In Limited Circumstances. You will have no right to require us to prepay or redeem any certificate prior to its maturity date, except in the case of your death or if we replace our current advisor. Further, even in the event of your death, we will not be required to redeem your certificates if we have redeemed at least $25,000 of principal amount of certificates during the calendar quarter in which your representative notifies us of your death and requests redemption. We do not intend to redeem certificates prior to maturity except in the case of death.

        We May Not Have Sufficient Available Cash to Redeem Certificates If We Terminate Our Advisory Agreement With Our Current Advisor. We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason. If the holders of a significant principal amount of certificates request that we redeem their certificates, we may be required to sell a portion of our mortgage loan and church bond portfolio to satisfy the redemption requests. Any such sale would likely be at a discount to the recorded value of the mortgage loans and bonds being sold. Further, if we are unable to sell loan or church bonds in our portfolio, we may be unable to satisfy the redemption obligations.

        The Indenture Contains Limited Protection For Holders of Certificates. The indenture governing the certificates contains only limited events of default other than our failure to pay principal and interest on the certificates on time. Further, the indenture provides for only limited protection for holders of certificates upon a consolidation or merger between us and another entity or the sale or transfer of all or substantially all of our assets. If we default in the repayment of the certificates or under the indenture, you will have to rely on the trustee to exercise your remedies on your behalf. You will not be able to seek remedies against us directly.

Risks Related to Management

        We Are Dependent Upon Our Advisor. Our advisor, Church Loan Advisors, Inc., manages us and selects our investments subject to general supervision by our board of directors and compliance with our lending policies. We depend upon our advisor and its personnel for most aspects of our business operations. Our success depends on the success of our advisor in locating borrowers and negotiating loans upon terms favorable to us. Among others, our advisor performs the following services for us:

o       mortgage loan marketing and procurement         o   managing  relationships with our accountants
o       bond portfolio selection and investment             and attorneys corporate management
o       mortgage loan underwriting                      o   bookkeeping
o       mortgage loan servicing                         o   reporting to state, federal, tax and other
o       money management                                    regulatory authorities
o       developing and maintaining business             o   reports  to  shareholders   and  shareholder
        relationships                                       relations
o       maintaining "goodwill"

Our shareholders' right to participate in management is generally limited to the election of directors. Certificate holders will have no right to participate in our management. You should not purchase shares or certificates unless you are willing to entrust our management to our advisor and our board of directors.

        We Have Conflicts of Interest with Our Advisor and the Underwriter. Affiliations and conflicts of interests exist among our officers and directors and the owner and officers and directors of our advisor and the underwriter. Our advisor and the underwriter are both owned by our President, Philip Myers. Our President and the officers and directors of our advisor are involved in the church financing business through their affiliations with the underwriter. The underwriter originates, offers and sells first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through the underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the underwriter would receive commissions (paid by the issuing church) on original issue bonds, or "mark-ups" in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through the underwriter. We would pay the underwriter commissions in connection with such transactions.

        Our bylaws limit the amount of all commissions, mark-downs or mark-ups paid to the underwriter. Our business dealings with our advisor and its affiliates also must be approved by a majority of our board of directors, including a majority of our independent directors.

        Generally, mortgage loans we originate are smaller than the bond financings originated by the underwriter. However, there may be circumstances where our advisor and the underwriter could recommend either type of financing to a prospective borrower. The decisions of our advisor and the underwriter could affect the credit quality of our portfolio.

        Redemption Obligations Relating to the Certificates May Affect Our Ability to Replace our Advisor. We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc. Our independent directors are required to review and approve the agreement with our advisor on an annual basis. The redemption provision relating to the certificates may have the effect of reducing our ability to replace our current advisor.

Risks Related to Mortgage Lending

        We Are Subject to the Risks Generally Associated with Mortgage Lending. Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks encountered may be summarized as follows:

o       low demand for mortgage loans                o   availability   of  alternative   financing  and
                                                         competitive conditions
o       interest rate fluctuations
                                                     o   factors affecting specific borrowers
o       changes in the level of consumer
        confidence                                   o   interest rate fluctuations

o       availability of credit-worthy borrowers      o   losses associated with default,  foreclosure of
                                                         a mortgage, and sale of the mortgaged property
o       national and local economic conditions
                                                     o   state and federal laws and regulations
o       demographic and population patterns
                                                     o   bankruptcy or insolvency of a borrower
o       zoning regulations

o       taxes and tax law changes

        Second Mortgage Loans Pose Additional Risks. Our financing policies allow us to make second mortgage loans. The principal amount of such loans may not exceed 20% of our average invested assets. Second mortgage loans entail more risk than first mortgage loans, as foreclosure of senior indebtedness or liens could require us to pay the senior debt or risk losing our mortgage.

        Fixed-Rate Debt Can Result in Yield Fluctuations. Fixed-rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage loan lower than prevailing rates. This could negatively affect our value and consequently the value of our shares and the certificates. Neither we nor our advisor can predict changes in interest rates. We will attempt to reduce this risk by maintaining medium and longer-term mortgage loans and through offering adjustable rate loans to borrowers. We do not intend to borrow funds or sell certificates if the cost of such borrowing exceeds the income we believe we can earn from lending the funds.

        The Mortgage Banking Industry Is Highly Competitive. We compete with a wide variety of lenders, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations for mortgage loans. Many competitors have greater financial resources, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers. We intend to compete by limiting our business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of lending to churches and other non-profit religious organizations.

        Fluctuations in Interest Rates May Affect Our Ability to Repay the Certificates. Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce our portfolio's overall rate of return (yield).

Risks Related to Mortgage Lending to Churches

        Churches Rely on Member Contributions to Repay Our Loans. Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans. The membership of a church or the per capita contributions of its members may not increase or remain constant after a loan is funded. A decrease in a church's income could result in its inability to pay its obligation to us, which may affect our ability to pay dividends on our common stock or repay the certificates. We have no control over the financial performance of a borrowing church after a loan is funded.

        Churches Depend Upon Their Senior Pastors. A church's senior pastor usually plays an important role in the management, spiritual leadership and continued viability of that church. A senior pastor's absence, resignation or death could have a negative impact on a church's operations, and thus its continued ability to generate revenues sufficient to service its obligations to us.

        The Limited Use Nature of Church Facilities Limits the Value of Our Mortgage Collateral. Our loans are secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we will require an appraisal of the premises as a pre-condition to making a loan, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing, rehabilitation or renovation to prospective buyers; (iv) the length of time the seller is willing to hold the property on the market; or (v) the availability in the area of the mortgaged property of congregations or other buyers willing to pay the fair value for a church facility.

        Expenses of Foreclosure May Prevent Us From Recovering the Full Value of a Loan. If we foreclose on a mortgage and take legal title to a church's real estate, real estate taxes could be levied and assessed against the property since the property would no longer be owned by a non-profit entity. The property may also incur operating expenses pending its sale, such as property insurance, security, repairs and maintenance. These expenses would be our financial responsibility, and could be substantial in relation to our prior loan if we cannot readily dispose of the property. Such expenses could prevent us from recovering the full value of a loan in the event of foreclosure.

Risks Related to Environmental Laws

        We May Face Liability Under Environmental Laws. Under federal, state and local laws and regulations, a secured lender (like us) may be liable, under certain limited circumstances, for the costs of removal or remediation of certain hazardous or toxic substances and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal or property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to promptly remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor and against lender liability in this area under various factual scenarios.

        The Collateral For Our Loans and Our Lenders May Be Subject to Environmental Claims. If there are environmental problems associated with the real estate securing any of our loans, the associated remediation or removal requirements imposed by federal, state and local laws could affect our ability to realize value on our collateral or our borrower's ability to repay its loan.

Future Changes in Tax Laws May Affect Our REIT Status

        In this prospectus, we discuss our tax treatment as a REIT and the tax effect on our shareholders based on existing provisions of the Internal Revenue Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, treatment of a REIT or the consequences of purchasing shares or certificates may vary substantially from the treatment we describe in this prospectus. A change in tax laws may apply retroactively.

                                 WHO MAY INVEST

        Who May Purchase Shares. You should make an investment in the shares only as a long-term investment, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. You must purchase a minimum of 250 shares ($2,500). IRAs and qualified plans may purchase a minimum of 200 shares ($2,000). We have established financial suitability standards for investors desiring to purchase shares. These standards require you to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or
(ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in some states. You must represent in your subscription agreement that you satisfy any applicable suitability standards.

        Who May Purchase Certificates. You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income of at least $30,000 and a net worth (exclusive of home, home furnishings and automobiles) of $30,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $100,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. Suitability standards may be higher in some states. You must represent in your subscription agreement that you satisfy any applicable suitability standards.

        We may not complete a sale of shares or certificates until five days after you have received a prospectus. We will refund your investment upon your request, which we must receive within five days after you subscribe, if you received a prospectus only at the time of subscription.

                                 USE OF PROCEEDS

        The following represents our estimate of the use of the offering proceeds from the sale of the shares and certificates, assuming that all the offered shares and certificates are sold.

                                                  Shares       Certificates          Total     Percent

        Gross Offering Proceeds (1)              $15,000,000      $15,000,000     $30,000,000  100.00%
        Less Expenses
           Selling Commissions (2)                   892,500          598,750       1,491,250    4.97%
           Underwriter's Expense Allowance (3)       133,000          100,000         233,000     .77%
           Offering Expenses (4)                      50,000           50,000         100,000     .33%

        Total PublicOffering-Related Expenses      1,075,500          748,750       1,824,250    6.07%


        Amount Available for Investment (5)                                       $28,175,750   93.92%

--------------------------------

(1) We are offering the shares and certificates on a "best efforts" basis through the underwriter. There is no assurance that any shares or certificates will be sold.
(2) We will pay the underwriter a commission of 5.95% of the gross proceeds we receive from the sale of shares. We will pay the underwriter a commission of 2.50% to 4.125% based on the gross principal amount and maturity of the certificates sold. The exact amount of commissions we will pay upon the sale of certificates cannot be determined but is estimated based on our expectations of the maturities of certificates we will sell. We will also pay a 0.50% underwriter's management fee to the underwriter upon the original issuance of each certificate.
(3) We will pay the underwriter a non-accountable expense allowance of up to $233,000, if all of the shares and certificates are sold, payable as follows: (i) $30,000 is payable upon the sale of 100,000 shares; (ii) $103,000 is payable, ratably, as the remaining 1,400,000 shares are sold; (iii) $20,000 is payable upon the sale of $1,000,000 of certificates; and (iv) $80,000 is payable ratably as the remaining $14,000,000 of certificates is sold.
(4) These figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this offering, all of which have been or will be paid to independent professionals and service providers.
(5) Substantially all of the net proceeds from the sale of shares and certificates will be used to make mortgage loans to churches and other non-profit religious organizations and purchase mortgage bonds issued by churches. Some of the proceeds may be used to pay down our line of credit, redeem our equity securities and repay maturing certificates. Pending application of the proceeds as outlined above, the net proceeds of this offering will be invested in permitted temporary investments.

                     COMPENSATION TO ADVISOR AND AFFILIATES

        This table discloses all the compensation our advisor and its affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all acquisition fees and expenses we pay in connection with our business cannot exceed 6% of the amount loaned, unless a majority of the directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to us. Our total operating expenses cannot (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of our average invested assets; or (b) 25% of our net income for the year. Our independent directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

                              ADVISOR COMPENSATION

ITEM OF                RECIPIENT    AMOUNT OR METHOD OF COMPENSATION
COMPENSATION

Advisory Fee           Advisor      1.25%  annually,  paid  monthly,  of our average  invested  assets.  Our advisor  received  advisory  fees in the amount of $11,825  for the year ended  December 31, 1996,  $17,545 for the year ended December 31, 1997,
                                    $52,944 for the year ended  December  31,  1998,  $116,293  for the year ended December 31, 1999,  $154,389 for the year ended December 31, 2000, and  $124,187  for the nine  month  period  ended  September  30,  2001.
                                    Assuming  all of the shares and  certificates  are sold and our  average invested  assets were  $45,000,000,  the  advisory fee would be $562,500 per year.

Acquisition            Advisor      In connection with mortgage loans we make,  borrowers may be required to
Fees/Expenses                       pay our advisor's expenses for closing and other loan-related  expenses, such as accounting  fees and appraisal  fees  paid  by  our  advisor  to independent service providers.  Our advisor may retain  payments made by the borrower in excess of costs, but our bylaws limit the total  of  all acquisition fees and acquisition expenses to a reasonable amount and  in no  event  in  excess  of six percent(6%) of  the funds  advanced to the borrower.

Advisor Loan           Advisor      One-half of the origination  fees collected from the borrower at closing
Origination Fee                     in  connection  with each mortgage  loan we make.  Our advisor  received origination  fees in the amount of $52,855 for the  year ended  December
                                    31, 1996, $43,980  for the  year  ended  December  31, 1997, $76,090 for
                                    the year ended December 31, 1998, $114,685 for the year ended   December
                                    31,  1999,  $21,250  for the  year ended  December 31, 2000  and $20,660 for the nine month period ended  September 30, 2001.  We cannot estimate the total amount of loan  origination  fees  that may be realized by our advisor,  but assuming all of the shares and certificates are sold  over the two-year offering period  and  we  invest  in a  two year period net proceeds  of $28,000,000 in mortgage  loans with an average  origination fee of 3%, the loan origination fees payable to our advisor in each such year would be $420,000. As our loans mature or are otherwise repaid,  we may make new loans to borrowers. Loan  origination fees would be payable to our  advisor in  connection  with these loans.

                                       14

                             AFFILIATE COMPENSATION

ITEM OF                        RECIPIENT    AMOUNT OR METHOD OF COMPENSATION
COMPENSATION

Commissions on the Sale of     Underwriter  5.95% of the gross proceedsfrom thesales of the shares and 2.5% to
Shares and Certificates in                  4.125%  of the  principal  amount  of the  certificates, depending
this Offering                               on the term of the certificate.  The underwriter may re-allow  all or a  portion of this amount to other participating broker-dealers
                                            who  are  members  of  the   National  Association  of  Securities
                                            Dealers, Inc.

Non-Accountable  Expense       Underwriter  Up to $233,000 to cover  the   underwriter's  costs  and   expenses
Allowance Relating to the                   relating  to  the  offer and sale of the shares and certificates in
Sale of Shares and                          this  offering, payable as follows:  (i) $30,000 paid upon the sale
Certificates in this Offering               of the first 100,000 shares, (ii) $103,000 payable ratably based on
                                            the  number of shares  sold    thereafter,  (iii) $20,000 paid upon
                                            the  sale  of  the  first  $1,000,000 of certificates,   and   (iv)
                                            $80,000 payable   ratably   based   on  the principal amount of the
                                            certificates sold thereafter.

Underwriter's Management Fee   Underwriter  0.50% of  the principal  amount  of the  certificates, payable only upon original issuance. We will not pay the underwriter a management fee upon renewal of certificates.

Warrants/Options               Directors    Options  to  purchase  15,000  (90,000  aggregate)  shares at an exercise  price of  $10.00  per  share.  Annual  options  to our directors to purchase  3,000 shares at a purchase price equal to the  fair  market  value on the date of  grant.  Options  expire ratably over five years.

Commissions and Expenses on   Underwriter   Customary  mark-ups  and    mark-downs  on  first  mortgage  church
First  Mortgage Bonds                       bonds  we    purchase  and  sell  through the  underwriter  on  the
Purchased                                   secondary market, and commissions  earned  through  the underwriter on church bonds we purchase in the primary market.

Renewal Commissions           Underwriter   We will pay the  underwriter a commission on the renewal  of  each certificate  that will range from 1.25%  to  3.75%,  depending  on the  maturity  of the certificate renewed.

                              CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising from our relationship with our advisor and the underwriter. Our President owns both our advisor and the underwriter. Our advisor, its affiliates, our directors and the directors of our advisor are not restricted from engaging for their own accounts in business activities similar to ours. Occasions may arise when our interests would be in conflict with those of one or more of the directors, our advisor or their affiliates. Our directors, a majority of whom are independent, will endeavor to exercise their fiduciary duties in a manner that will preserve and protect our rights and the interests of the shareholders in the event any conflicts of interest arise. Any transactions between us and any director, our advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of our business, of church bonds from or through the underwriter, will require the approval of a majority of the directors who are not interested in the transaction.

Transactions with Affiliates and Related Parties

        We compensate our advisor and its affiliates for services they provide to us. Our board of directors has the responsibility to ensure that such services are provided on terms no less favorable than we could obtain from unrelated persons or entities. The underwriter may receive commissions from our transactions in church bonds.

Compensation to Our Advisor and Conflicts of Interest

        We pay our advisor an annual advisory fee equal to a 1.25% of our average invested assets. The fee is not dependent on our advisor's performance. Our advisor receives fees when we make or renew a mortgage loan based upon a percentage of the amount paid by a mortgage borrower as "points," or origination fees. Accordingly, a conflict of interest could arise since the retention, acquisition or disposition of a particular loan could be advantageous to our advisor, but detrimental to us, or vice-versa. Because origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, our advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower.

        We and our advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the advisory agreement must be renewed annually by the affirmative vote of a majority of the independent directors. The independent directors may determine not to renew the advisory agreement if they determine that our advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of possible conflicts of interest will be one of the factors for the directors to consider in determining the action we will take.

Compensation to the Underwriter and Conflicts of Interest

        We will pay the underwriter commissions based on the number of shares and gross amount and maturities of the certificates it sells on our behalf in this offering. A conflict of interest could arise from this compensation arrangement, as the underwriter may be incentivized to sell shares or certificates prior to our being able to deploy the resulting proceeds to fund mortgage loans or purchase church bonds.

Our Affiliates May Compete with Us

        Any of our directors or officers may have personal business interests that conflict with our interests and may engage in the church lending business or any other business. A director or officer may have an interest in an entity we engage to render advice or services, and may receive compensation from such entity in addition to compensation received from us.

        The underwriter provides financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the underwriter were to pursue and secure a lending opportunity otherwise available to us. However, the average size of first mortgage bond financings undertaken by the underwriter is approximately $1.75 million, with $1,000,000 being its stated (but not required) minimum financing. We focus on financings ranging from $100,000 to $1,000,000 in size. Conflicts of interest between the underwriter and us likely will be reduced by virtue of the targeted size of loans pursued by each. We have agreed with the underwriter that financing prospects of less than $1,000,000 will be first directed to us for consideration. If we determine that the loan is not suitable or decline to make the loan for any reason, or if the prospective borrower independently declines to accept our lending, then the underwriter or its affiliates will have the opportunity to provide financing to that prospective borrower.

        Neither our advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in our advisor's and its affiliates' allocation of time and resources among various projects.

Non Arm's-Length Agreements

        Many agreements and arrangements we have with our advisor and its affiliates, including those relating to compensation, were not negotiated at arm's-length. The conflicts or potential conflicts arising from these agreements and arrangements will be mitigated by the following factors: (i) we intend to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of our operating expenses, including compensation to our advisor;
(ii) our advisor intends to structure its business relationships so as to be competitive with other programs in the marketplace; and (iii) the agreements and arrangements are subject to approval by a majority of our independent directors.

Lack of Separate Legal Representation

        We are represented by the law firm of Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota, which has also acted and will continue to act as counsel to the underwriter, our advisor, our affiliates, and various affiliates of our advisor with respect to other matters.

Shared Operations Facilities

        We are located in the leased offices of the underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. We expect to continue to be housed in these or similar leased premises along with the underwriter and its affiliates. We are not separately charged for rent or related expenses. Our advisor incurs our occupancy expense and many of our operating expenses in exchange for the advisory fee. The office building is owned by Yellow Circle Partners, which is controlled by David G. Reinhart, one of our directors.

                                  DISTRIBUTIONS

        In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends in annual amounts which are equal to at least 90% of our "real estate investment trust taxable income." We intend to make distributions that meet this requirement. Annual distributions will be estimated for the first three quarters of each fiscal year and adjusted annually based upon our audited year-end financial report.


        Investors who purchase certificates in this offering will not be entitled to receive dividends from us as they will not own any of our common stock. Dividends paid to an investor purchasing shares in this offering will be pro-rated based on the number of days in such quarter (or year) the shares were issued and outstanding.

        We began making regular quarterly distributions to our shareholders for the period of operations ended June 30, 1996. Distributions to date, and the annualized effective yield represented by such distributions (assuming shares you own were purchased for $10.00 per share) are as follows:

---------------------------- -------------------------- -------------------------- --------------------------
                                                              Dollar Amount            Annualized Yield
                                   Distribution                Distributed                 Per Share
    For Quarter Ended:                 Date:                  Per Share(2):             Represented(3):
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     June 30, 1996                 July 31, 1996                   0.1927 (1)                9.25%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     September 30, 1996            October 30, 1996                0.23125                   9.25%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     December 31, 1996             January 31, 1997                0.240625                  9.625%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     March 31, 1997                April 30, 1997                  0.225                     9.00%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     June 30, 1997                 July 31, 1997                   0.22875                   9.15%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     September 30, 1997            October 30, 1997                0.2375                    9.50%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     December 31, 1997             January 31, 1998                0.25625                  10.25%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     March 31, 1998                April 30, 1998                  0.23125                   9.25%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     June 30, 1998                 July 31, 1998                   0.23125                   9.25%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     September 30, 1998            October 30, 1998                0.2125                    8.50%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     December 31, 1998             January 31, 1999                0.215625                  8.625%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     March 31, 1999                April 30, 1999                  0.1875                    7.50%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     June 30, 1999                 July 31, 1999                   0.21875                   8.75%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     September 30, 1999            October 30, 1999                0.228125                  9.125%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     December 31, 1999             January 31, 2000                0.215625                  8.625%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     March 31, 2000                April 30, 2000                  0.20                      8.00%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     June 30, 2000                 July 31, 2000                   0.1875                    7.50%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     September 30, 2000            October 31, 2000                0.2125                    8.50%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     December 31, 2000             January 31, 2001                0.225                     9.00%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     March 31, 2001                April 30, 2001                  0.2125                    8.50%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     June 30, 2001                 July 31, 2001                   0.225                     9.00%
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
     September 30, 2001            October 30, 2001                0.20                      8.00%
---------------------------- -------------------------- -------------------------- --------------------------

(1)     Represents a 75 day operating quarter (April 15 to June 30, 1996).
(2) Distributions for the first three quarters of a year may exceed accumulated earnings and profits at such date. However, the annual cumulative dividends for each year are not intended to exceed annual earnings and profits.
(3)     Annualized yield for shares purchased for $10.00 per share.

        The following table represents the annual rate of return on shares purchases at $10.00 per share for the following calendar years:

--------------------- -------------------- ---------------------
For Calendar Year:    Distributions per    Annual Rate of
                      Share:               Return:
--------------------- -------------------- ---------------------
--------------------- -------------------- ---------------------
        1996                 0.6646               9.375% (1)
--------------------- -------------------- ---------------------
--------------------- -------------------- ---------------------
        1997                 0.9475               9.475%
--------------------- -------------------- ---------------------
--------------------- -------------------- ---------------------
        1998                 0.90                 9.00%
--------------------- -------------------- ---------------------
--------------------- -------------------- ---------------------
        1999                 0.85                 8.50%
--------------------- -------------------- ---------------------
--------------------- -------------------- ---------------------
        2000                 0.825                8.25%
--------------------- -------------------- ---------------------
--------------------- -------------------- ---------------------
        2001                 0.6375               8.50% (2)
--------------------- -------------------- ---------------------
------------------------------------------ ---------------------
Average Annual Rate of Return since               8.85%
Inception:
------------------------------------------ ---------------------

     (1) Annualized rate of return. Represents a 255 day operating period (April 15 to December 31, 1996).
     (2)  Annualized rate of return for the period ended September 30, 2001.

        We have a dividend reinvestment plan that allows our shareholders to reinvest their dividends in shares of our common stock. Under the plan, the dividends due to our shareholders are deposited directly with Gemisys Corporation, Englewood, Colorado ("Gemisys"), which combines the purchases of all participating shareholders. Shareholders do not incur any brokerage fees or service charges, although any brokerage fees we pay are treated as dividend income to shareholders.

                                 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2001 and as adjusted to give effect to sale of all of the shares and certificates.

                                                            September 30, 2001     September 30, 2001
                                                                  Actual              As Adjusted

Long Term Debt                                              $             0        $    15,000,000

Current Liabilities                                                 390,131                390,131

Deferred Income                                                     203,578                203,578

Shareholder's Equity(1)
  Common Stock, $.01 par value per share; 30,000,000
    shares  authorized;  issued and outstanding  1,774,879           17,749                 32,749
shares

Additional Paid-In Capital                                       16,320,261             30,224.761

Accumulated Deficit                                               (169,798)              (169,798)

Total Shareholder's Equity                                  $    16,168,212        $    30,087,712

      Total Capitalization                                  $    16,761,921        $    45,681,421

(1) Excludes 15,000 shares which each of our directors (6 individuals; 90,000 shares in the aggregate) have an option to purchase at a price of $10.00 per share.

                             SELECTED FINANCIAL DATA

        The selected financial data presented below is derived from our audited financial statements at and for the years ended December 31, 1996, 1997, 1998, 1999 and 2000, and from our interim unaudited financial statements for the nine-month periods ended September 30, 2000 and 2001. The financial statements are included in the appendix. You should refer to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                                     Year Ended December 31               Nine Months Ended
                                      ---------------------------------------------     ----------------------
                                                                                        September    September
                         1996 (1)       1997        1998        1999         2000          30,          30,
                                                                                          2000         2001
                         ----------   ---------  ---------    ----------  ----------    ---------    ---------
Statement of
Operations Data
Revenues
 Interest Income Loans     $152,259    $343,695    $655,219     $848,346  $1,160,113     $864,536      $937,731
 Interest Income Other       20,729      24,519      76,444      200,165     219,857      169,024       194,052
 Capital Gains Realized       - 0 -       4,298       9,138       14,828       1,293          979         5,690
 Origination Income           6,925      11,482      40,338       45,690      25,223       19,323        21,850
 Income Other Sources         - 0 -         124         874          407         928        - 0 -         - 0 -
 Escrow Interest Income      37,477       - 0 -       - 0 -        - 0 -       - 0 -        - 0 -         - 0 -
                           --------     -------     -------    ---------   ---------    ---------     ---------
Total Revenues              217,390     384,118     782,013    1,109,436   1,407,414    1,053,862     1,159,323

Operating Expenses
   Professional Fees          8,411       8,065       8,988       11,351      21,241       19,381        16,296
   Director Fees              1,600       2,400       3,200        3,200       3,200        2,400         2,400
   Amortization                 303         303         303          833       2,917        2,917         - 0 -
   Interest Expense           - 0 -       - 0 -       - 0 -        - 0 -      65,282       54,378        26,649
   Escrow Interest Expense   37,274       - 0 -       - 0 -        - 0 -       - 0 -        - 0 -         - 0 -
   Advisory Fees             11,825      17,545      52,944      116,293     154,389      118,167       124,187
   Other                     12,591       7,991      11,213       25,880      20,132       15,173        24,968
                            -------     -------      ------      -------     ------       -------       -------
Total Expenses               72,004      36,304      76,648      157,557     267,161      212,416       194,500

Provision  for (Benefit
From)Income Taxes           (20,000)    (13,000)     (7,000)    (20,000)       - 0 -        - 0 -         - 0 -
                             ------      ------       -----      ------    ---------      -------       -------
Net Income (loss)          $165,386    $360,814    $712,365    $971,879   $1,140,253     $841,466      $964,823
                            =======     =======     =======     =======    =========      =======       =======


Income(loss)perCommonShare $   .79      $  .91      $  .86       $  .81     $   .81      $   .60        $   .63
Weighted Average Common
 Shares Outstanding (2)    209,072     398,160     825,176    1,203,954     1,414,275   1,396,110     1,533,589

Dividends Declared        $189,435    $379,939    $741,676   $1,024,501    $1,164,973    $871,344      $979,586

Dividends Declared per
Share                    $ .664575     $ .9475      $  .90       $  .85     $    .825    $    .60      $  .6375

                                                December 31                                  September 30
                         -----------------------------------------------------------    -----------------------
                         ---------- - --------- - --------- -  ---------  - --------    --------- - -----------
                           1996         1997        1998         1999        2000         2000         2001
                         ----------   ---------   ---------    ---------    --------    ---------   -----------
Balance Sheet Data:
Assets:
   Cash and Cash
Equivalents               $612,744    $291,815   $2,941,531    $382,765     $213,084    $583,841     $2,361,308
   CurrentMaturities
    of Loans
     Receivable             55,436     103,505      237,241     218,398      276,565     250,074       300,525
   Loans Receivable,
    net of current
    maturities           2,605,388   4,808,803    5,994,620  10,189,529   11,463,484  11,116,439    11,790,097
   Bonds Receivable        120,640     125,809    1,023,997   2,056,199    2,289,962   2,048,821     2,160,798
   Accounts Receivable       - 0 -       - 0 -       28,777       5,782        9,892      32,384        14,813
   Interest Receivable       - 0 -       - 0 -        - 0 -       - 0 -       15,651       - 0 -        74,380
   Prepaid Expense           - 0 -       - 0 -        - 0 -       2,917        9,110       - 0 -         - 0 -
   Deferred Offering
    Costs                    - 0 -       - 0 -        - 0 -       - 0 -        - 0 -       9,110         - 0 -
   Deferred Tax Asset       20,000      33,000       40,000      60,000       60,000      60,000        60,000
   Organizational
    Expenses (net)             769         464          161       - 0 -       - 0 -        - 0 -         - 0 -
                          --------    --------   ----------  ----------   ---------   ----------    ----------

Total Assets             $3,414,977 $5,363,396  $10,266,327 $12,915,590  $14,337,748 $14,100,669   $16,761,921
                          =========  =========   ==========  ==========   ==========  ==========    ==========

Liabilities and
Shareholder's Equity
   Account Payable        $  8,482     $15,490     $12,759     $  - 0 -    $116,997     $ 43,712      $ 46,185
   Note payable,line
     of credit               - 0 -       - 0 -       - 0 -      500,000     399,653      399,944         - 0 -
   Deferred Income          45,930      78,428     114,180      187,991     213,059      205,132       222,226
   Dividends Payable        80,424     127,899     233,004      274,280     293,629      267,201       325,298
   Shareholder's
    Equity (net of
    deficitaccumulated
     during development
     stage)              3,280,141    5,141,579   9,906,384  11,953,319  13,314,410   13,184,680    16,168,212
                         ---------    ---------   ---------  ----------  ----------   ----------    ----------
                        $3,414,977   $5,363,396 $10,266,327 $12,915,590 $14,337,748  $14,100,669   $16,761,921
                         =========    =========  ==========  ==========  ==========   ==========    ==========

(1)  Represents a 255 day operating period (April 15 to December 31, 1996).
(2) Excludes 15,000 shares which each of our directors (6 individuals; 90,000 shares in the aggregate) has an option to purchase, at a price of $10.00 per share and 15,000 shares that a former director of ours has an option to purchase.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Management's Discussion and Analysis

        We commenced operations as a real estate investment trust in 1996, specializing in providing mortgage loans to churches and other religious non-profit organizations. During the year 2000, we had revenues of $1,407,414 and net income of $1,140,253, or $.81 per share. By comparison, in 1999, we had revenues of $1,109,436 and net income of $951,879, or $.81 per share. In 1998, we had revenues of $782,013 and net income of $712,365, or $.86 per share. Revenues increased as a direct result of the deployment of new capital into new loans and church bonds during the year. Additional capital was raised through our common stock offering which commenced on September 23, 1999 and was completed on September 23, 2001. We also made significant intermittent use of our $1,000,000 line of credit with a regional bank to fund loans. As capital was received from the sale of stock, the line of credit was paid down. Operating expenses were higher (19%) as a percentage of revenues in 2000 than in 1999 (14%) because of our payment of interest on the line of credit in 2000. This interest expense, however, was more than offset by additional interest revenue we received by lending funds temporarily borrowed on the line of credit. The line of credit was nominally used in 1999. In 1998, operating expenses were 9.8% of revenues. No amounts were drawn on the line of credit during this year.

        In 2000, $49,856 of origination revenues, or "points," that we received on five new loans funded during the year was deferred. Under generally accepted accounting principles, (GAAP) loan origination revenues must be deferred and recognized over the life of the loan. Under tax reporting requirements, however, we must recognize all origination revenues as income in the year received, and as a real estate investment trust, must distribute 90% of such income to eliminate any tax liability. In 2000, we paid shareholder dividends of $.825 per common share, or 8.25% return on each $10 common share. Since commencement of operations in 1996, we have paid average annualized dividends to shareholders equal to 8.89% on each share of common stock. During this period, the highest quarterly dividend was $.25625 per share for quarter ending December 31, 1997 (a 10.25% annualized yield) and our lowest was $.1875 per share for the quarter ending September 30, 2000 representing a 7.50% annualized yield. Our total assets increased from $12,915,590 as of December 31, 1999 to $14,337,748 as of December 31, 2000.

        During 2000, we funded five new loans for a total of $1,675,000 and purchased $250,000 principal amount of mortgage-secured church bonds. By comparison, in 1999 we originated fifteen new loans for a total of $5,931,000 and purchased $1,382,000 principal amount of mortgage-secured church bonds. In 1998, we originated eight new loans for a total of $2,498,750 and purchased $931,188 principal amount of mortgage secured church bonds. The changes from 1998 to 2000 is directly attributable to new capital generated from the sale of our common stock and the change in interest rates from 1998 through 2000, which slowed loan demand in 2000.

        During the nine-month period ending September 30, 2001, we funded four new mortgage loans to churches for a total amount of $898,000 and acquired $881,000 principal amount of bonds for our portfolio. As of September 30, 2001, the average, principal adjusted interest rate on our loan portfolio was 10.40%, while the average current yield on our bond portfolio was 9.60%. Net operating income for the first nine months of 2001 was $964,823 on total revenues of $1,159,323. In addition, we received $31,017 of origination income during this period which is recognized for purposes of computing our taxable income, but is deferred under GAAP and recognized over the life of the loans. Dividends of $.2125 per share, $.225 per share and $.20 per share were paid to shareholders for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively. Total assets increased to $16,761,921 as of September 30, 2001 from $14,337,748 as of December 31, 2000 as a result of capital generated from the sale of our common stock.

Liquidity and Capital Resources

        Our revenue is derived principally from interest income, and secondarily, origination fees and renewal fees generated by mortgage loans we make. We also earn income through interest on funds that are invested pending their use in funding mortgage loans or distributions of dividends to our shareholders, and on income generated on church bonds we may purchase and own. We generate revenue through (i) permitted temporary investments of the net proceeds from the sale of the shares, and (ii) implementation of our business plan of making mortgage loans to churches and other non-profit religious organizations. Our principal expenses are advisory fees, legal and accounting fees, communications costs with our shareholders, and fees payable to our stock transfer agent, registrar and dividend reinvestment agent.

        Our future capital needs are expected to be met by (i) the current offer and sale of up to $15 million of our Series A Secured Investor Certificates;
(ii) the current offer and sales of up to 1,500,000  shares of our common stock;
(iii) the repayment of existing loans; and (iv) dividend reinvestment by our shareholders under our dividend reinvestment plan. In addition, we have established and intend to maintain available to us a line of credit with a regional bank, currently in the amount of $1,000,000. This facility enables us to fund loans as they are ready to close and to purchase bonds at a discount when available without waiting for additional capital from other sources. As additional capital becomes available, any balance on this line of credit historically has been paid off. We pay interest on these temporarily borrowed funds at an annual rate of interest equal to prime plus one-half percentage point.

        We may borrow funds up to an amount that equals 50% of our net invested assets. The objective of our current offering of shares and certificates is to raise intermediate term funds that we can deploy into new loans at rates that provide a positive spread. This additional loan development will further diversify our loan portfolio while generating origination income to the advantage to our shareholders. The cost of this capital is expected to be lower than if borrowed directly from banks at variable rates of interest.

                                  OUR BUSINESS
General

        American Investors Group, Inc. (the "underwriter" or "American") has underwritten first mortgage bonds for churches throughout the United States since 1987. In underwriting church bonds, American reviews financing applications, analyzes prospective borrowers' financial capability, and structures, markets and sells, mortgage-backed bond securities to the investing public. Since its inception through September 30, 2001, American had underwritten approximately 177 church bond financings, in which approximately $291,846,000 in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $1.65 million.

        In the course of its business, American identified a demand from potential borrowers for smaller loans of $100,000 to $1,000,000. Because of the regulatory and administrative expenses associated with bond financing, the economic feasibility of bond financing diminishes for financings under $750,000. As a result, American believed that many churches were forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing on terms which were not always favorable or available to them.

        American's principals established American Church Mortgage Company based on this perceived need for smaller church loans, a lack of significant competition in the specialized business of making smaller church loans, and American's unique specialization in procuring, qualifying and servicing church loans. We were incorporated in Minnesota on May 27, 1994 to provide a lending source to this segment of the industry, capitalizing on the experienced human resources available at American and our advisor and the marketing, advertising and general goodwill of American. We began making loans in April 1996.

        We make loans throughout the United States in principal amounts limited in range from $100,000 to $1,000,000. We may invest up to 30% of our average invested assets in mortgage-secured debt securities (bonds) issued by churches and other non-profit religious organizations. We intend to lend funds and acquire mortgage secured investments pursuant to our business plan as additional funds become available from this offering, and thereafter as funds from loan repayments, bond maturities and other resources become available.

Financing Business

        We make first mortgage loans in amounts ranging from $100,000 to $1,000,000, to churches and other non-profit religious organizations, and invest in mortgage-secured debt instruments issued by churches and other non-profit religious organizations, called church bonds. We apply essentially all of our working capital (after adequate reserves determined by our advisor) toward making mortgage loans and investing in church bonds. We seek to enhance returns on investments by (i) offering competitively attractive mid-term (5-15 years) loans and long-term (20-25 year) loans (although there is no limit on the term of our loans); (ii) seeking origination fees, or "points," from the borrower at the outset of a loan and upon any renewal of a loan; (iii) making a limited amount of higher-interest rate second mortgage loans and construction loans to qualified borrowers; and (iv) purchasing a limited amount of church bonds, typically at a discount from par value. Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed, and limit the amount of mortgage-secured debt securities to 30% of average invested assets on the date of their purchase. All other mortgage loans we make (or church bonds purchased for investment) will be secured by a first mortgage or deed of trust on the borrower's real property. As of September 30, 2001, the percentage of average invested assets in second mortgage loans, and the percentage of average invested assets in mortgage-secured debt securities, was 6.9% and 15% respectively. As we attempt to make mortgage loans that maximize interest income, we may make longer-term fixed-rate loans in our discretion in order to reduce the risk of downward interest rate fluctuations.

        Our lending and investing decisions, including determination of a prospective borrower's or church bond issuer's financial credit worthiness, are made for us by our advisor. We have no employees. Employees and agents of our advisor conduct all aspects of our business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing loans; (v) servicing loans; and (vi) administering our day-to-day business activities.

Current First Mortgage Loan Terms

        We offer prospective borrowers a selection of loan types, which include a choice of fixed or variable rates of interest indexed to the prime rate, the U.S. Treasury 10-Year Notes, or another generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The terms of loans we offer may be changed by our advisor as a result of such factors as (i) the credit quality and experience of the borrowers; (ii) the terms of loans in our portfolio; (iii) competition from other lenders; (iv) anticipated need to increase the overall yield on our mortgage loan portfolio; (v) local and national economic factors; and (vi) actual experience in borrowers' demand for the loans. We currently make the loan types described in the table below. This table describes material terms of loans available from us. The table does not purport to identify all possible terms, rates, and fees we may offer. We may modify the terms identified below or offer loan terms different than those identified below. Many loans are individually negotiated and differ from the terms described below.


              ------------------------- -------------------------------- ------------------------

              Loan Type                 Interest Rate(1)                 Origination Fee(2)
              ------------------------- -------------------------------- ------------------------
              ------------------------- -------------------------------- ------------------------

              15 Year Term(3)           Fixed @ Prime + 3.00%                     4.0%
              ------------------------- -------------------------------- ------------------------
              ------------------------- -------------------------------- ------------------------

              20-25 Year Term(3)        Fixed @ Prime + 3.25%                     4.0%
              ------------------------- -------------------------------- ------------------------
              ------------------------- -------------------------------- ------------------------

              20 Year Term(3)           Variable  Annually  @  Prime  +           3.5%
                                        2.50%
              ------------------------- -------------------------------- ------------------------
              ------------------------- -------------------------------- ------------------------

              Renewable Term(4)         Fixed @ Prime plus:
                  3 Year                    2.95%                                 3.5%
                  5 Year                    3.15%                                 3.5%
                  7 Year                    3.35%                                 3.5%
              ------------------------- -------------------------------- ------------------------
              ------------------------- -------------------------------- ------------------------

              Construction 1 Year Term  Fixed @ Prime + 3.95%                     2.0%
              ------------------------- -------------------------------- ------------------------



(1) "Prime" means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by us.

(2) Origination fees are generally based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one-half of which is payable directly to our advisor.

(3)     Fully  amortized  repayment  term.  Amortization  terms may vary, as may
        other  loan  terms,   depending  on  individual  loan  negotiations  and
        competitive forces.

(4) Renewable term loans are repaid based on a 20-year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 20 years. We charge a fee of 1% upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus a specified percentage "spread."

Our Portfolio

        As of September 30, 2001,  we had 32 first  mortgage  loans  aggregating
$12,081,750 in principal amount and five second mortgage loans aggregating $845,000 in principal amount. We also owned $2,160,000 principal amount of first mortgage bonds issued by churches. The following table identifies the borrowing institutions and certain key terms of loans comprising our loan portfolio on September 30, 2001.


=============================== ========== ============== ======== =================== ============
                                Original
       Borrowing Church           Loan     Loan Term      Interest     Collateral        Funding
                                 Amount                    Rate     Appraised Value       Date
------------------------------- ---------- -------------- -------- ------------------- ------------
------------------------------- ---------- -------------- -------- ------------------- ------------
Landmark Apostolic Church (6)   $290,000     5 years      10.l00%       $650,000        04/25/96
Fountain of Life Church         $375,000    15 years      11.25%        $500,000        05/15/96
River of Life Church            $425,000     7 years      11.25%        $600,000        05/06/96
Chesapeake Christian Ctr. (1)   $710,000     5 years      11.00%      $1,100,000        10/30/96
Christ Community Evangelistic
Church                          $310,000    15 years      11.25%        $440,000         6/27/97
Evangel Temple                  $312,000    15 years      11.25%        $560,000        11/13/97
Zion Dominion C.O.G.I.C. (2)    $525,000    15 years      11.25%        $775,000        10/15/97
St. Luke's Pentecostal          $207,000     5 years      10.75%        $277,000        12/04/97
Bethlehem Temple, Rialto
(Second Mortgage )              $290,000     5 years (3)  12.00%      $2,375,000        12/24/97
Praise Tabernacle Baptist       $245,000     5 years      10.75%        $375,000        03/30/98
New Hope Baptist Church
(Second Mortgage Loan)          $220,000     5 years (3)  11.00%       $3,00,000        06/23/98
Pearly Gate Baptist Church      $490,000     5 years      10.50%      $1,000,000        06/26/98
Mt. Ararat Baptist Church       $170,000     5 years      10.75%      $1,000,000        09/24/98
Restoring America's Families
Ministries                      $198,750    20 years       9.85%        $265,000        12/09/98
United Baptist Church
(Second Mortgage Loan)          $235,000    20 years      10.50%      $2,500,000        01/27/99
Praise Chapel International     $115,000     5 years      10.00%        $175,000        03/02/99
Vineyard Christian Center       $640,000    20 years       9.85%        $950,000        03/17/99
Red Mills Baptist Church        $400,000     5 years      10.50%      $1,200,000        04/28/99
Bread of Life Church            $435,000    20 years       9.85%        $950,000        05/17/99
Greater Hill Zion Baptist
Church                          $500,000    20 years       9.75%      $1,040,000        05/20/99
Freewill Christian Center       $596,000    20 years      10.00%        $797,000        06/22/99
Bethel Temple of Longview       $500,000    20 years      10.25%      $1,550,000        07/04/99
Praise Tabernacle Jamaica       $335,000    20 years       9.95%        $600,000        07/30/99

=============================== ========== ============== ======== =================== ============
                                Original
       Borrowing Church           Loan     Loan Term      Interest     Collateral        Funding
                                 Amount                    Rate     Appraised Value       Date
------------------------------- ---------- -------------- -------- ------------------- ------------
------------------------------- ---------- -------------- -------- ------------------- ------------
Greater Fort Lauderdale         $605,000     20 years      9.75%        $900,000         09/08/99
Bethel Temple of Longview       $500,000     20 years      10.25%     $1,550,000         07/04/99
Praise Tabernacle Jamaica       $335,000     20 years      9.95%        $600,000         07/30/99
Greater Fort Lauderdale         $605,000     20 years      9.75%        $900,000         09/08/99
New Growth in Christ            $460,000     20 years      9.85%        $697,400         11/22/99
Curry Chapel A.M.E. Church      $265,000      5 years (3)  9.50%        $569,000         11/18/99
Holy Deliverance Church         $250,000     20 years      9.85%        $360,000         12/14/99
Old Morning Star Church (5)     $280,000     20 years      9.85%        $356,000         12/21/99
Praise Christian Center         $500,000     20 years      9.85%        $926,000         01/21/00
Sierra Vista C.O.G.I.C.         $450,000     20 years      10.25%       $600,000         03/02/00
Bend Christian Center           $425,000     20 years (4)  10.50%     $1,010,000         06/05/00
St. Paul AME Church             $200,000     20 years      10.25%       $325,000         11/02/00
First Metro Church of
Houston (Second Mtg Loan)       $100,000      5 years (3)  12.00%     $3,500,000         12/13/00
Second Missionary Baptist
Church                          $225,000     20 years      10.25%       $370,000         06/19/01
Bethel Christian Mission        $268,000     20 years      10.25%       $384,000         06/25/01
New Hope Christian Center       $375,000     25 years      10.25%       $725,000         09/25/01
============================== ============ ============= ========= ================= ===============

     (1) Includes an initial loan in the amount of $490,000 and an additional supplemental loan of $220,000 funded in December 1997.
     (2) Includes an initial loan in the amount of $390,000 and an additional supplemental loan of $135,000 funded in June 1998.
     (3) Denotes a five year balloon loan. All principal is due and payable at the end of the five year period.
     (4) Denotes a twenty year balloon loan. All principal is due and payable at the end of the twenty year period.
     (5) Includes an initial loan in the amount of $250,000 and an additional supplemental loan of $30,000 funded April 2001.
     (6)  Renewed for an additional five year period in May 2001.


        As of September 30, 2001, we had purchased and held for  investment  the following mortgage-secured bonds.
=============================== ========= ========== ========== ========== ======== ============== ==========
Issuer                          Principal  Company     Face      Yield to   Current    Maturity     Original
                                 Amount   Purchase   Yield of   Maturity    Yield       Date         Issue
                                            Price      Bonds                                         Date
------------------------------- --------- ---------- ---------- ---------- -------- -------------- ----------

Palm Beach Cathedral             $ 2,000      $ 871      7.75%     19.63%   17.80%    01/25/12     01/25/97

Gospel Tabernacle Church         $ 3,000     $3,000      9.50%      9.50%    9.50%    02/01/10     02/01/98

Gospel Tabernacle Church         $ 1,000    $ 1,000      9.25%      9.25%    9.25%    08/01/08     02/01/98

Greater Open Door Church        $679,000  $ 679,000      From       N/A     9.545%   Serially to   12/17/98
                                                       6.90% to                       05/01/18
                                                        9.80%

Church of the Great Commission   $ 4,000    $ 4,000     10.50%     10.50%   10.50%    09/15/13     04/01/95

Southern California             $808,000   $808,000      From        N/A     9.25%      From       02/01/99
Word of Faith                                          9.20% to                     08/01/14 to
                                                         9.25%                        02/01/19

New Generation Ministries       $ 20,000    $20,000      9.70%      9.70%    9.70%    09/15/18     09/15/98

Gates of Heaven                 $ 10,000    $ 9,000     10.20%    11.790%   11.33%    11/15/10     11/15/94

Palo Alto Community Church      $158,000   $158,000     From        N/A      8.49%      From       08/01/99
                                                      6.65% to                      02/01/01 to
                                                       8.95%                         08/01/11

Family Christian World           $54,000    $54,000    From         N/A     10.20%      From       10/01/00
                                                      9.75% to                      10/01/05 to
                                                       10.40%                        10/01/18

Greater St. Matthew             $340,000   $340,000     10.25%     10.25%   10.25%      From       06/15/01
                                                                                     06/15/20 to
                                                                                      06/15/21

From the Heart Ministries,       $44,000    $44,000    From           N/A    8.71%      From       02/15/01
Inc.                                                  8.00% to                       02/15/02 to
                                                       10.40%                        08/15/19

House of Praise Ministries        $6,000     $5,520     10.05%     11.43%   10.92%    04/01/11        N/A

Community Protestant Church       $5,000     $4,600     10.05%     11.46%   10.92%    02/15/11        N/A

Emmanuel Baptist Church           $5,000     $4,600     10.10%     11.51%   10.98%    01/15/11        N/A

Gates of Heaven Church            $4,000     $3,680     10.00%     11.74%   10.87%    05/15/08        N/A

Abundant Life Family Worship      $3,000     $2,760     10.15%     11.65%   11.03%    02/15/10        N/A

Abundant Life Church of Christ    $4,000     $3,680     10.05%     11.43%   10.92%    04/15/11        N/A

Abundant Life Church of Christ    $3,000     $2,760      9.95%     11.62%   10.82%    10/15/08        N/A

New Life Baptist Church           $2,000     $1,840      9.90%     11.75%   10.76%    10/15/07        N/A

Church of the Great Commission    $5,000     $4,600     10.25%     12.26%   11.14%    03/15/07        N/A
=============================== ========= ========== ========== ========== ======== ============== ==========

        We have one loan in default at this time, with a remaining principal balance of approximately $270,000. The borrowing church is Bethlehem Temple Community Church of Rialto, California. Bethlehem Temple has also defaulted on its first mortgage loan of $1,151,000. Our loan is secured by a second mortgage on the church premises, which was appraised at $2,375,000 in 1997 upon its completion. The first mortgage holder is pursuing foreclosure on the property. Unless the debt is restructured, we will be faced with potential loss of principal on this loan or the requirement of paying off the first mortgage to protect our second mortgage. If the property is foreclosed upon and sold by the first mortgagee, our security interest in the property will be extinguished and the loss of our loan balance would most likely occur. We are gradually reserving for some loss on this loan, however, we believe it remains likely that an overall restructuring of both the first and second mortgage loans will occur, mitigating our loss on this loan.

Mortgage Loan Processing and Underwriting

        Our advisor's personnel process and verify mortgage loan applications. Verification procedures are designed to assure a borrower's qualification under our financing policies. Verification procedures include obtaining:

o       applications  containing  key information   concerning the   prospective
        borrower

o       project description

o       financial statements of the prospective borrower

o       organizational documents and history of the borrower

o       preliminary title report or commitment for mortgagee title insurance

o       a real estate appraisal in accordance with our financing policies

        We require that appraisals and financial statements be prepared by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are then considered by our underwriting committee, comprised of our advisor's president, our advisor's vice-president and the staff of the underwriting department of the underwriter. Our advisor may arrange for the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers on behalf of borrowers in order to achieve pricing efficiencies on their behalf and to assure the efficient delivery of title commitments, preliminary title reports and title policies, and financial statements and appraisals meeting our underwriting criteria. Our advisor may arrange for the direct payment for professional services and for the direct reimbursement to it of related expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, an origination fee based on the original principal amount of each loan is generally charged, of which one-half is payable to us and one-half is payable to our advisor.

Loan Commitments

        Subsequent to approval by our underwriting committee, and prior to funding a loan, we issue a loan commitment to qualified applicants. We may charge a loan commitment fee, but typically do not. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates, interest rate and other terms. Commitments generally set forth a "prevailing" interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared. In certain cases we may establish ("lock-in") interest rate commitments up to sixty days from the commitment to closing. Interest rate commitments beyond sixty days will not normally be issued unless we receive a fee premium based upon the assessment of the risk associated with a longer "lock-in" period.

Loan Portfolio Management

        Our advisor manages and services our portfolio of mortgage loans in accordance with an advisory agreement. Our advisor is responsible for all aspects of our mortgage loan business, including:

o       closing and recording of mortgage documents

o       collecting principal and interest payments

o       enforcing loan terms and other borrower's requirements

o       periodic review of each mortgage loan file

o       determination of reserve classifications

o exercising our remedies in connection with defaulted or non-performing loans

        Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of remedies in connection with a loan default are our responsibility, although they may be recouped from the borrower in the process of pursuing our remedies. Our advisor will not receive any additional compensation for services rendered in connection with on-going loan portfolio management or exercising our remedies in the event of a loan default.

Loan Funding and Borrowing

        Our mortgage loans and purchases of church bonds are funded with available cash resources. Historically, we have obtained cash resources from the sale of our common stock, the repayment of our investments in loans and bonds, and from our line of credit. We will use the proceeds of the sale of shares and certificates to fund mortgage loans and purchase church bonds. We may borrow up to 50% of the value of our average invested assets to make loans. We have a $1,000,000 secured line of credit facility with Beacon Bank, Shorewood, Minnesota. We intend to use this loan facility to enable us to close loans on schedule while we may not otherwise have adequate funds on hand. The Beacon Bank line of credit is secured by church bonds owned by us. This line of credit is used periodically to fund loans when we do not otherwise have sufficient capital to do so. Historically, the line has been paid as soon as additional capital becomes available to us. We pay Beacon Bank a rate of interest equal to prime plus 0.5% on the outstanding balance on the line, in addition to a nominal annual renewal fee.

Financing Policies

        Our business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to our financing policies. Our financing policies identify our general business guidelines and the parameters of our lending business.

>> Loans we make are limited to churches and other non-profit religious organizations and are secured by mortgages. The total principal amount of our second mortgage loans and bonds funded is limited to 20% of our average invested assets. All other loans and bonds will be secured by first mortgages.

>> The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our average invested assets.

>> The loan amount cannot exceed 75% of the appraised value of the real estate and improvements securing each loan. On all loans, we require a written appraisal certified by a member of the Appraisal Institute or a state-certified appraiser.

>> The borrower must furnish us with an ALTA (American Land Title Association) or equivalent mortgagee title policy insuring our mortgage interest.

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

>> The borrower's long-term debt (including the proposed loan) cannot exceed four times the borrower's gross income for the previous 12 months.

>> The borrower must furnish us with financial statements (balance sheet and income and expense statement) for the last two complete fiscal years and a current financial statement as of and for the period within 90 days of the loan closing date. On loans of $500,000 or less, the last complete fiscal year must be reviewed by an independent accounting firm. On loans in excess of $500,000, our advisor may require that the last complete fiscal year financial statements be audited by an independent auditor. Borrowers in existence for less than three fiscal years must provide financial statements since inception. We do not extend loans to borrowers in operation less than two years absent express approval by our board of directors.

>> Our advisor typically requires the borrower to arrange for automatic electronic or drafting of monthly payments.

>> Our advisor may require (i) key-person life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for our benefit.

>> The borrower must agree to provide us with annual financial statements within 120 days of each fiscal year end during the term of the loan.

>> Our advisor may require the borrower to grant to us a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).

>> We may make fixed-interest rate loans having maturities of three to twenty-five years. >> We may borrow up to 50% of our average invested assets.

        We require borrowers to maintain a general perils and liability coverage insurance policy naming us as the loss-payee in connection with damage or destruction to the property of the borrower which typically includes weather-related damage, fire, vandalism and theft. In its discretion, our advisor may require the borrower to provide flood, earthquake and/or other special coverage.

        These financing policies are in addition to the prohibited investments and activities set forth in our bylaws, which are discussed in the next section.

Prohibited Investments and Activities

        Our  bylaws  impose  certain   prohibitions   and  restrictions  on  our
investment practices and activities, including prohibitions against:

>> Investing more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

>> Investing in commodities or commodity futures contracts other than "interest rate futures" contracts intended only for hedging purposes;

>> Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;

>>      Investing in  mortgage  loans that are   subordinate  to any mortgage or
        equity interest of our advisor or our directors or any of their affiliates;

>>      Investing in equity securities;

>> Engaging in any shortsales of securities or in trading, as distinguished from investment activities;

>>      Issuing redeemable equity securities;

>> Engaging in underwriting or the agency distribution of securities issued by others;

>> Issuing options or warrants to purchase our shares at an exercise price less than the fair market value of the shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of our outstanding shares;

>> Issuing debt securities unless the debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service the higher level of debt;

>> Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

>> Selling or leasing to our advisor, a director or any affiliate thereof unless approved as being fair and reasonable by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction;

>> Acquiring property from our advisor or any director, or any affiliate thereof (other than church bonds from American Investors Group, Inc. in the ordinary course of our investing activities), unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable and at a price no greater than the cost of the asset to our advisor, director or any affiliate thereof, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value;

>> Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

>>      Issuing   our   shares   on  a  deferred  payment basis or other similar
        arrangement.

        We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by a majority of our directors, to repurchase or otherwise reacquire our shares or to make loans to other persons except in the ordinary course of our business as described herein.

        We will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of ours, our advisor or any affiliate of any of the foregoing unless a majority of our directors, including a majority of the independent directors, approves the transaction as fair and reasonable to us and the transaction is on terms and conditions no less favorable to us than those available from unaffiliated third parties. If we invest in any property, mortgage or other real estate interest pursuant to a transaction with our advisor or any directors or officers thereof, then the investment will be based upon a current appraisal of the underlying property from an independent qualified appraiser selected by the independent directors and will not be made at a price greater than fair market value as determined by such appraisal.

Policy Changes

        Our bylaw relating to policies, prohibitions and restrictions referred to under "Our Business - Prohibited Investments and Activities" may not be changed (except in certain immaterial respects by a majority approval of the board of directors) without the approval of a majority of the independent directors and the approval of the holders of a majority of our shares, at a duly held meeting for that purpose.

Competition

        The business of making loans to churches and non-profit religious organizations is competitive. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to ours. Some competitors have greater financial resources, larger staffs and longer operating histories than we have. We compete by offering loans with competitive and flexible terms, and emphasizing our expertise in this specialized industry segment.

Employees

        We have no employees. Subject to the supervision of our board of directors, our business is managed by our advisor, which provides investment advisory and administrative services to us. Our advisor is owned by Philip J. Myers, our president and one of our directors. Mr. Myers also controls the underwriter. At present, certain officers and directors of the underwriter and our advisor are providing services to us at no charge. These services include, among others, legal and analytic services relating to the implementation of our business plan, preparation of this prospectus (and registration statement of which this prospectus is a part) and development and drafting of documents utilized by our advisor in connection with our business operations.

        Our advisor employs three persons on a part-time or other basis and expects to hire additional persons depending on the success of this offering and the volume of new loans to be funded. We do not expect to directly employ any persons in the foreseeable future, since all administrative functions and operations are contracted for through our advisor. Legal and accounting services will be provided by outside professionals. We will pay for these services directly.

Facilities

        We are located in the 8,400 square foot offices of American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343. These facilities are owned by Yellow Circle Partners, a partnership controlled by David Reinhart, one of our directors and a former affiliate of the advisor and the underwriter. We are not charged any rent for our use of these facilities, or for our use of copying services, telephones, facsimile machines, postage service, office supplies or employee services, which are paid by our advisor. Payments to our advisor under the advisory agreement are intended, at least in part, to cover the general costs of personnel, operating facilities, equipment and services used. We will not reimburse our advisor for these expenses. We believe that the terms of this arrangement are at least as favorable as those obtainable from unaffiliated third parties. We believe that our current facilities will be adequate for the foreseeable future.

                                   MANAGEMENT

General

        Directors are elected for a term expiring at the next annual meeting of our shareholders and serve for one-year terms and until their successors are duly elected and qualified. Annual shareholder meetings are typically held in September. Officers serve at the discretion of the Board of Directors. Among other requirements, in order to maintain our REIT status, a majority of our directors must be "independent." Our executive officers and directors are as follows:

            Name                 Age                       Office                         Director Since
            ----                 ---                       ------                         --------------

Philip J. Myers                  45      President,Treasurer, Secretary and Director           2001
David G. Reinhart                47      Director                                              1994
Kirbyjon H. Caldwell             48      Independent Director                                  1994
Robert O. Naegele, Jr.           61      Independent Director                                  1994
Dennis J. Doyle                  49      Independent Director                                  1994
John M. Clarey                   59      Independent Director                                  1994

        Philip J. Myers has been our President since April 2001 and a director of ACMC since October 2001. He is also President, Treasurer, sole shareholder and a director of our advisor, Church Loan Advisors, Inc. and President, Secretary, and a director of the underwriter, American Investors Group, Inc. and its parent company, Apostle Holdings Corp. Mr. Myers earned his bachelor of arts degree in political science in 1977 from the State University of New York at Binghamton and his juris doctor degree from the State University of New York at Buffalo School of Law in 1980. From 1980 to 1982, Mr. Myers served as an attorney in the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August, 1984 to January 1986, he was employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989, Mr. Myers was engaged as Senior Vice-President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He became affiliated with American Investors Group, Inc. in 1989. He is a member of the New York, California (inactive status) and Minnesota State Bar Associations. Mr. Myers holds General Securities Representative and General Securities Principal licenses with the National Association of Securities Dealers, Inc.

     David G. Reinhart has been a director of ACMC since our inception. He served as our President and Treasurer from January 19, 1999 to January 1, 2001. He served as our Vice President and Secretary since our inception until January 19, 1999. He is currently the President of Miller & Schroeder Financial, Inc., Minneapolis, Minnesota. Mr. Reinhart formerly was a partial owner of our advisor and the underwriter. Mr. Reinhart has served as legal counsel to banks, trust companies and broker-dealers in the area of church financings and otherwise since approximately March 1984. He was employed in the St. Paul firm of Reinhart Law Offices, P.A. from November 1985 to February 1987. From July 1983 to November 1985 he was employed as an Associate Attorney with the law firm of Robins, Kaplan, Miller & Ciresi, Minneapolis, Minnesota. Mr. Reinhart received his juris doctor degree, cum laude, in May 1979, from Hamline University School of Law, St. Paul, Minnesota and received his Bachelor of Science degree in May 1976, from Northern Michigan University, Marquette, Michigan. Mr. Reinhart has practiced law in the areas of corporate finance and general business law since 1979 and has developed expertise in the area of church financing. He is employed from time to time as Adjunct Professor of Law, Hamline University School of Law.

        Kirbyjon H. Caldwell, has served as an independent director of ACMC since September 1994. He has been Senior Pastor of Windsor Village United Methodist Church in Houston, Texas since January 1982. The membership of Windsor Village is approximately 14,400. Mr. Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania's Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology (1981). He is a member of the Boards of Directors of JP Morgan Chase--Texas, Continental Airlines, National Children's Defense Fund, Baylor College of Medicine, Greater Houston Partnership and the American Cancer Society. He is also the founder and member of several foundations and other community development organizations.

     Robert O. Naegele, Jr. has served as an independent director since September 1994. Mr. Naegele's professional background includes advertising, real estate development and consumer products, with a special interest in entrepreneurial ventures and small developing companies. Most recently, he led a group of investors to apply for, and receive an NHL expansion franchise, the Minnesota Wild, which began play in the Xcel Energy Center in St. Paul, Minnesota, in October 2000.

        Dennis J. Doyle has served as an independent director since September 1994. He is the majority shareholder and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota, a full-service real estate company involved in property management, brokerage, investment sales, construction and commercial development. Welsh Companies was co-founded by Mr. Doyle in 1980, and has over 350 employees. Mr. Doyle is the recipient of numerous civic awards relating to his business skills. He also is a member of the post board of directors of Rottlund Homes and Hope For the City.

        John M. Clarey has served as an independent director since September 1994. Since May 2001, Mr. Clarey has been an independent private investor. From January 1992 until May 2001, he was employed in high level management positions at Miller & Schroeder Financial, Inc., a Minneapolis, Minnesota based investment banking firm, and NASD-member broker-dealer. From February 1991 through December 1991, Mr. Clarey was a general partner of Clarepoint Partners, LP, a private venture capital firm, of which he was one of the founders. From July 1989 to February 1991, he was a Senior Vice President of Miller, Johnson & Kuehn, Incorporated, a Minneapolis-based investment banking firm specializing in municipal and corporate finance. From September 1965 to November 1970, he was employed as Executive Vice President of Keenan & Clarey, Inc., a Minneapolis broker-dealer specializing in structuring and development of corporate debt issues and financings for churches and other non-profit corporations. During his career in the securities and finance industry, Mr. Clarey has been active as a senior officer and director of local, regional, and national trade and professional associations and has served as a volunteer officer and director of various charitable organizations. He graduated from Marquette University, Milwaukee, Wisconsin (1963) with a B.A. in economics.

Day-to-Day Management of Operations

        Our advisor manages our day-to-day operations under the advisory agreement. We have no employees. Our officers receive no compensation for their services, other than through their interests in our advisor and our affiliates. Our officers have no employment contracts with us or our advisor and are considered employees of the advisor "at will." We believe that because of the depth of management of our advisor and its affiliates the loss of one or more key employees of our advisor, or one or more of our officers, would not have a material adverse effect upon our operations. As required by our bylaws, a majority of our directors are independent directors in that they are otherwise unaffiliated with and do not receive compensation from us (other than in their capacity as directors) or from our advisor or the underwriter.

Duties of Directors

        Our directors are responsible for considering and approving our policies. Directors meet as often and devote such time to our business as their oversight duties may require. Pursuant to our bylaws, the independent directors have the responsibility of evaluating the capability and performance of our advisor and determining that the compensation we pay to our advisor is reasonable. During 2000, our directors held four meetings. In the current year, through September 30, 2001, our directors have held three meetings. All of our directors attended at least 75% of our board meetings.

        Neither our articles of incorporation or bylaws nor any of our policies restrict officers or directors from conducting, for their own account, or on behalf of others, business activities of the type we conduct.

        Directors and officers have a duty to us and our shareholders. Our directors may be removed by a majority vote of all shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

Executive Compensation

        Officers are not compensated other than through their interest in our advisor.

        We currently pay each of our independent directors a fee of $500 for each board meeting ($200 for telephonic meetings), limited to $2,500 per year. We reimburse directors for travel expenses incurred in connection with their duties as directors. In 2000, our independent directors (four in number) were paid a total of $3,200 in director's fees. Through September 30, 2001, our independent directors (four in number) were paid a total of $1,600 in director's fees. We have adopted a Stock Option Plan for Directors and our advisor, under which each director and our advisor's President are granted annually options to purchase 3,000 shares each of our common stock at a price equal to the fair market value at the date of the grant. If not exercised, the options expire five years from the date of grant.

Fiduciary Responsibility of Board of Directors and Indemnification

        The board of directors and our advisor are accountable to us and our shareholders as fiduciaries. Consequently, they must exercise good faith and integrity in handling our affairs. Similarly, our advisor has contractual obligations to us which it must discharge with the utmost good faith and integrity.

        Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

        We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf;
(ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

        Subject  to the  limitations  described  above,  we have  the  power  to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Warrants and Options

        In 1994, the Board of Directors adopted a Stock Option Plan for Directors and the advisor to be administered by our directors, which provides for a grant of an option to purchase 3,000 shares of $.01 par value common stock, subject to certain adjustments, to a director upon his or her appointment or election and upon each re-election (directors are elected annually) or to our advisor upon our advisor's appointment or annual re-appointment. The purchase price of the common stock granted under each option is the fair market value, as defined in the Option Plan, at the time the option is granted. On November 15th of each year, 1994 through 2000, we issued options to each of our seven directors and the president of our advisor, to purchase 3,000 shares each (an aggregate of 147,000 shares) at a price of $10 per share. Of these, options to purchase 57,000 shares have expired. These options vested or vest one year after their grant and expire five years after their grant. Options to purchase 90,000 shares are currently exercisable.

        We may grant full-time employees, our existing directors and officers and our advisor warrants, options, stock purchase rights, incentive stock options or similar arrangements to purchase shares of our common stock. In accordance with applicable state law, we have agreed to limit the number of options or warrants issuable to our advisor, affiliates or any directors to ten percent of our outstanding shares on the date of grant of any options or warrants. The purchase price of shares issuable pursuant to such warrants or options will not be less than the fair market value at the time of the grant.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth as of November 30, 2001, certain information regarding beneficial ownership of our shares, as adjusted to give effect to the: issuance of the shares offered hereby, by (i) each person known by us to be the beneficial owner of 5% or more of the outstanding shares; (ii) each of our directors and executive officers; and (iii) all of our directors and officers as a group. The percentage of shares outstanding before and after the Offering is calculated separately for each person and excludes shares issuable upon exercise of options. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.


                                                 Number of Shares                Percentage of
Name of Beneficial Owner (1)                    Beneficially Owned            Outstanding Shares

Philip J. Myers                                    35,000 (2) (3)                    1.97%
David G. Reinhart                                  15,000 (2)                        0.84%
Robert O. Naegele, Jr.                             22,705 (2)                        1.28%
Kirbyjon H. Caldwell                               15,000 (2)                        0.84%
Dennis J. Doyle                                    15,000 (2)                        0.84%
John M. Clarey                                     15,000 (2)                        0.84%
All Executive Officers and Directors as           117,705 (2)                        6.61%
    a Group (5 individuals)



(1) The address for our directors is 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343.

(2) Includes 15,000 shares (90,000 shares in the aggregate) which each of our directors has an option to purchase pursuant to the Stock Option Plan for Directors and our advisor.

(3)     Includes 20,000 shares owned of record by Apostle Holdings Corp.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

     Our advisor, Church Loan Advisors, Inc., manages our business subject to the supervision of our board of directors. Our advisor provides us with investment advisory and administrative services. Our advisor is owned by Philip
J. Myers. Mr. Myers is also the sole shareholder, officer and director of Apostle Holdings Corp., which owns American Investors Group, Inc. (the underwriter of this offering). Our advisor employs, among others, two key persons on a part-time basis, including Philip J. Myers, President and Scott J. Marquis, Vice President. Our advisor, on our behalf, regularly uses the services of personnel employed by American Investors Group, Inc. We incur no direct cost for such services, except for the advisory fee we pay to our advisor. Transactions With Our Advisor.

        We pay our advisor advisory fees and expenses and one-half of any origination fee collected from a borrower. For the year ended December 31, 2000, we paid to our advisor total advisory fees in the amount of $154,389 and our advisor received loan origination fee income of $21,250. In 1999, we paid to our advisor total advisory fees in the amount of $116,293, and our advisor received loan origination fee income of $114,685. During the nine month period ended September 30, 2001, we paid our advisor advisory fees in the amount of $124,187 and our advisor received loan origination fee income of $20,660. Our advisor voluntarily waived $12,250 in advisory fees in 2000. The waiver of fees by our advisor was voluntary and cannot be expected to occur in the future. We believe that the terms of the advisory agreement are no less favorable to us had we entered into the agreement with an independent third party as advisor.

Transactions with the Underwriter.

        Pursuant to a distribution agreement we have entered into with the underwriter, we will pay the underwriter sales commissions based on the number of shares sold in this offering and sales commissions and an underwriter's management fee based on the principal amount and term of certificates sold in this offering. We will also pay the underwriter a commission when certificates are renewed. We will also pay the underwriter a non-accountable expense reimbursement of up to $233,000, assuming all of the shares and certificates are sold. The underwriter is an affiliate of our advisor. We believe that the terms of the distribution agreement are no less favorable to us than if we had entered into the agreement with an independent third party. The following table sets forth the name and positions of certain officers and all directors of the underwriter:

                          Name                    Position

                Philip J. Myers           President, Secretary and Director
                Scott J. Marquis          Chief Financial and Operating Officer

        In the course of our business, we may purchase church bonds being underwritten and sold by American Investors Group, Inc., ("American"). Although we would not pay any commissions, American will benefit from such purchases as a result of commissions paid to it by the issuer of the bonds. American also may benefit from mark-ups on bonds we buy from it and mark-downs on bonds we sell through it on the secondary market. We will purchase church bonds for investment purposes only, and only at the public offering price. Church bonds we purchase in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales - markdowns), on terms no less favorable than those applied to other customers of American. Principals of ours and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter. Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, all future transactions between us and our officers, directors and affiliates will be approved, in advance, by a majority of our independent and disinterested directors.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

Church Loan Advisors, Inc.

     Church Loan Advisors, Inc. renders lending and advisory services to us and administers our business affairs and operations. Our advisor's offices are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343.

        The following table sets forth the names and positions of the officers and directors of our advisor:

                             Name              Position

                  Philip J. Myers              President
                  Scott J. Marquis             Vice President, Secretary

     Scott J. Marquis, age 43, is Vice-President and Secretary of our advisor, having served in such capacities since December 13, 1994. He is also currently employed full-time as Chief Financial and Operating Officer of the underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker dealer, Piper Jaffray Companies in various capacities within its operations department. Mr. Marquis attended the University of Minnesota, Minneapolis, Minnesota and served in the United States Coast Guard Reserve. Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., holds his Series 7, 63 and 27 licenses from the National Association of Securities Dealers, Inc., and holds a Minnesota life/accident/health insurance license.

     See "Management" for a description of the positions and business experience of Philip J. Myers.

The Advisory Agreement

        We have entered into an advisory agreement with our advisor under which our advisor provides advice and recommendations concerning our business affairs, provides us with administrative services and manages our day-to-day affairs. Our advisor provides us with the following services:

     o serves as our mortgage loan underwriter and advisor in connection with our primary business of making loans to churches
     o advises and selects church bonds for us to purchase and hold for investment o services all mortgage loans that we make o provides marketing and advertising and generates loan leads directly and through its affiliates
     o deals with borrowers, lenders, banks, consultants, accountants, brokers, attorneys, appraisers, insurers and others
     o supervises the preparation, filing and distribution of tax returns and reports to governmental agencies, prepares reports to shareholders and acts on our behalf in connection with shareholder relations
     o provides office space, personnel, supplies, equipment and communications o reports to us on its performance of the foregoing services o furnishes advice and recommendations with respect to other aspects of our business.

        The advisory agreement expires annually. We expect to renew the agreement annually, subject to our determination, including a majority of the independent directors, that our advisor's performance has been satisfactory and that the compensation we have paid to our advisor has been reasonable. We may terminate the advisory agreement with or without cause on 60 days written notice. Upon termination of the advisory agreement by either party, our advisor may require us to change our name to a name that does not contain the word "American," "America" or the name of our advisor or any approximation or abbreviation thereof, and that is sufficiently dissimilar to the word "America" or "American" or the name of our advisor as to be unlikely to cause confusion or identification with either our advisor or any person or entity using the word "American" or "America" in its name. We may continue to use the word "church" in our name. Our directors will determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

        Our advisor's compensation under the advisory agreement is set forth under "Compensation to Advisor and Affiliates." Our advisor is required to pay all of the expenses it incurs in providing services to us, including, personnel expenses, rental and other office expenses, expenses of officers and employees of our advisor, and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the advisory agreement. We pay other expenses, including expenses of reporting to governmental agencies and shareholders, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly incurred relating to closing of loan transactions and to enforcing loan agreements.

        In the event that our total operating expenses exceed in any calendar year the greater of (a) 2% of our average invested assets or (b) 25% of our net income, our advisor must reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred exceeds the limitation. The independent directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified.

        Our bylaws require the independent directors to determine at least annually the reasonableness of the compensation we pay to our advisor. Our independent directors originally approved the Amended and Restated Advisory Agreement and the Amended and Restated Bylaws on May 19, 1995 and most recently approved on January 18, 2001 the renewal of the Restated Advisory Agreement for another year. Factors considered in reviewing the advisory fee include the size of the fees of our advisor in relation to the size, composition and profitability  of our loan  portfolio,  the rates  charged  by other  investment advisors performing comparable services, the success of our advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by our advisor for other services performed for us, the quality and extent of service and advice furnished by our advisor, the quality of our investments in relation to investments generated by our advisor for its own account, if any, and the performance of our investments.

        The advisory agreement requires us to indemnify our advisor and each of its directors, officers and employees against expense or liability arising out of such person's activities in rendering services to us, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in our best interest and was not the result of negligence or misconduct.

        The foregoing is a summary of the material provisions of the advisory agreement. Reference is made to the advisory agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a complete statement of its provisions.

         FEDERAL INCOME TAX CONSEQUENCE ASSOCIATED WITH THE CERTIFICATES

        The following is a discussion of the material federal income tax consequences relating to the ownership and disposition of the certificates. The discussion is based on current tax laws and regulations, and related judicial and administrative decisions, all of which are subject to change. Changes may be applied retroactively.

        Many entities and persons, such as banks, tax-exempt entities and insurance companies, are subject to special tax rules. Further, the following applies only to original purchasers of certificates. This discussion is included for general information purposes only and may not be applicable to you depending upon your particular situation. You should consult your own tax advisor regard the federal, state and local tax consequences of your purchasing and owning certificates.

Interest Income on the Certificates

        We will pay interest on the certificates quarterly. Interest paid on the certificates will generally be taxable to you as ordinary income as the interest is paid to you if you are a cash method taxpayer or as the interest accrues if you are an accrual method taxpayer.

Treatment of Dispositions of Certificates

        Upon the sale, exchange, retirement or other taxable disposition of a certificate, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the certificate. Your adjusted tax basis of a renewable certificate generally will equal your original cost for the certificate, increased by any accrued but unpaid interest you previously included in income with respect to the certificate and reduced by any principal payments you previously received with respect to the certificate. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be short-term capital gain or loss, depending on whether the certificate had been held for more or less than one year.

Non-U.S. Holders

        Generally, if you are a nonresident alien individual or non-U.S. corporation and do not hold the certificate in connection with a United States trade or business, interest paid on the certificates will be treated as "portfolio interest," and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the certificates free of United States federal income tax provided that you periodically provide us with a statement certifying under penalty of perjury that you are not a United States person and provide your name and address. In additional, in that case you will certificate be subject to United states federal income tax on gain from the disposition or a renewable certificate unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid to a non-U.S. person is not subject to withholding if they are effectively connected with a United States trade or business conducted by that person. Interest will, however, generally be subject to the regular United States income tax.

Reporting and Backup Withholding

        We will report to the Internal Revenue Service annual interest income paid and to holders of record that are not excepted from the reporting requirements, and any other information that is required to be reported with respect to the certificates.

        Under certain circumstances, as a holder of a certificate, you may be subject to "backup withholding." Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish your Social Security Number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a foreign person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the certificates. Backup withholding is not an additional tax and may be refunded against your United States federal income tax liability provided that you furnish the Internal Revenue Service with certain required information.

              FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH REITS

        The discussion of federal income tax treatment of real estate investment trusts and their shareholders set forth below is a summary. It does not address all potential consequences of whether we qualify as a REIT.

Qualification as a Real Estate Investment Trust

        General. We operate as a real estate investment trust under the Internal Revenue Code (the "Code"). Our ability to qualify as a REIT depends, in part, on the timing and nature of our investments. There can be no assurance that we will qualify to be taxed as a REIT. Qualification as a real estate investment trust is dependent on future events. No assurance can be given that our business or that the actual results of our operation for any particular taxable year will satisfy the REIT requirements. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        The following is a general summary of the provisions that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

        Benefits of Qualification as a REIT. The Code provides special tax treatment for organizations that qualify as REITs. An entity that qualifies as a REIT generally is not subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation.

        Even if we qualify as a REIT, we will be subject to federal income tax as follows:

o We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

o Under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference.

o If we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest regular corporate rate on such income.

o If we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of our business (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax.

o If we fail to distribute by the end of each year at least the sum of (i) 90% of our REIT ordinary income for such year, (ii) 90% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities); and (vii) which meets certain other tests, described below. Conditions (i) to (iv) must be met during the entire taxable year. Condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        To qualify as a REIT for a taxable year, we must elect or previously have elected to be so treated and must meet other requirements, including percentage tests relating to the sources of its gross income, the nature and diversification of our assets and the distribution of our income to our shareholders.

The Effect of Failure to Qualify as a Real Estate Investment Trust

        If we fail to qualify as a REIT in any taxable year and the relief provisions described above do not apply, then we will be subject to a tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be prohibited from electing to be taxed as a real estate investment trust for the four taxable years following the year during which qualification is lost. In order to renew our REIT qualifications at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period. Any distributions would be taxable as ordinary income to shareholders. If we fail to qualify as a REIT in any year, we could incur significant income tax liabilities which could reduce the amount of cash available for distribution to our shareholders and cause us to incur substantial indebtedness or liquidate investments in order to pay the resulting taxes.

Taxation of Our Shareholders

        For any year for which we are treated as a REIT, distributions made to our shareholders will be treated by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain dividend for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather a return of capital that will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. We will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

        Any dividend we declare in October, November or December of any year payable to a shareholder of record on a specified date in any such month are treated as both paid and received on December 31 of such year, provided that the dividend is paid during January of the following calendar year. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        In general, any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year. However, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of our distributions required to be treated by such shareholders as long-term capital gain.

Taxation of Tax-Exempt Shareholders

        For taxable years beginning in 1994 the Code treats a portion of the dividends paid by a "pension held REIT" as Unrelated Taxable Business Income ("UBTI") as to any trust which (i) is described in Section 401 (a) of the Code,
(ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

        A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that
Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

Tax Consequences for Foreign Investors

        The preceding discussion does not address the federal income tax consequences to foreign investors of ownership of our shares. Foreign investors in our shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the shares. The backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.

                               ERISA CONSEQUENCES

        The following is a summary of material consequences arising under ERISA and the prohibited transaction provisions of Internal Revenue Code Section 4975 that may be relevant to you. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plans (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances. Employee benefit plans subject to ERISA and the Code considering purchasing the shares should consult with their own tax or other appropriate counsel regarding the application of ERISA and the Code to their purchase of the shares.

Fiduciary Consequences

        Certain employee benefit plans and individual retirement accounts and individual retirement annuities (collectively, "Plans"), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code. Before investing in the shares, a Plan fiduciary should ensure that such investment is in accordance with ERISA's fiduciary standards. A Plan fiduciary should ensure that the investment is in governing instruments and the overall policy of the Plan and that the investment will comply with the diversification and composition requirements of ERISA. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the shares will not constitute a prohibited transaction.

Plan Assets Issue

        A prohibited transaction may occur if our assets are deemed to be Plan assets. In certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is a Plan fiduciary. Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued Regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which a Plan's interest in an entity will be subject to the look-through rule.

        The Regulations apply only to the purchase of a Plan of an "equity interest" in an entity, such as common stock of a REIT. The term "equity interest" means any interest in an entity other than an investment that is treated as indebtedness under applicable local law and which has no substantial equity features. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities" and for equity interests in an "operating company."

        Under the Regulations a "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is widely-held, and (3) part of a class of securities that is registered under
Section 12(b) or 12(g) of the Exchange Act or sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely-transferable" depends on the facts and circumstances of each case. Generally, if the security is part of an offering in which the minimum investment is $10,000 or less and any restriction on or prohibition against any transfer or assignment of such security is for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes, the security will not be prevented from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

        We believe that our shares meet the criteria of the publicly-offered securities exception to the look-through rule. First we anticipate that the shares will be considered to be freely transferable, as the only restriction upon our transfer are those required under federal tax laws to maintain our status as a REIT. Second, we believe that the shares will be held by 100 or more investors and that at least 100 or more of these investors will be independent of us and of one another. Third, the shares will be part of an offering of securities to the public pursuant to an effective registration statement by the Securities and Exchange Commission after the end of the fiscal year during which the offering of such securities to the public occurs. Moreover, we believe that ownership of our equity by Plans will not be significant as defined by the Regulations. Accordingly, we believe that if a Plan purchases the shares, our assets should not be deemed to be Plan assets and, therefore, that any person who exercises authority or control with respect to our assets should not be a Plan fiduciary.

                          DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 50,000,000 undesignated shares, of which our board of directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share. Pursuant to our articles of incorporation, our board of directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the board of directors may establish from time to time. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the directors and in the distribution of our assets upon liquidation. Each authorized share is entitled to one vote and will be fully paid and nonassessable upon issuance and payment therefor. Each authorized share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors.

Warrants and Options

        We have issued each of our directors warrants to purchase 15,000 shares each at a purchase price of $10.00 per share. See "Management - Warrants and Options."

Repurchase of Shares and Restrictions on Transfer

        Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Internal Revenue Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year.

        Our articles of incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the articles of incorporation and herein as "excess shares." For this purpose, shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

        Our articles of incorporation provide that in the event any person acquires excess shares, we may redeem such Excess Shares, at the discretion of the board of directors. Except as set forth below, the redemption price for excess shares is, the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the excess shares as determined in good faith by the board of directors. In no event, however, may the purchase price of the shares redeemed be greater than their net asset value as determined by the board of directors in good faith. To redeem excess shares, the board of directors must give a notice of redemption to the holder of such excess shares not less than 30 days prior to the date fixed by the board of directors for redemption. The redemption price for excess shares will be paid on the redemption date fixed by the board of directors and included in such notice. Excess shares cease to be entitled to any distribution and other benefits from and after the date fixed for redemption, except the right to payment of the redemption price for such shares.

        Under our articles of incorporation, any transfer of shares that would result in our disqualification as a real estate investment trust under the Code is void to the fullest extent permitted by law. The board of directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own excess shares. Upon demand by the board of directors, a shareholder is required to provide us with an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Each proposed transferee of shares, upon demand of the board of directors, also may be required to provide us with a statement or affidavit setting forth the number of shares already owned by the transferee and any related persons. The transfer or sale of shares also are subject to compliance with applicable state "Blue Sky" laws.

Dividend Reinvestment Program

        Our Dividend Reinvestment Program (the "DRP") allows our shareholders to automatically reinvest dividends by purchasing additional shares directly from us. Purchases under the DRP are not subject to selling commissions or other distribution-type fees and costs. If a shareholder elects to take part in the DRP, we will use dividends payable to the shareholder to purchase additional shares. However, shareholders will not be able to acquire shares under the DRP to the extent such purchase would cause them to own, directly of indirectly, more than 9.8% of our outstanding common stock. Only shareholders are eligible to participate in the DRP.

        Participants in the DRP may purchase fractional shares so that 100 % of dividends will be used to acquire shares. Shares will be purchased under the DRP on the record date for the dividend used to purchase shares. The record date for dividends for shares acquired under the DRP will be on the first day of the month subsequent to the month of purchase. Each shareholder electing to participate in the DRP agrees to promptly notify us in writing if, at any time prior to listing of the shares on a national securities exchange or market, the shareholder fails to meet our suitability requirements for making an investment or cannot make the other representations or warranties set forth in the subscription agreement.

        Our dividend reinvestment agent will vote all shares held in your account in the same way in which you vote shares standing of record in your name by the regular proxy you return to us. If the dividend reinvestment agent sends you a separate proxy covering the shares credited to your dividend reinvestment account, then your shares will be voted as designated in the separate proxy. If you do not direct the voting of your shares by regular or separate proxy, then the shares credited to your dividend reinvestment account will not be voted. Stock dividends or stock splits we distribute on shares hld by the dividend reinvestment agent for you will be credited to your account.

        If we make available to our shareholders rights to purchase additional shares or other of our securities, the dividend reinvestment agent will sell rights accruing to shares held by the dividend reinvestment agent for you and will combine the resultant funds with the next regular dividend for reinvestment at that time. If a participant desires to exercise such rights, you must request that certificates be used for full shares, as described below.

        The reinvestment of dividends does not relieve you of income tax payable on such dividends. Our dividend reinvestment agent will report the amount of dividends credited to your account. Participants in the DRP may not sell, pledge, hypothecate or otherwise assign or transfer their account, any interest therein or any cash or shares credited to the participant's account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer will be effective.

        During the offering period and until such time as a market develops for the shares (of which there can be no assurance) you will acquire shares through the DRP at a fixed price of $10.00 per share. In the event that a secondary market develops for the shares, shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per share price which will be paid under the DRP. We will receive no fee for selling shares under the DRP. We do not warrant or guarantee that you will be acquiring shares at the lowest possible price. You may terminate your participation in the DRP at any time without penalty, by delivering written notice to us a minimum of ten business days prior to the record date for the next dividend. Upon termination, dividends will be distributed to you instead of being used to purchase shares under the DRP.

        Within 90 days after the end of our fiscal year, we will provide you with an individualized report of your investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of dividends received during the prior fiscal year. You will also receive quarterly statements showing activity since the last statement and current shares in your DRP account. Your individualized statement will include receipts and purchases relating to your participation in the DRP. The dividend reinvestment agent will hold the shares purchased until termination of your participation in the DRP. At your request, certificates for full shares held by the dividend reinvestment agent may be issued at any time or on a continuous basis as they are credited to your DRP account. The servicing agent for our DRP program is Gemisys Corporation, 7201 South Revere Parkway, Englewood, Colorado, 80112, telephone: (303) 705-6000.

Repurchase of Shares by Us

        Although our shares are not redeemable, we may at our complete discretion, repurchase shares offered to us by shareholders. We may pay whatever price our advisor deems appropriate and reasonable and is acceptable to the selling shareholder and us. Any shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends, and will cease to have voting rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our capital stock is Gemisys Corporation, 7103 South Revere Parkway, Englewood, Colorado 80112, telephone:
(303) 705-6000.

                         DESCRIPTION OF THE CERTIFICATES

        General. The certificates we are offering by this prospectus are secured debt obligations of American Church Mortgage Company. We will issue the certificates under an indenture dated __________, 2001, between us and The Herring National Bank, as trustee. The terms and conditions of the certificates include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of some, but not all, provisions of the certificates, the indenture and the Trust Indenture Act. For a complete understanding of the certificates, you should review the terms and conditions contained the global certificate that we will issue to the trustee, the indenture and the Trust Indenture Act, which include definitions of certain terms used below. Copies of the form of the certificates and the indenture are available from us at no charge upon request.

        The certificates are secured by our assignment to the trustee of mortgage backed promissory notes which we own or will receive as a result of loans we make to churches and other nonprofit religious organizations. The mortgages securing the promissory notes will not be assigned to the trustee. Further, we are not required to establish or maintain a sinking fund to provide for payment of maturing certificates.

        You may determine the amount (any multiple of $1,000) and term (2, 3, 4, 5, or 7 years) of the certificates you would like to purchase when you subscribe, subject to availability. However, we may not always offer certificates of each maturity, depending on market conditions and our capital requirements. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate is purchased.

        The interest rate will be fixed for the term of your certificate. Currently available rates will be set forth in a supplement to this prospectus. The interest rate will vary based on the term to maturity of the certificate you purchase.

        Upon acceptance of your subscription to purchase certificates, the trustee, who is also acting as our servicing agent, will create an account in our book-entry registration system for you and credit the principal amount of your subscription to your account. Our trustee will send you a book-entry receipt that will indicate our acceptance of your subscription. If we reject your subscription, all funds deposited will be promptly returned to you without any interest. Investors whose subscriptions for certificates have been accepted and anyone who subsequently acquires certificates in a qualified transfer are referred to as "holders" or "registered holders" in this document and in the indenture.

        We may modify or supplement the terms of the certificates described in this prospectus from time to time in a supplement to this prospectus. Except as set forth under "Amendment, Supplement and Waiver" below, any modification or amendment will not affect then-outstanding certificates.

     Denomination.   You  may  purchase  certificates  in  principal  amount  of multiples of $1,000. You will determine the original principal amount of each certificate you purchase when you subscribe.

     Term and Maturity. We are offering certificates with terms ranging from two years to seven years as follows:

o       two years                     o     five years
o       three years                   o     seven years
o       four years

You will select the term of each certificate you purchase when you subscribe, depending on availability. You may purchase multiple certificates with different terms by filling in investment amounts for more than one term.

        The maturity date will be the anniversary of the last day of the calendar quarter in which you purchase your certificate. For example, if you purchase a three year certificate on July 10, 2002, the certificate will mature on September 30, 2005. We may cease offering specified maturities, and re-continue their offering, at any time during the offering period.

        Collateral. We will assign to the trustee to secure the certificates mortgage-secured promissory notes issued by churches and other nonprofit religious organizations evidencing loans made by us which have an aggregate unpaid principal balance of at least 120% of the aggregate outstanding principal amount of the certificates. We will not assign the mortgages securing the assigned promissory notes to the trustee.

        We will be obligated to replace a promissory note that we have assigned to the trustee if the church obligor prepays the promissory note or if it defaults in the payment of principal or interest on the promissory note and the default continues for at least 90 days. We will assign additional promissory notes to the trustee as necessary to maintain the aggregate outstanding principal balance of the assigned notes at a level of at least 120% of the outstanding principal balance of the certificates sold in this offering.

        We will furnish the following to the trustee in connection with our assigning mortgage-secured promissory notes to the trustee: o An opinion of counsel to the effect that all necessary action has been taken to create and perfect a first lien and security interest in favor of the trustee in the assigned promissory notes.

o Annual opinions of counsel to the effect that all necessary action has been taken to maintain a first lien and security interest in favor of the trustee in the assigned promissory notes.

o          Annual  certification  of our  officers  that all  provisions  of the
           indenture   relating  the  deposit,   release  and   substitution  of
           collateral have been complied with.

        Generally, neither we nor the trustee will be required to provide reports to holders concerning the deposit, release or substitution of promissory notes securing the certificates. However, the trustee will be required to report to holders if we default in our obligations to maintain the 120% collateral coverage requirement and that default has not been cured within 60 days.

        Interest Rate. The interest rate on a particular certificate will be the published interest rate for the particular term of the certificate at the time of subscription or renewal. The interest rate will remain fixed for the original or renewal term of the certificate. We will establish and may change the interest rates payable for unsold certificates of various terms in a supplement to this prospectus. We publish currently effective interest rates in a supplement to this prospectus.

        Computation of Interest. We will compute interest on certificates on the basis of an actual calendar year. Interest will accrue from the date of purchase, but will not be compounded. The date of purchase will be the first business day immediately following the date we receive funds. Our business days are Monday through Friday, except for legal holidays recognized by the National Association of Securities Dealers, Inc.

        Interest Payment Dates. Interest will be payable quarterly on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December
31). If the last day of a quarter falls on a weekend or a holiday, we will pay interest on the next business day.

        Place And Method Of Payment. We will pay principal and interest on the certificates through the trustee, who will act as our paying agent, by check mailed to your address appearing in the certificate register. If the foregoing payment method is not available, principal and interest on the certificates will be payable at our principal executive office or at such other place as we may designate for payment purposes. We will not wire interest payments to holders of certificates.

        Servicing Agent. We have engaged The Herring National Bank, who is also acting as the trustee in this offering, to act as our servicing agent for the certificates. The trustee's responsibilities as servicing agent will include serving as our registrar and transfer agent and fulfilling certain of our responsibilities to the holders.

        You may contact the trustee as follows with any questions about the certificates:

               The Herring National Bank
               1001 South Harrison Street
               Amarillo, TX  79101
               (800) 753-1439

        Book-Entry Registration and Transfer. You will not receive or be entitled to receive physical delivery of a certificate. The issuance and transfer of certificates will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system. However, you will receive a book-entry acknowledgement from the trustee that will show all pertinent information regarding your certificate, including the principal amount of your certificate, its interest rate and maturity, and verification of its registration. The trustee will maintain our book-entry system.

        The holders of the accounts established upon the purchase or transfer of certificates will be deemed to be the owners of the certificates under the indenture. The holders of certificates must rely upon the procedures established by the trustee to exercise any rights of a holder of certificates under the indenture. The servicing agent will determine the interest payments to be made to the book-entry accounts and maintain, supervise and review any records relating to book-entry beneficial interests in the certificates.

        Book-entry notations in the accounts evidencing ownership of the certificates are exchangeable for actual certificates only if: (i) we, at our option, advise the trustee in writing of our election to terminate the book-entry system, or (ii) after the occurrence of an event of default under the indenture, holders of the certificates aggregating more than 50% of the aggregate outstanding amount of the certificates advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of certificates and the trustee notifies all registered holders of the occurrence of any such event and the availability of definitive certificates. Subject to the exceptions described above, the book-entry interests in these securities will not be exchangeable for fully registered certificates. The trustee will also issue fully registered certificates if required by the administrator of an Individual Retirement Account or similar tax deferred account in which a holder has acquired a certificate. The trustee may charge a $10 fee per certificate issuance.

     Right  To  Reject  Subscriptions.   We  may  reject  any  subscription  for
certificates in our sole discretion.

        Renewal Or Payment On Maturity. Approximately 30 days prior to maturity of your certificate, you will be notified that your certificate is about to mature and whether we will allow you to renew the certificate. If we are offering renewal of certificates, we will provide you with a schedule of interest rates then in effect, which will apply if you elect to renew your certificate, along with a form on which you may elect to renew or not to renew your certificate. You will have until 10 days prior to the maturity date to exercise one of the following options:

o You can inform us in writing on or before 10 days prior to the scheduled maturity date that you would like to renew the certificate, in which case the principal amount of your certificate will be renewed for the same term at the interest rate we are offering at the time of renewal and we will pay you accrued interest through the maturity date of your certificate.

o You can do nothing or inform us that you would like us to pay the certificate in full; in either case we will pay the principal amount and accrued interest when due.

        We reserve the right to stop offering the option to renew certificates and to refuse to renew any certificate in our complete discretion. Interest will accrue from the first day of each renewed certificate term. Each renewed certificate will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term will be the interest rate that we are then offering at the time of renewal.

        If your certificate is not renewed for any reason, no interest will accrue after the stated date of maturity and we will pay you the principal and unpaid accrued interest on your certificate within 5 business days of the stated maturity date.

        Redemption Prior To Stated Maturity. The certificates may be redeemed prior to stated maturity only as set forth below. You will have no right to require us to prepay any certificate prior to its maturity date except as indicated below.

               Redemption By Us On Change of Control. We have the option to redeem all outstanding certificates in the event that we are subject to a change of control. If we exercise this option, we will give all certificate holders 30 days notice that we intend to redeem all outstanding certificates. A change of control will be deemed to have occurred if any person is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of shares of our capital stock entitling such person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote in elections of directors (or the capital stock of any successor of ours in the case of a merger or transfer of all or substantially all of our assets).

               Redemption  By Us If  Required By Our  Bylaws.  Our bylaws  place certain limitations on the amount of debt that we may have outstanding at any time. If the aggregate amount of the certificates outstanding causes us to be in violation of these limitations, we may redeem a sufficient amount of certificates so that we will be brought back into compliance with these limitations. We may redeem any of the certificates pursuant to this option, and need not redeem the certificates on a pro rata basis. We will provide you with a notice that your certificate has been selected for redemption because of these limitations.

               Offer to Redeem By Us Upon a Change of Our Advisor. Our advisor is currently Church Loan Advisors, Inc. If we terminate our advisory agreement with our current advisor for any reason, we will offer to redeem all certificates outstanding as of the date of such termination. In such case, certificates will be redeemable at the option of the holders. If we terminate our advisory agreement with our current advisor, we will provide our certificate holders with notices offering to redeem all outstanding certificates within 10 days of the termination. Holders of outstanding certificates will have 30 days after the date of the notice to inform us in writing whether they will require us to redeem their certificates. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption.

               Redemption By The Holder Upon Death. Certificates may be redeemed upon the death of a holder who is a natural person (including certificates held in an individual retirement account), by his or her estate giving us written notice within 45 days following his or her death. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption. Subject to the limitations described below, we will pay the redemption price within 10 days of receiving notice of the holder's death. If spouses are joint registered holders of a certificate, the election to redeem will apply when either registered holder dies. If the certificate is held by a person who is not a natural person such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply. In addition, we will not be required to redeem any certificates at the request of the holder in excess of $25,000 aggregate principal amount for all holders per calendar quarter. For purposes of the $25,000 limit, redemption requests will be honored in the order in which they are received and any redemption request not honored in a calendar quarter will be honored, to the extent possible, in the next calendar quarter.
Redemptions in the next calendar quarter are also subject to the $25,000 limitation. We will not redeem certificates in connection with a holder's death if an uncured event of default exists with respect to the outstanding certificates.

     Discretionary Redemption. If you request us to redeem your certificate prior to maturity, we may do so and charge you early redemption penalties, both at our complete discretion.

     Transfers. The certificates are not negotiable debt instruments and, subject to certain exceptions, will be issued only in book-entry form. The book-entry receipt issued upon our acceptance of a subscription is not a negotiable instrument, and no rights of record ownership can be transferred without our advisor's prior written consent. Ownership of certificates may be transferred on our register only as follows: o The holder must deliver written notice requesting a transfer to the trustee signed by the holder(s) or such holder's duly authorized representative on a form to be supplied by our servicing agent. o Our advisor must provide its written consent to the proposed transfer. o The trustee may require a signature guarantee in connection with such transfer.

        Upon transfer of a certificate, the trustee will provide the new holder of the certificate with a book-entry receipt which will evidence the transfer of the account on our records. The record date of any transfer will be the last day of the quarter in which the transfer is made. The transferee will be entitled to all interest accruing in the quarter in which the transfer is made.

        No Sinking Fund. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default.

        Restrictive Covenants. The indenture contains certain covenants that require us to maintain certain financial standards and restrict us from certain actions as set forth below.

     Maintenance of Certain Financial Standards. The indenture provides that, so long as the certificates are outstanding:

     o we will maintain a positive net worth, which includes shareholders' equity and subordinated debt; and

     o our long-term liabilities, will not exceed our shareholders' equity at the end of any fiscal year.

     Prohibition on Certain Actions. The indenture provides that, so long as the certificates are outstanding:

     o we will not pay any dividends on our common or preferred stock unless there is no uncured event of default with respect to the certificates, and

     o we will not guarantee, endorse or otherwise become liable for any obligations of any of our control persons, or other parties controlled by or under common control with any of our control persons.

     Consolidation, Merger Or Sale. The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

     o the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the certificates and performance of the covenants in the applicable indenture; and

     o    immediately   after  the   transaction,   and  giving  effect  to  the
          transaction, no event of default under the indenture exists.

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the certificates.

     Events Of Default. The indenture provides that each of the following constitutes an event of default: o any default for thirty days in the payment of interest when due on the certificates;

     o any default for thirty days in payment of principal when due on the certificates;

     o if we default in our obligations to maintain the 120% collateral coverage requirement and that default has not been cured within 60 days;

     o our failure to observe or perform any material covenant or our breach of any material representation or warranty, but only after we have been given notice of such failure or breach and such failure or breach is not cured within 30 days after our receipt of notice;

     o    defaults in certain of our other financial obligations; and

     o    certain events of bankruptcy or insolvency with respect to us.

        If any event of default occurs and is continuing, the trustee or the holders of at least a majority in principal amount of the then-outstanding certificates may declare the unpaid principal of and any accrued interest on the certificates to be due and payable immediately. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding certificates will become due and payable without further action or notice. Holders of the certificates may not enforce the indenture or the certificates except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding certificates may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the certificates notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest) if the trustee determines that withholding notice is in the interest of the holders.

        The holders of a majority in aggregate principal amount of the certificates then outstanding by notice to the trustee may, on behalf of the holders of all of the certificates, waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest on, or the principal or, the certificates.

        Amendment, Supplement And Waiver. Except as provided in this prospectus or the indenture, the terms of the certificates then outstanding may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the certificates then outstanding, and any existing default or compliance with any provision of the indenture or the certificates may be waived with the consent of the holders of a majority in principal amount of the then outstanding certificates.

        Notwithstanding the foregoing, an amendment or waiver will not be effective with respect to certificates held by a holder who has not consented if it has any of the following consequences, unless holders of at least 80% of the outstanding principal amount of the certificates consent to the amendment or waiver:

     o reduces the principal of or changes the fixed maturity of any certificate or alters the redemption provisions or the price at which we shall offer to redeem the certificate;

     o reduces the interest rate of or changes the time for payment of interest on any certificate;

     o waives a default or event of default in the payment of principal or premium, if any, or interest on or redemption payment with respect to the certificates except a rescission of acceleration of the certificates by the holders of at least a majority in aggregate principal amount of the then outstanding certificates and a waiver of the payment default that resulted from such acceleration;

     o makes any certificate payable in money other than United States currency;

     o makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of certificates to receive payments of principal of or interest on the certificates;

     o    modifies or eliminates holders' redemption rights; or

     o    makes any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any holder of the certificates, we or the trustee may amend or supplement the indenture or the certificates:

     o    to cure any ambiguity, defect or inconsistency;

     o to provide for assumption of our obligations to holders of the certificates in the case of a merger or consolidation;

     o to make any change that would provide any additional rights or benefits to the holders of the certificates or that does not materially adversely affect the legal rights under the indenture of any such holder, including an increase in the aggregate dollar amount of certificates which may be outstanding under the indenture;

     o to modify our policy regarding redemptions elected by a holder of certificates and our policy regarding redemptions of the certificates upon the death of any holder of the certificates, but such modifications shall not materially adversely affect any then outstanding certificates;

     o to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

     o    to maintain our status as a REIT.

        The Trustee. The Herring National Bank has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us.

        The indenture provides that in case an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of certificates, unless the holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

        Resignation Or Removal Of The Trustee. The trustee may resign at any time, or may be removed by the holders of a majority of the principal amount of then-outstanding certificates. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee's ineligibility to serve as trustee under the Trust Indenture Act of 1939, as amended, we may remove the trustee or a court of competent jurisdiction may remove the trustee upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

        No Personal Liability Of Directors, Officers, Employees, Stockholders and Servicing Agent. No director, officer, employee, incorporator or stockholder of ours or our servicing agent, will have any liability for any of our obligations under the certificates, the indenture or for any claim based on, in respect to, or by reason of, these obligations or their creation. Each holder of the certificates waives and releases these persons from any liability. The waiver and release are part of the consideration for issuance of the certificates. We have been advised that the waiver may not be effective to waive liabilities under the federal securities laws since it is the view of the SEC that such a waiver is against public policy.

        Service Charges. We and the trustee may assess service charges for changing the registration of any certificate to reflect a change in name of the holder or transfers (whether by operation of law or otherwise) of a certificate.

        Variations By State. We may offer different securities and vary the terms and conditions of the offer (including, but not limited to, different interest rates and maturity dates) depending upon the state where the purchaser resides.

        Interest Withholding. We or the trustee will withhold the required portion of any interest paid to any investor who has not provided us with a Social Security Number, Employer Identification Number, or other satisfactory equivalent in the subscription agreement (or another document) or where the Internal Revenue Service has notified us that back-up withholding is otherwise required.

     Liquidity. There is no market for the certificates. We do not believe that a public market will develop for the certificates. You will not be able to sell your certificates. You should be prepared to hold any certificates you purchase until maturity.

        Reports. We publish and file with the Securities and Exchange Commission annual reports on form 10-K containing financial statements and quarterly reports on 10-Q containing financial information for the first three quarters of each fiscal year. We will send copies of our reports at no charge to any certificate holder who requests them in writing.

                     SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

        Our  organizational  documents,   consisting  of  Amended  and  Restated
Articles of Incorporation and Amended and Restated Bylaws, were reviewed and ratified by our directors (including our independent directors) on May 19, 1995. The following is a summary of certain provisions of these documents. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to the registration statement of which this prospectus is a part.

Certain Articles of Incorporation and Bylaws Provisions

        Shareholders' rights and related matters are governed by the Minnesota Business Corporation Act, our Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws. Certain provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board and may discourage an attempt by a person or group to obtain control of us through acquisitions of shares.

Shareholder Meetings

        Our bylaws provide for annual meetings of shareholders. Special meetings of shareholders may be called by (i) our Chief Executive Officer, (ii) a majority of the members of our board of directors or a majority of our independent directors, or (iii) shareholders holding at least 10% of the outstanding shares of common stock entitled to vote at the meeting.

Board of Directors

        Our bylaws provide that our board establishes the number of our directors, which may not be fewer than three (3) nor more than nine (9), and a majority of which must be independent directors. Any vacancy will be filled by a majority of the remaining directors, except that a vacancy of an independent director position must follow a nomination by the remaining independent directors. The directors may leave a vacancy unfilled until the next regular meeting of the shareholders.

Limitations on Director Actions

        Without concurrence of a majority of the outstanding shares, the directors may not: (i) amend our articles or bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of shareholders including amendments to provisions relating to, director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause us to merge with another entity or otherwise reorganize; or (iv) cause us to dissolve or liquidate.

        A majority of the then outstanding shares may, without the necessity for concurrence by our directors, vote to: (i) amend the bylaws; (ii) terminate the corporation; or (iii) remove the directors.

Minnesota Anti-Takeover Law

        We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's stock.

Restrictions on Roll-Ups

        "Roll-up" means a transaction involving our acquisition, merger, conversion, or consolidation (either directly or indirectly) and the issuance of securities of a roll-up entity. Such term does not include: (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form if, as consequence of the transaction, there will be no significant adverse change in any of the following: (a) shareholders' voting rights; (b) our term of existence; (c) sponsor or advisor compensation; (d) our investment objectives. "Roll-up entity" means a partnership, real estate investment trust, corporation, trust, or other entity created or surviving after the completion of a roll-up transaction.

        In connection with a roll-up, an appraisal of all of our assets would be required to be obtained from a competent independent expert. The appraiser would evaluate all relevant information, indicate the value of the assets as of a date immediately prior to the announcement of the roll-up and assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, we may not participate in any proposed roll-up which would:

     >> result in our shareholders having rights to meeting less frequently or which are more restrictive to shareholders than those provided in our bylaws;

     >> result in our shareholders having voting rights that are less than those provided in our bylaws;

     >> result in our shareholders having greater liability than as provided in our bylaws;

     >> result in our shareholders having rights to receive reports that are less than those provided in our bylaws;

     >> result in our shareholders having access to records that are more limited than those provided in our bylaws;

     >> include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);

     >> limit the ability of an investor to exercise the voting rights of its securities in the roll-up entity on the basis of the number of the shares held by that investor;

     >> result in investors in the roll-up entity having rights of access to the records of the roll-up entity that are less than those provided in our bylaws; or

     >> place upon us any of the costs of the transaction if the roll-up is not approved by the shareholders.

Nothing prevents our participation in any proposed roll-up resulting in shareholders having rights and restrictions comparable to those contained in our bylaws, with the prior approval of a majority of our shareholders.

        Shareholders voting against a proposed roll-up have the choice of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) one of either: (a) remaining as our shareholders and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the shareholders' pro rata share of the appraised value of our net assets. We do not intend to participate in a roll-up transaction.

Limitation on Total Operating Expenses

        Our bylaws provide that, subject to the conditions described in this paragraph, our annual total operating expenses cannot exceed the greater of 2% of our average invested assets or 25% our net income. The independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed the foregoing limitations. The independent directors may determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the independent directors and the reasons in support thereof must be recorded in the minutes of the meeting of the board of directors. We will send a written disclosure to our shareholders within 60 days after the end of any fiscal quarter for which total operating expenses (for the 12 months then ended) exceed 2% of the average invested assets or 25% of net income. In the event the total operating expenses exceed the limitations described above and if our directors are unable to conclude that such excess was justified then within 60 days after the end of our fiscal year, our advisor must reimburse us for the amount by which the aggregate annual total operating expenses paid or incurred by us exceed the limitation.

Transactions with Affiliates

        Our bylaws  restrict  our  dealings  with our  advisor,  sponsor and any director or affiliates thereof. In approving any transaction or series of transactions with such persons or entities, a majority of our directors not otherwise interested in such transaction, including a majority of the independent directors must determine that:

        (a) the transaction as contemplated is fair and reasonable to us and our shareholders and its terms and conditions are not less favorable to us than those available from unaffiliated third parties;

        (b) if the transaction involves compensation to any advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any advisor and its affiliates for any comparable services;

        (c) if the transaction involves the making of loans (other than in the ordinary course of our business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances; and

        (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to us than to other joint venturers.

        If the proposed transaction involves a loan to any advisor, director or any affiliate thereof, or to a wholly-owned subsidiary of ours, a written appraisal of the underlying property must be obtained from an independent expert. The appraisal must be maintained in our records for at least five years and be available for inspection and duplication by any shareholder. Such loan is subject to all requirements of our Financing Policy.

        We cannot borrow money from any advisor, director or any affiliate thereof, unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

        We cannot make or invest in any mortgage loans subordinate to any mortgage or equity interest of our advisor, directors, sponsors or any of our affiliates.

Restrictions on Investments

        The investment policies and restrictions set forth in our bylaws have been approved by a majority of our independent directors. In addition to other investment restrictions imposed by the directors consistent with our objective to qualify as a REIT, we will observe the guidelines and prohibitions on our investments set forth in our bylaws. These guidelines and prohibitions are discussed at the section headed "Our Business-Prohibited Investments and Activities."

                              PLAN OF DISTRIBUTION

General

        The underwriter is offering the shares and certificates pursuant to the terms and conditions of a distribution agreement (a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part). The underwriter is offering 1,500,000 shares and $15,000,000 principal amount of certificates on our behalf on a "best efforts" basis. "Best efforts" means that the underwriter is not obligated to purchase any shares or certificates. This is a "no minimum" offering. No minimum number of shares and no minimum principal amount of certificates must be sold, and we will receive the proceeds from the sale of shares and certificates as they are sold. This offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate not later than ___________, 2003 (two years from the date hereof), or upon completion of the sale of all shares and certificates, whichever first occurs. We may terminate this offering at any time.

Compensation

        Compensation on Sale of Shares. We will pay the underwriter a commission of 5.95% of the proceeds from the sale of the shares sold (up to $892,500). We have agreed to pay the underwriter a non-accountable expense allowance of up to $133,000 to reimburse the underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $30,000 of which is payable upon the sale of 100,000 shares, and the balance ($103,000) is payable ratably based on the number of shares sold thereafter.

        Compensation on Sale of Certificates. We will pay to the underwriter a commission based on the principal amount and maturity of the certificates sold. We will also pay the underwriter an underwriter's management fee upon original issuance of each certificate. The following table sets forth the commission that we will pay the underwriter on the sale and renewal of certificates:

   =============== =========== ============ ============ ============= ============

   Maturity:        2 Years      3 Years      4 Years      5 Years       7 Years
   --------------- ----------- ------------ ------------ ------------- ------------
   --------------- ----------- ------------ ------------ ------------- ------------

   Commission:       2.50%        2.75%        3.25%        3.50%        4.125%
   --------------- ----------- ------------ ------------ ------------- ------------
   --------------- ----------- ------------ ------------ ------------- ------------

   Underwriter's     0.50%        0.50%        0.50%        0.50%         0.50%
   Management
   Fee  on   Sale
   (1)
   --------------- ----------- ------------ ------------ ------------- ------------
   --------------- ----------- ------------ ------------ ------------- ------------

   Commission  on    1.25%        1.75%        2.25%        2.75%         3.75%
   Renewal
   =============== =========== ============ ============ ============= ============

     (1)Wewill not pay the underwriter an underwriter's management fee on renewals of certificates.

        We have agreed to pay the underwriter a non-accountable expense allowance of up to $100,000 to reimburse the underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $20,000 of which is payable upon the sale of $1,000,000 of certificates, and the balance ($80,000) is payable ratably based on the principal amount of certificates sold thereafter.

        Other Compensation Information. The underwriter may award sales incentive items to soliciting dealers, and persons associated with it as licensed registered representatives, in connection with its sales activities. The value of each item will be less than $50. The underwriter may pay incentive compensation to regional marketing representatives for their activities as wholesalers in connection with the distribution of the shares or certificates, subject to the overall restrictions on commissions described herein.

        We will not pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice to induce such person to advise the investor to purchase shares or certificates. This provision does not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling shares or certificates.

Subscription Process

        Our shares and certificates will be offered to the public through the underwriter and soliciting dealers. The shares and certificates are being sold when, as and if we receive and accept subscriptions. We have the right to accept or reject any subscription. If we reject your subscription, your funds will be returned to you, without interest. We will not accept subscriptions for less than 250 shares (200 for IRA accounts). We will not accept subscriptions for less than $1,000 for each maturity term of certificates.

        The underwriter may offer the shares and certificates through its own registered representatives and broker-dealers who are members of the NASD ("soliciting dealers"). The underwriter may re-allow to soliciting dealers a portion of its commissions, fees and reimbursable expenses payable to it under the distribution agreement. In no event will the compensation re-allowed by the underwriter to soliciting dealers exceed the total of compensation payable to the underwriter under the distribution agreement.

        Clients of soliciting dealers who wish to purchase shares or certificates will receive a confirmation of their purchase directly from the underwriter and must remit payment for the purchase of shares or certificates directly to the underwriter payable to "American Investors Group, Inc."

        A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the underwriter on the first business day following the date upon which we advise the underwriter in writing that a subscription has been accepted. Generally, payment for shares or certificates should accompany the subscription agreement. However, the underwriter must receive payment of the purchase price by the settlement date set forth in the confirmation. You may rescind your purchase of shares or certificates for up to five (5) business days after you receive a final prospectus.

        The distribution agreement provides for reciprocal indemnification between us and the underwriter against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

        The foregoing discussion of the material terms and provisions of the distribution agreement is qualified in its entirety by reference to the detailed terms and provisions of the distribution agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Suitability of the Investment

        Suitability Standards for Shares. Our shares are suitable only for long-term investment by persons who have adequate financial means. Shares will be sold to you only if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimated gross income during the current year (without regard to investment in our shares) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the shares, you will represent satisfaction of the applicable suitability standards.

        Suitability standards may be higher in certain states. You must meet all of the applicable requirements set forth in the subscription agreement. Under the laws of certain states, you may transfer shares only to persons who meet similar standards, and we may require certain assurances that these standards are met.

        Suitability Standards for Certificates. Our certificates are suitable only for investment by persons who have adequate financial means and can commit their investment for the full term of the certificates purchased. You will be required to provide us with certain financial information in your subscription form. You may purchase up to $5,000 of certificates if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $30,000 and an estimated gross income in the current year (without regard to investment in the certificates) of at least $45,000; or
(ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000. To purchase in excess of $5,000 of certificates, you must meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimated gross income during the current year (without regard to investment in the certificates) of at least $45,000; or
(ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the certificates, you will represent satisfaction of the applicable suitability standards.

        Suitability standards may be higher in certain states. You must meet all of the applicable requirements set forth in the subscription agreement.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                  LEGAL MATTERS

        Certain legal matters, including the legality of the shares and certificates being offered hereby and certain federal income tax matters are being passed upon for us by Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota.

                                     EXPERTS

        Our balance sheets as of December 31, 2000 and 1999 and related statements of operations, stockholder's equity and cash flows for the years ended December 31, 2000, 1999 and 1998 included in this prospectus have been audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent certified public accountants, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION

        Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All books of account, together with a copy of our Articles and any amendments thereto, will be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by our shareholders or their agents. We will provide to shareholders, upon request, a list of the names and addresses of all of our shareholders by mail. The shareholders will also have the right to inspect our records in the same manner as shareholders of any other Minnesota corporation. Our shareholders have rights under our bylaws to inspect our records that are in addition to those available under applicable federal and state law.

        We will send an annual report to shareholders in connection with our annual meeting. We prepare our annual report on Securities and Exchange Commission Form 10-KSB.

        Our regular accountants will prepare our federal and state tax returns. We will submit tax information to shareholders within 90 days following the end of each fiscal year. A specific reconciliation between GAAP and income tax information will not be provided to the shareholders. Reconciling information will be available in our office for inspection and review by any shareholder. Dividend check statements will reflect the number of shares owned by each of our shareholders, including shares purchased under our dividend reinvestment plan.

                             ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement (as amended) on Form S-11 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the shares and certificates offered hereby. This prospectus does not contain all the information set forth in the registration statement. Statements contained in the prospectus as to the contents of any contract or other document are not necessarily complete. In each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement. The registration statement and to the exhibits and schedules thereto contain further information regarding us.

        We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the Commission. Reports and other information we have filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth St. N.W., Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          INDEX TO FINANCIAL STATEMENTS

    Annual Financial Statements
        Report of Independent Auditor                                       F-2
        Balance Sheet at December 31, 1999 and 2000                         F-3
        Statements  of Operations  for years ended  December 31, 1998,
         1999 and 2000                                                      F-5
        Statements of Stockholders' Equity for the years ended
        December 31, 1998,  1999 and 2000                                   F-6
        Statements  of Cash Flows for the years ended December 31, 1998,
         1999 and 2000                                                      F-7
        Notes to  Financial Statements                                      F-9

    Interim Financial Statements (Unaudited except for Balance
      Sheet at December 31, 2000)
        Balance Sheet at September 30, 2001 and December 31, 2000           F-16
        Statements of Operations for 9 and 3 months ended
          September 30, 2001 and 2000                                       F-17
        Statements  of  Stockholders'  Equity for the 9 months  ended
          September  30,  2001                                              F-18
        Statements  of Cash Flows for 9 months  ended
        September  30, 2001 and 2000                                        F-19
        Notes to Financial  Statements  at and
          for the 9 months ended September 30, 2001 and 2000                F-20

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
American Church Mortgage Company
Minnetonka, Minnesota

We have audited the accompanying balance sheet of American Church Mortgage Company as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000, 1999, and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Church Mortgage Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998, in conformity with accounting principles generally accepted in the United States of America.


                                 /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P. Certified Public Accountants

Minneapolis, Minnesota
February 20, 2001

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet





--------------------------------------------------------------------------------------------------------------------
                                                                             December 31

          ASSETS                                                         2000               1999
--------------------------------------------------------------------------------------------------------------------
Current Assets
    Cash and equivalents                                           $      213,084   $      382,765
    Accounts receivable                                                     9,892            5,782
    Interest receivable                                                    15,651
    Current maturities of mortgage loans receivable                       276,565          218,398
    Current maturities of bond portfolio                                   27,000           17,000
    Prepaids                                                                9,110            2,917
                                                                   --------------   --------------
            Total current assets                                          551,302          626,862



Mortgage Loans Receivable, net of current maturities                   11,463,484       10,189,529



Bond Portfolio, net of current maturities                               2,262,962        2,039,199



Deferred Tax Asset                                                         60,000           60,000
                                                                    -------------    -------------

            Total assets                                              $14,337,748      $12,915,590
                                                                       ==========       ==========


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet



--------------------------------------------------------------------------------------------------------------------
                                                                              December 31
        LIABILITIES AND STOCKHOLDERS' EQUITY                               2000             1999
--------------------------------------------------------------------------------------------------------------------
Current Liabilities
    Note payable, line of credit                                     $     399,653   $     500,000
    Accounts payable                                                        80,775
    Management fee payable                                                  36,222
    Deferred income                                                         21,174          23,078
    Dividends payable                                                      293,629         274,280
                                                                      ------------    ------------
            Total current liabilities                                      831,453         797,358


Deferred Income, net of current maturities                                 191,885         164,913


Stockholders' Equity
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 1,469,817 at December 31, 2000
            and 1,322,289 shares at December 31, 1999                       14,698          13,223
    Additional paid-in capital                                          13,454,746      12,070,410
    Accumulated deficit                                                   (155,034)       (130,314)
                                                                       -----------    ------------
            Total stockholders' equity                                  13,314,410      11,953,319
                                                                        ----------      ----------

            Total liabilities and equity                               $14,337,748     $12,915,590
                                                                        ==========      ==========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations




--------------------------------------------------------------------------------------------------------------------
                                                                   Years Ended December 31
                                                            2000             1999             1998
--------------------------------------------------------------------------------------------------------------------
Interest Income                                         $  1,407,414   $  1,109,436    $    782,013

Operating Expenses                                           267,161        157,557          76,648
                                                           ---------      ---------        --------

Operating Income                                           1,140,253        951,879         705,365

Benefit from Income Taxes                                     -             (20,000)         (7,000)
                                                           ---------     ----------       ---------

Net Income                                                $1,140,253    $   971,879        $712,365
                                                           =========     ==========         =======

Basic and Diluted Income Per Common Share               $        .81    $       .81        $    .86
                                                           =========     ==========         =======

Weighted Average Common Shares Outstanding                 1,414,275      1,203,954         825,176
                                                           =========      =========         =======


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Statement of Stockholders' Equity



--------------------------------------------------------------------------------------------------------------------
                                                                      Additional
                                              Common      Stock        Paid-In           Accumulated
                                              -----------------        Capital             Deficit
                                              Shares     Amount
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                    571,615  $  5,716        $5,184,882   ($     49,019)

    Issuance of 516,031 shares of
        common stock, net of
        offering costs                        516,031     5,160         4,788,318

    Net income                                                                            712,365

    Dividends declared                                                                   (741,038)
                                           ----------    ------       -----------   -------------

Balance, December 31, 1998                  1,087,646    10,876         9,973,200         (77,692)

    Issuance of 234,643 shares of
        common stock, net of
        offering costs                        234,643     2,347         2,097,210

    Net income                                                                            971,879

    Dividends declared                                                                 (1,024,501)
                                           ----------    ------       -----------       ---------

Balance, December 31, 1999                  1,322,289    13,223        12,070,410        (130,314)

    Issuance of 169,868  shares of
        common stock, net of offering
        costs                                 169,868     1,698         1,607,513

    Redemption of 22,340 shares of
        common stock                          (22,340)     (223)         (223,177)

    Net income                                                                          1,140,253

    Dividends declared                                                                 (1,164,973)
                                           ----------    ------       -----------       ---------

Balance, December 31, 2000                1,469,817    $14,698      $  13,454,746    ($   155,034)
                                          =========     ======         ==========      ==========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows

--------------------------------------------------------------------------------------------------------------------
                                                                       Years Ended December 31
                                                             2000             1999             1998
--------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net income                                            $1,140,253     $   971,879      $   712,365
    Adjustments to reconcile net income to net cash
        from operating activities:
        Deferred income taxes                                                (20,000)          (7,000)
        Amortization                                                             161              303
        Change in assets and liabilities
            Accounts receivable                               (4,110)         22,995          (28,777)
            Interest receivable                              (15,651)
            Prepaids                                          (6,193)         (2,917)
            Accounts payable                                  80,775         (12,759)          (2,731)
            Management fees payable                           36,222
            Deferred income                                   25,068          73,811           35,752
                                                          ----------      ----------       ----------
            Net cash from operating activities             1,256,364       1,033,170          709,912

Cash Flows from Investing Activities
    Investment in mortgage loans receivable               (1,675,000)     (5,931,000)      (2,498,750)
    Collections of mortgage loans receivable                 342,878       1,754,935        1,179,196
    Investment in bond portfolio                            (250,763)     (1,368,392)        (931,188)
    Proceeds from bond portfolio called/sold                  17,000         336,190           33,000
                                                          ----------      ----------       ----------
            Net cash used for investing activities        (1,565,885)     (5,208,267)      (2,217,742)

Cash Flows from Financing Activities
    Net borrowings (payments) on note payable,
        line of credit                                      (100,347)        500,000
    Proceeds from stock offering, net of offering          1,609,211       2,102,209        4,793,478
costs
    Redemptions                                             (223,400)         (2,652)
    Dividends paid                                        (1,145,624)       (983,225)        (635,933)
                                                           ---------      ----------       ----------
            Net cash from financing activities               139,840       1,616,332        4,157,545
                                                          ----------       ---------        ---------

Net Increase (Decrease) in Cash and Equivalents             (169,681)     (2,558,765)       2,649,715

Cash and Equivalents - Beginning of Year                     382,765       2,941,530          291,815
                                                          ----------       ---------       ----------

Cash and Equivalents - End of Year                       $   213,084     $   382,765       $2,941,530
                                                          ==========      ==========        =========

                                  - Continued -
Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

--------------------------------------------------------------------------------------------------------------------
                                                                        Years Ended December 31
                                                              2000            1999             1998
--------------------------------------------------------------------------------------------------------------------
Supplemental Schedule of Noncash Financing and
    Investing Activities
    Offering costs reclassified to additional
        paid-in capital                                    $   20,702      $   122,664      $  71,751
                                                             ========       ==========        =======
    Dividends payable                                      $  293,629      $   274,280       $233,004
                                                              =======       ==========        =======

Supplemental Cash Flow Information
    Cash paid during the year for
        Interest                                           $   65,282      $     8,180      $      59
                                                             ========       ==========       ========
        Income taxes                                       $     -         $      -         $     -
                                                             ========       ==========       ========



Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms that it establishes for individual organizations. Loans have been made to churches located in 15 states as of December 31, 2000.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains its accounts primarily at two financial institutions. At times throughout the year, the Company's cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not Federally insured. At December 31, 2000 and 1999, such investments were $100,000 and $300,000 respectively. The Company has not experienced any losses in such accounts.

Bond Portfolio

The Company accounts for its bond portfolio under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

The Company classifies its bond portfolio as "available-for sale". Available-for-sale bonds are carried at fair value. Although no ready public market for these bonds exists, management believes that their cost approximates their fair value. During 1999, the Company sold $195,000 of its bonds at par, which was the same as amortized cost, to an affiliate of the Advisor (see Note
4). There were no gains or losses on the sale.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance for Mortgage Loans Receivable

The Company follows a policy of providing an allowance for mortgage loans receivable. However, at December 31, 2000 and 1999, management believes the mortgage loans receivable to be collectible in all material respects, and therefore, no allowance is presently provided.

Revenue Recognition

Interest income on mortgage loans is recognized as earned. Interest income on the bond portfolio is recognized as the ex-dividend date.

Deferred income represents loan origination fees which are recognized over the life of the loan as an adjustment to the yield on the loan.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in recognition of income from loan origination fees for financial and income tax reporting.

The Company has elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company will not be subject to Federal income tax to the extent of distributions to its shareholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

Income Per Common Share

No adjustments were made to income for the purpose of calculating earnings per share. Stock options had no effect on the weighted average number of shares outstanding.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

                      Recently Issued Accounting Standards

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (subsequently amended by SFAS No. 138). This Statement requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. In June 1999, the FASB issued SFAS No. 137, delaying the effective date of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. The Company has not yet determined the effects SFAS No. 133 will have on its financial position or the results of its operations.

2.  MORTGAGE LOANS AND BOND PORTFOLIO

At December 31, 2000, the Company had first mortgage loans receivable totaling $11,740,049. The loans bear interest ranging from 9.50% to 12.00%. At December 31, 1999, the Company had first mortgage loans receivable totaling $10,407,927 which bore interest ranging from 9.55% to 12.00%.

The Company also had a portfolio of secured church bonds at December 31, 2000 and 1999, which are carried at cost plus amortized interest income. The bonds pay either semi-annual or quarterly interest ranging from 5.75% to 10.50%. The combined principal of $2,289,962 at December 31, 2000 is due at various maturity dates between February 1, 2001 and February 1, 2019. Four bond issues comprised 87% of the total bond portfolio at December 31, 2000. Three bond issues comprised 85% of the total bond portfolio at December 31, 1999.

The maturity schedule for mortgage loans and bonds receivable as of December 31, 2000 is as follows:

                                                       Mortgage Loans      Bond Portfolio
                                                      ---------------      --------------

         2001                                          $    276,565        $    27,000
         2002                                               309,578             68,000
         2003                                               343,893             37,000
         2004                                               382,029            110,000
         2005                                               364,461             60,000
         Thereafter                                      10,063,523          1,987,962
                                                         ----------          ---------

                     Totals                             $11,740,049         $2,289,962
                                                         ==========          =========

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998





3.  STOCK OPTION PLAN

The Company adopted a Stock Option Plan granting each member of the Board of Directors and the president of the Advisor (Note 4) an option to purchase 3,000 shares of common stock annually upon their re-election. The purchase price of the stock is the fair market value at the grant date. Options outstanding are 105,000 shares at a price of $10 per share at December 31, 2000 and 1999. The options are exercisable November 15, 1996 and incrementally at one year intervals after the date of grant and expire November 15, 2001 through November 15, 2005. No options were exercised as of December 31, 2000.

The Company has chosen to account for stock based compensation in accordance with APB Opinion 25. Management believes that the disclosure requirements of Statement of Financial Accounting Standards No. 123 are not material to its financial statements.

4.  TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc., Minnetonka, Minnesota ("Advisor"). The Advisor is responsible for the day-to-day operations of the Company and provides office space, administrative services and personnel.

Under the terms of the Advisory Agreement, the Company pays the Advisor an annual base management fee of 1.25 percent of average invested assets (generally defined as the average of the aggregate book value of the assets invested in securities and equity interests in and loans secured by real estate), which is payable on a monthly basis. The Advisor will also receive one-half of the origination fees paid by a mortgage loan borrower in connection with a mortgage loan made or renewed by the Company. The Company has expensed Advisor management and origination fees of approximately $176,000, $231,000 and $102,000 during 2000, 1999 and 1998, respectively. The Advisor waived origination fees of $12,250, $0 and $15,220 during 2000, 1999 and 1998, respectively.

The Advisor and the Company are related through common ownership and common management. See Notes 1 and 6.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998




5.  INCOME TAXES

The income tax benefit consists of the following components:

                                                                2000       1999         1998
                                                                ----       ----         ----

        Current                                              $    -      $    -       $    -
        Deferred                                                  -       (20,000)     (7,000)
                                                               ------      ------       -----


                    Total tax benefit                        $    -      ($20,000)    ($7,000)
                                                              =======      ======       =====

As discussed in Note 1, a REIT is subject to taxation to the extent that taxable income exceeds dividend distributions to its shareholders. In order to maintain its status as a REIT, the Company is required to distribute at least 95% of its taxable income. In 2000, the Company had pretax income of $1,140,253 and distributions to shareholders in the form of dividends during the tax year of $1,164,973. The expected tax expense to the Company, pre-dividends would have been $387,686. In 1999, the Company had pretax income subject to tax of $951,879 and distributions to shareholders in the form of dividends during the tax year of $1,024,501. The expected tax expense to the Company, pre-dividends, would have been $323,639. In 1998, the Company had pretax income of $705,365 and distributions to shareholders in the form of dividend during the tax year of $741,038. The expected tax expense to the Company, pre-dividends would have been $241,524.

The following reconciles the income tax benefit with the expected provision obtained by applying statutory rates to pretax income:

                                                             2000          1999         1998
                                                            ------        ------       ------

        Expected tax expense (benefit)                   $  387,686      $323,639     $241,524
        Benefit of REIT distributions                      (400,798)     (343,639)    (248,524)
        Valuation allowance                                  13,112
                                                           --------      --------      -------

                    Totals                               $      -      ($  20,000)  ($   7,000)
                                                          =========      ========     ========

The components of deferred income taxes are as follows:

                                                              2000          1999
                                                             ------        ------

        Loan origination fees                             $  60,000     $  60,000
                                                             ======        ======

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998





5.  INCOME TAXES - Continued

The total deferred tax assets are as follows:

                                                                       2000          1999
                                                                       ----          ----

        Deferred tax assets                                        $  73,112       $60,000
        Deferred tax asset valuation allowance                       (13,112)
                                                                      ------        ------

                    Net deferred tax asset                         $  60,000       $60,000
                                                                      ======        ======

The change in the valuation allowance was $13,112 for 2000 and $0 for 1999 and 1998.

6.  PUBLIC OFFERINGS OF THE COMPANY'S COMMON STOCK

The Company filed a second Registration Statement with the Securities and Exchange Commission for a public offering of its common stock in 1997. The Company offered to sell 1,500,000 shares of its common stock at a price of $10 per share. The offering was underwritten by a managing underwriter (an affiliate of the Advisor) and a co-underwriter on a "best efforts" basis, and no minimum sale of stock was required. The stock sale commenced on September 26, 1997 and concluded on January 22, 1999. A total of 799,759 shares were sold.

The Company filed a Registration Statement with the Securities and Exchange Commission for a third public offering of its common stock in August 1999. The Company offered to sell 1,500,000 shares of its common stock at a price of $10 per share. The offering is being underwritten by an underwriter (an affiliate of the Advisor) on a "best efforts" basis, and no minimum sale of stock is required. The stock sale commenced on September 23, 1999. A total of 119,663 shares were sold through December 31, 1999.

During 2000, the Company filed a Registration Statement with the Securities and Exchange Commission to extend its third public offering of its common stock through September 23, 2001. A total of 269,286 shares were sold through December 31, 2000.

Pursuant to the terms of the Underwriting Agreements, the Company paid the managing underwriter and participating broker-dealers commissions and non-reimbursable expenses of approximately $94,000, $170,000 and $331,600 during 2000, 1999 and 1998, respectively, in connection with these last two public offerings.

                        AMERICAN CHURCH MORTGAGE COMPANY

                         Notes for Financial Statements

                           December 31, 2000 and 1999





7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows at December 31, 2000 and 1999:

                                                      2000                        1999
                                            ----------------------------------------------------
                                           Carrying         Fair         Carrying         Fair
                                            Amount          Value         Amount          Value
                                        ------------     -------------  ----------     ---------

     Cash and equivalents             $     213,084   $     213,084  $     382,765  $    382,765
     Accounts receivable                      9,892           9,892          5,782         5,782
     Interest receivable                     15,651          15,651
     Mortgage loans receivable           11,740,049      11,740,049     10,407,927    10,407,927
     Bond portfolio                       2,289,962       2,289,962      2,056,199     2,056,199

The carrying value of cash and equivalents approximates fair value. The fair value of the mortgage loans receivable and the bond portfolio are estimated by discounting future cash flows using current discount rates that reflect the risks associated with similar types of loans.

8.  LINE OF CREDIT

The Company obtained a $1,000,000 line of credit with its bank on July 22, 1999, subject to certain borrowing base limitations, through August 1, 2001. Interest is charged at 1% over the prime rate totaling 10% and 9.5% at December 31, 2000 and 1999, respectively. The line of credit is collateralized by the mortgage secured bonds held by the Company. Outstanding borrowings were $399,653 and $500,000 at December 31, 2000 and 1999, respectively.

                        AMERICAN CHURCH MORTGAGE COMPANY
                                 BALANCE SHEETS

                                                             September 30,      December 31,
                                                                 2001               2000
                                                             ------------       ------------
                                                              (Unaudited)         (Audited)
Assets:
  Current Assets:
   Cash and Cash Equivalents                              $     2,361,308     $       213,084
   Current Maturities of Loans Receivable                         300,525             276,565
   Current Maturities of Bonds Receivable                         104,000              27,000
   Accounts Receivable                                             14,813               9,892
   Interest Receivable                                             74,380              15,651
   Prepaids                                                         - 0 -               9,110
                                                             ------------        ------------
       Total Current Assets:                                    2,855,026             551,302

   Loans Receivable, net of current maturities                 11,790,097          11,463,484
   Bonds Receivable, net of current maturities                  2,056,798           2,262,962
   Deferred Tax Asset                                              60,000              60,000
                                                             ------------        ------------

       Total Assets:                                      $    16,761,921     $    14,337,748
                                                             ============        ============

Liabilities and Stockholder's Equity:

  Current Liabilities:
   Line of Credit                                         $         - 0 -     $       399,653
   Accounts Payable                                                 2,073              80,775
   Management Fee Payable                                          44,112              36,222
   Deferred Income                                                 18,648              21,174
   Dividends Payable                                              325,298             293,629
                                                             ------------        ------------
       Total current Liabilities:                                 390,131             831,453

   Deferred Income, net of current deferred income                203,578             191,885

   Stockholder's Equity
   Common stock, par value $.01 per share;  authorized
    30,000,000 shares; issued and outstanding as of
    September 30, 2001, 1,469,817 shares as of
    December 31, 2000                                              17,749              14,698
   Additional Paid in Capital                                  16,320,261          13,454,746
   Accumulated Deficit                                           (169,798)           (155,034)
                                                             ------------        ------------
       Total Stockholders Equity:                              16,168,212          13,314,410
                                                             ------------        ------------

                                                          $    16,761,921     $    14,337,748
                                                             ============        ============

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
                       UNAUDITED STATEMENTS OF OPERATIONS

                                                 Nine Months Ended            Three Months Ended
                                                   September 30,                 September 30,
                                               2001            2000           2001           2000
                                               ----            ----           ----           ----

Revenues:
  Interest Income, Loans                $     937,731  $      864,536  $   298,829  $      289,296
  Interest Income, Other                      194,052         169,024       68,316           6,243
  Capital Gains Realized                        5,690             979        1,077             289
  Origination Income                           21,850          19,323       10,761          51,703
                                            ---------       ---------      -------         -------
     Total Revenues:                        1,159,323       1,053,862      378,983         347,531

Expenses:
  Professional Fees                     $      16,296  $       19,381  $     5,965  $        5,302
  Director Fees                                 2,400           2,400          800             800
  Amortization                                  - 0 -           2,917        - 0 -             417
  Interest Expense                             26,649          54,378        1,516          15,526
  Advisory Fees                               124,187         118,167       44,112          35,501
  Other                                        24,968          15,173        5,625           7,663
                                            ---------       ---------       ------         -------
     Total Expenses:                          194,500         212,416       58,019          65,209

  Net Operating Income:                 $     964,823  $      841,446  $   320,964  $      282,322
                                            ---------       ---------      -------         -------

  Provision for
      Income Taxes                              - 0 -          - 0 -         - 0 -           - 0 -
                                            ---------        --------      -------         -------
  Net Income                            $     964,823  $      841,446  $   320,964  $      282,322
                                           == =======     === =======    = =======         =======

  Income Per Common Share               $         .63  $          .60  $       .20  $          .20

  Weighted Average Common Shares
  Outstanding                               1,440,686       1,533,589    1,533,589       1,622,717

  Dividends Declared                    $     979,586  $      871,344  $   325,298  $      267,201

Notes to Financial Statements are an integral part of this Statement.


                        AMERICAN CHURCH MORTGAGE COMPANY
                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                  For the Nine           For the Nine
                                                  Months Ended           Months Ended
                                                  September 30,          September 30,
                                                      2001                 2000
                                                 -------------          ------------

Cash Flows From Operating Activities
Net Income                                       $    964,823         $       841,446
Adjustments to reconcile net income to net cash
  used in operating activities:
    Loan loss reserves                                  8,546                   - 0 -
Change in assets and liabilities:
    Deferred income                                     9,167                  17,141
    Accounts and interest receivable                  (63,651)                 (26,602)
    Accounts payable                                  (70,812)                 43,712
    Prepaids                                            9,110                   (6,193)
                                                    ---------                 --------
        Net cash from operating activities            857,183                 869,504

Cash Flows From Investing Activities
    Investment in mortgage loans                     (898,000)             (1,129,194)
        Collections of mortgage loans                 538,881                 170,608
    Investment in bonds                              (776,040)                  - 0 -
    Proceeds from bond portfolio                      905,205                   7,378
                                                     --------            ------------
        Net cash used for investing activities       (229,954)               (951,208)
Cash Flows From Financing Activities
    Payment on line or credit (net)                  (399,653)                (100,056)
    Proceeds from stock offering                    2,868,565                1,261,260
    Dividends Paid                                   (947,917)                (878,424)
                                                    ---------               ----------
           Net cash from financing activities       1,520,995                  282,780
                                                    ---------              -----------

    Net increase in Cash                            2,148,224                 201,076

Cash
    Beginning of period                               213,084                 382,765
                                                   ----------             -----------

    End of period                                 $ 2,361,308           $     583,841
                                                    =========            ============

                        AMERICAN CHURCH MORTGAGE COMPANY
                       UNAUDITED STATEMENTS OF CASH FLOWS
                                   (Continued)

Supplemental Schedule of Noncash

 Financing Activities
    Dividends declared but not paid              $    325,298           $     267,201
    Deferred offering costs financed through
       accounts payable                          $      - 0 -           $       9,110
    Dividends reinvested                         $    152,325           $     160,870

Supplemental Cash Flow Information
    Cash paid during the period for
      Interest Expense                           $     26,649           $      54,378



Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
                   UNAUDITED STATEMENT OF STOCKHOLDER'S EQUITY

                                                                 Additional
                                            Common Stock           Paid-In          Accumulated
                                       Shares         Amount       Capital            Deficit
                                    ------------     --------    ------------     ---------------

Balance, December 31, 2000          1,469,817      $    14,698   $ 13,454,746   $    (155,035)

Issuance of 305,062 shares of
    common stock, net of costs        305,062            3,051      2,865,515

Net Income                                                                            964,823

Dividends declared                                                                   (979,586)
                                    ---------        --------      ----------         -------
Balance, September 30, 2001         1,774,879      $   17,749    $ 16,320,261   $    (169,798)
       (unaudited)                  =========        ========      ==========         =======


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
           NOTES TO UNAUDITED FINANCIAL STATEMENTS SEPTEMBER 30, 2001

1.  NATURE OF BUSINESS

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms that it establishes for individual organizations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with the instructions for interim statements and, therefore, do not include all information and disclosures necessary for a fair presentation of results of operations, financial position, and changes in cash flow in conformity with generally accepted accounting principles. However, in the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of financial position, results of operations, and cash flows for the period presented.

The unaudited consolidated financial statements of the Company should be read in conjunction with the audited financial statements included in the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission for the year ended December 31, 2000.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains its accounts primarily at two financial institutions. At times throughout the year, the Company's cash and cash equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not Federally insured. The Company has not experienced any losses in such accounts.

Bond Portfolio

The Company accounts for its bond portfolio under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies its bond portfolio as "available-for sale."
Available-for-sale bonds are carried at fair value. Although no ready public market for these bonds exists, management believes that their cost approximates their fair value. During the nine month period ended September 30, 2001, the Company bought $878,040 bonds at or below par value. In addition, during the nine month period, the Company sold $724,000 of its bonds at or above cost.

Allowance for Mortgage Loans Receivable

The Company follows a policy of providing an allowance for mortgage loans receivable. At September 30, 2001, the Company followed its loan reserve policy and provided $8,546 for one mortgage loan which is nine mortgage payments in arrears. In addition, the Company expensed $2,778 of interest due and payable but never received from the same mortgage loan in arrears.

Deferred Income

Deferred income represents loan origination fees which are recognized over the life of the loan as an adjustment to the yield on the loan.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in recognition of income from loan origination fees for financial and income tax reporting. Deferred taxes are recognized for operating losses that are available to offset future taxable income.

The Company has elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company will not be subject to Federal income tax to the extent that distributions to its shareholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

Income Per Common Share

No adjustments were made to income for the purpose of calculating earnings per share. Stock options had no effect on the weighted average number of shares outstanding.

3.  MORTGAGE LOANS AND BOND PORTFOLIO

At September 30, 2001, the Company had mortgage loans receivable totaling $12,099,168. The loans bear interest ranging from 9.50% to 12.00%. The Company also had a portfolio of secured church bonds at September 30, 2001. The bonds pay either semi-annual or quarterly interest ranging from 6.65% to 10.50%. The combined principal of $2,160,000 at September 30, 2001 is due at various maturity dates between November 1, 2001 and June 15, 2021.

The twelve month maturity schedule for mortgage loans and bonds receivable as of September 30, 2001 is as follows:

                                               Mortgage Loans    Bond Portfolio

        2002                                  $     300,525    $      104,000
        2003                                        314,457           105,000
        2004                                        349,061            37,000
        2005                                        357,779            91,000
        2006                                        460,772            63,000
    Thereafter                                   10,316,574         1,766,000
                                                 ----------         ---------
                                                 12,099,168         2,166,000
    Less loan loss reserves                          (8,546)
    Less discounts from par                                            (5,202)

            Totals                              $12,090,622        $2,160,798
                                                 ==========         =========

4.  STOCK OPTION PLAN

The Company adopted a Stock Option Plan granting each member of the Board of Directors and the president of the Advisor (Note 5) an option to purchase 3,000 shares of common stock annually upon their re-election. The purchase price of the stock was to be the fair market value at the grant date. On November 15, 1994, the Company began the annual grant of options to purchase an aggregate of 18,000 shares of common stock at $10 per share. These options became exercisable November 15, 1995 and 18,000 options granted expired November 15, 1999 and November 15, 2000 respectfully. No options were exercised during the nine month period ended September 30, 2001. Options outstanding as of September 30, 2001 is 90,000 shares

The Company has chosen to account for stock based compensation in accordance with APB Opinion 25. Management believes that the disclosure requirements of Statement of Financial Accounting Standards No. 123 are not material to its financial statements.

5.  TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc., Minnetonka, Minnesota ("Advisor"). The Advisor is responsible for the day-to-day operations of the Company and provides office space, administrative services and personnel.

Under the terms of the Advisory Agreement, the Company pays the Advisor an annual base management fee of 1.25 percent of average invested assets (generally defined as the average of the aggregate book value of the assets invested in securities and equity interests in and loans secured by real estate), which is payable on a monthly basis. The Advisor will also receive one-half of the origination fees paid by a mortgage loan borrower in connection with a mortgage loan made or renewed by the Company. The Company paid to the Advisor management and origination fees totaling $124,187 and $20,660 respectively for the nine month period ended September 30, 2001.

The Advisor and the Company are related through common ownership and common management. See note 6.

6.  PUBLIC OFFERINGS OF THE COMPANY'S COMMON STOCK

The Company filed a Registration Statement with the Securities and Exchange Commission for a third public offering of its common stock in August 1999. The Company offered to sell 1,500,000 shares of its common stock at a price of $10 per share. The offering was underwritten by an underwriter (an affiliate of the Advisor) on a "best efforts" basis, and no minimum sale of stock was required. The stock sale commenced on September 23, 1999 and concluded September 23, 2001. A total of 569,207 shares were sold during the Company's third public offering.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows:

                                       September 30, 2001               December 31, 2000
                                      --------------------------------------------------------
                                       Carrying          Fair           Carrying         Fair
                                         Amount          Value           Amount          Value
                                       ---------       ---------       ----------    ----------
    Cash and equivalents             $ 2,361,308     $ 2,361,308      $   213,084   $   213,084
    Accounts receivable                   14,813          14,813            9,892         9,892
    Mortgage loans receivable         12,090,622      12,090,622       11,740,049    11,740,049
    Bond portfolio                     2,160,798       2,160,798        2,056,199     2,056,199

The carrying value of cash and equivalents approximates fair value. The fair value of the mortgage loans receivable and the bond portfolio are estimated by discounting future cash flows using current discount rates that reflect the risks associated with similar types of loans.

8.  LINE OF CREDIT

The Company renewed its $1,000,000 line of credit with its bank on August 1, 2001, subject to certain borrowing base limitations, through August 1, 2002. Interest is charged at 1/2% over the prime rate totaling 6.50% at September 30, 2001. The line of credit is collateralized by the mortgage secured bonds held by the Company. The Company did not have an outstanding balance on its line of credit as of September 30, 2001.

                                                                      Exhibit A

                            American Church Mortgage
                                     Company
                             Subscription Agreement

        To purchase either Common Stock or Series A Secured Investor Certificates, please complete this form and write a check made payable to American Investors Group, Inc. Send the entire form with your check along with any other documents in the envelope provided. We will return your copy to you once your subscription agreement has been reviewed and accepted. If you have any questions regarding this form, please contact your account representative or our customer service department at 1-800-815-1175. This Subscription Agreement must be accompanied by a Suitability Certificate (Exhibit B).

Ownership Registration:

Name(s):  ____________________________________________________________________

Address: _____________________________________________________________________

City:    ___________________________  State:  _________  Zip:  _______________

Tax I.D/ S.S. Number:  _____________  Date(s) of Birth: ______ / ______ / ____

Phone Number:( _____ ) ________________                 ______ / _____ / _____

Form of Ownership:  (please select one): _ Tenants in Common  _  IRA

_ Partnership/LLC _ Individual  _ Corporation _ Trust _ Pension Plan

_ Joint Tenants w/Right _ Transfer on Death _ Custodian _ Profit Sharing of Survivorship

American Investors Account Number (if known):  ________________

Account Representative:___________________________________

Mailing Address for Correspondence: (if different from above)

Name(s):      _________________________________________________________________

Address:      _________________________________________________________________

City:         _____________________________  State:  _________  Zip:  _________
-------------------------------------------------------------------------------
A dividend/interest order form will need to be completed if you elect to have your interest or dividends directed to another source other than shown above. A dividend order form can be obtained from your account representative or our customer service department at 1-800-815-1175.
--------------------------------------------------------------------------------

Complete this section if you are purchasing Common Stock:


Number of Shares: ________________ X $10.00 per share = $ ___________________

(250 share minimum; 200 share minimum for IRA accounts)

Does this purchase add to an existing purchase of shares?  Yes: __ No: __
Do you want your dividends reinvested into the Companys Dividend Reinvestment Plan? Yes: __ No: __
-------------------------------------------------------------------------------
(If boxes are left unchecked , will assume No)
-------------------------------------------------------------------------------
Complete this section if you are purchasing Secured Investor Certificates:


Maturity (Two Years)(Three Years)(Four Years)(Five Years)(Seven Years)  Total
                                                                       Principal

Amount: $________ + $________ + $________ + $________ + $________ = $___________

--------------------------------------------------------------------------------
(Certificates are issued in $1,000 increments and multiples thereof)

--------------------------------------------------------------------------------
  Certification: I hereby certify that (i) I am a bona fide resident of the state listed in the Ownership Registration: (ii) I have received and read the prospectus previously provided by American Investors Group, Inc. and understand the risks associated with this investment (iii) the social security number or tax identification number listed above is correct; and (iv) I am not subject to backup withholding either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of failure to report all interest and dividends or I have been notified that I am no longer subject to backup withholding. I understand that this purchase offer is subject to the terms and contained in the prospectus and may be rejected in whole or in part and will not become effective until accepted by American Investors Group, Inc. and American Church
  Mortgage Company's Advisor.

_____________________________________________________________________
Signature of Individual Investor/Custodian/Authorized Person    (Date)

______________________________________________________________________
Signature of Joint Tenant (if applicable)                       (Date)
-------------------------------------------------------------------------------

Office Use Only: Broker Dealer:(Accepted |_| Rejected |_| Date: ______________ )
                 Advisor: (Accepted |_| Rejected |_| Date: _____________ )

White: Issuer Yellow: Investor Pink: Broker/Dealer Gold: Account Representative

                                                                       Exhibit B

                        American Church Mortgage Company
                             Suitability Certificate

Please return the entire form to our offices in the envelope provided. We will return your copy to you once your certificate has been reviewed and approved. This suitability certificate must be accompanied by a Subscription Agreement (Exhibit A).

Please complete this section if you are purchasing Common Stock:

--------------------------------------------------------------------------------
You should make an investment in the shares only as a long-term investment, only if you have significant financial means and only if you have no immediate need for liquidity of your investment. You must purchase a minimum of 250 shares ($2,500). IRAs and qualified plans must purchase a minimum of 200 shares ($2,000). We have established financial suitability standards for investors desiring to purchase shares. Please check one of the two boxes below.
--------------------------------------------------------------------------------
o I either individually or with my spouse had an annual income of at least $45,000 during the previous calendar year, have a net worth of at least $45,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Common Stock for my (our) own account or for my (our) retirement plan or trust.

o I either individually or with my spouse have a net worth of at least $150,000 (exclusive of my (our) principal resident and its furnishings and automobiles) and am purchasing Common Stock for my (our) own account or for my (our) retirement plan or trust.
________________________________________________________________________________
Please complete this section if you are purchasing Secured Investor Certificates

--------------------------------------------------------------------------------
You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You must purchase at least $1,000 worth of certificates. Please refer to the applicable section listed below.
--------------------------------------------------------------------------------
If you are purchasing $5,000 of certificates or less please check one of the two boxes below:
--------------------------------------------------------------------------------
o I either individually or with my spouse had an annual income of at least $30,000 during the previous calendar year, have a net worth of at least $30,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Certificates for my (our) own account or for my (our) retirement plan or trust.

o I either individually or with my spouse have a net worth of at least $100,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Certificates for my (our) own account or for my (our) retirement plan or trust.

--------------------------------------------------------------------------------
If you are purchasing over $5,000 of certificates please check one of the two boxes below:
--------------------------------------------------------------------------------

o I either individually or with my spouse had an annual income of at least $45,000 during the previous calendar year, have a net worth of at least $45,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Certificates for my (our) own account or for my (our) retirement plan or trust.

o I (either individually or with my spouse have a net worth of at least $150,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Certificates for my (our) own account or for my (our) retirement plan or trust.

If a subscription is rejected, the Company will promptly refund to the investor the consideration paid for the shares or certificates without deduction or interest. You may rescind your purchase of shares or certificates for up to five
(5) business days after you receive a final prospectus.

-----------------------------    -----------------------------------------------
Please Print Name                Please Print Name- Joint Tenant (If Applicable)


-----------------------------    -----------------------------------------------
Signature of Individual/         Signature of Joint Tenant (If Applicable)
Custodian/Authorized Person      (Date)
(Date)

Office Use Only:  Broker Dealer: (Accepted |_|Rejected|_| Date:  ___________ )
                  Advisor: (Accepted  |_| Rejected  |_|  Date:  __________ ).

 White: Issuer Yellow: Investor Pink: Broker/Dealer Gold: Account Representative


======================================================    ===================================================
Prospective   investors   may   rely   only   on  the
information  contained  in this  prospectus.  Neither                      American Church
American Church Mortgage  Company nor the Underwriter                      Mortgage Company
has   authorized   anyone   to   provide   any  other
information.  This prospectus  isn't an offer to sell
to - nor is it seeking  an offer to buy these  shares
from - any person in any  jurisdiction in which it is
illegal  to  make  an  offer  or  solicitation.   The
information  here is correct only on the date of this
prospectus,  regardless  of the time of the  delivery
of this prospectus or any sale of these securities.

                  TABLE OF CONTENTS
Prospectus Summary                                1
Risk Factors                                      7
                                                                   1,500,000 Shares of Common Stock
                                                                                 and
Who May Invest                                   12         $15,000,000 of Series A Investor Certificates
Use of Proceeds                                  13
Compensation to Advisor and Affiliates           14
Conflicts of Interest                            16
Distributions                                    18
Capitalization                                   20
Selected Financial Data                          21                           PROSPECTUS
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations                                   22
Our Business                                     24
Management                                       34
Security Ownership of Management and Others      37
Certain Relationships and Transactions With
 Management                                      38
The Advisor and the Advisory Agreement           39
Federal Income Tax Consequences Associated With
  the Certificates                               40
Federal Income Tax Consequences Associated
 With REITS                                      41
ERISA Consequences                               43
Description of the Capital Stock                 44
Description of the Certificates                  47
Summary of the Organizational Documents          54
Plan of Distribution                             57
Commission Position on Indemnification for
Securities Act
  Liabilities                                    59
Legal Matters                                    59
Experts                                          59
Reports to Shareholders and Rights of
Examination                                      59
Additional Information                           59
Index to Financial Statements                   F-1

Dealers effecting transactions in the shares offered by this prospectus, whether or not  participating  in the offering,  may be required to deliver a prospectus until 45 days after completion of this offering. Dealers may also be required to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.
======================================================

======================================================
                                                                    American Investors Group, Inc.
======================================================
                                                                         _____________, 2001
======================================================

======================================================    ===================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

         Item                                         Estimated Cost
         ----                                         -------------
         SEC Registration Fee......................   $    7,528.50
         NASD Filing Fee...........................   $    3,500.00
         Blue Sky Qualification Fees and Expenses*.   $   14,000.00
         Underwriter's Expense Allowance**            $  233,000.00
         Printing and Engraving*...................   $    2,000.00
         Legal Fees and Expenses*..................   $   65,000.00
         Accounting Fees and Expenses*.............   $    5,000.00
         Miscellaneous*............................   $    2,971.50
                                                      -------------
                                                      -------------
            Total..................................   $  333,000.00
                                                      =============

       *   Estimated
      **   Assumes sale of all securities offered

Item 32.  Sales to Special Parties.

        None.

Item 33.  Recent Sales of Unregistered Securities.

        None.

Item 34.  Indemnification of Directors and Officers.

        Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

        We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf;
(ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

        Subject  to the  limitations  described  above,  we have  the  power  to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Item 35.  Treatment of Proceeds From Stock Being Registered.

        None.

Item 36.  Financial Statements and Exhibits.

        (a)  Financial Statements:

        Annual Financial Statements
               Report of Independent Auditor
               Balance Sheet at December 31, 1999 and 2000
               Statements of Operations for years ended December 31, 1998, 1999 and 2000
               Statements of  Stockholders'  Equity for the years ended
               December 31, 1998, 1999 and 2000
               Statements of Cash Flows for the
               years ended  December 31, 1998,  1999 and 2000
              Notes to Financial Statements

        InterimFinancial  Statements  (Unaudited  except  for  Balance  Sheet at
               December  31,  2000)
               Balance  Sheet at  September  30,  2001 and
               December 31, 2000
               Statements of Operations for 9 and 3 months ended September 30, 2001 and 2000
               Statements  of  Stockholders'
               Equity for the 9 months ended  September  30, 2001
               Statements of Cash Flows for 9 months ended September 30, 2001 and 2000
               Notes to Financial Statements at and for the 9 months ended September 30, 2001 and 2000

        (b)  Exhibits:

               See attached exhibit index.

Item 37.  Undertakings.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c)   To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from  registration by means of a post-effective  amendment any
        of  the  securities   being   registered  which  remain  unsold  at  the
        termination of the offering.

4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
        Section 305(b)(2) of the Act.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, state of Minnesota, on December 21, 2001.

                                                AMERICAN CHURCH MORTGAGE COMPANY


                                                   By /s/ Philip J. Myers
                                                      --------------------------
                                                      Philip J. Myers, President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip J. Myers and David G. Reinhart, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 426(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

/s/ Kirbyjon H. Caldwell                Director              December 21, 2001
------------------------
Kirbyjon H. Caldwell


/s/ John M. Clarey                      Director              December 21, 2001
-------------------------
John M. Clarey


/s/ Dennis J. Doyle                     Director              December 21, 2001
-------------------------
Dennis J. Doyle

                                 Director, President,
/s/ Philip J. Myers             Secretary and Treasurer       December 21, 2001
-------------------------
Philip J. Myers

/s/ Robert O. Naegele, Jr.              Director              December 21, 2001
--------------------------
Robert O. Naegele, Jr.

/s/ David G. Reinhart                   Director              December 21, 2001
--------------------------
David G. Reinhart

                                INDEX TO EXHIBITS

Exhibit No.  Title
1            Distribution Agreement                                                            3
3.1          Amended and Restated Articles of Incorporation                                    5
3.2          Second Amended and Restated Bylaws                                                2
4.1          Specimen Common Stock Certificate                                                 5
4.2          Trust Indenture                                                                   3
5            Opinion Letter of Leonard, Street and Deinard, Professional Association as to     3
             the legality of the securities
8            Opinion Letter of Leonard, Street and Deinard, Professional Association as to     3
             certain tax matters relating to the securities
10.1         Amended and Restated  REIT  Advisory  Agreement  Between the Company and Church   2
             Loan Advisory, Inc.
10.2         Amendment  No. 1 to  Advisory  Agreement  Between  the  Company and Church Loan   1
             Advisors, Inc.
10.3         Dividend Reinvestment Plan                                                        1
10.4         Stock Option Plan for  Directors  and Advisors  (includes  form of Stock Option   1
             Agreement as Exhibit A)
10.5         Gemisys Corporation Agreement to act as Transfer Agent,  Registrar and Dividend   1
             Reinvestment Agent
10.6         $1,000,000  Promissory  Note payable to Beacon Bank,  Shorewood,  MN dated July   6
             22, 1999
10.7         Security Agreement between the Company and Beacon Bank dated July 22, 1999        6
12           Statements Regarding Computation of Ratios                                        2
21           Subsidiaries of the Registrant                                                    4
23.1         Consent of Counsel (included in Exhibit 5 and 8)                                  3
23.2         Consent of Auditor                                                                2
24           Power of Attorney (included on signature page)                                    2
25           Statement of Eligibility of Trustee                                               3
-----------------


(1) Incorporated herein by reference to the Company's Registration Statement on Form S-11 filed June 29, 1999 (Commission File No. 333-81819).
(2)  Filed herewith
(3)  To be filed by amendment
(4)  None
(5) Incorporated herein by reference to the Company's Registration Statement on Form 8-A filed April 30, 1999.
(6) Incorporated herein by reference to the Company's Registration Statement on Form S-11/A filed August 26, 1999 (Commission File No. 333-81819).

                                                                     Exhibit 3.2








                                     SECOND

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        AMERICAN CHURCH MORTGAGE COMPANY

                               As Amended Through

                               September 14, 2000

                                TABLE OF CONTENTS


GLOSSARY

ARTICLE 1 - OFFICES

        1.1    Registered Office
        1.2    Offices

ARTICLE 2 - SHAREHOLDERS

        2.1    Regular Meeting
        2.2    Special Meetings
        2.3    Quorum
        2.4    Voting
        2.5    Voting of Shares by Certain Holders
        2.6    Notice of Meeting
        2.7    Proxies
        2.8    Record Date
        2.09   Presiding Officer
        2.10   Conduct of Meetings of Shareholders
        2.11   Order of Business
        2.12   Inspectors of Election
        2.13   Informal Action by Shareholders
        2.14   Access to Records
        2.15   Liability of Shareholders

ARTICLE 3 - DIRECTORS

        3.1    General Powers
        3.2    Number
        3.3    Qualifications; Independent Directors and Term of Office
        3.4    Quorum
        3.5    Regular Meetings
        3.6    Special Meetings
        3.7    Electronic Communications
        3.8    Absent Director
        3.9    Notice
        3.10   Manner of Acting
        3.11   Transaction Involving Advisor, Sponsor, Director or Affiliate
        3.12   Compensation and Expenses
        3.13   Salaries
        3.14   Executive Committee
        3.15   Resignation; Vacancies
        3.16   Order of Business
        3.17   Informal Action by Directors
        3.18   Fiduciary Duty of the Directors
        3.19   Investment Policies and Restrictions
        3.20   Church Lending Guidelines
        3.21   Advisory Agreements
        3.22   Total Expenses, Acquisition Fees and Expenses
        3.23   Removal of Directors

ARTICLE 4 - OFFICERS

        4.1    Number
        4.2    Election, Term of Office and Qualifications
        4.3    The Chief Executive Officer
        4.4    Assistant Executive Officers
        4.5    Secretary
        4.6    Chief Financial Officer
        4.7    Assistant Officers
        4.8    Officers Shall Not Lend Corporate Credit
        4.9    Other Officers and Agents
        4.10   Compensation
        4.11   Removal; Resignation

ARTICLE 5 - INDEMNIFICATION

        5.1    Authority of the Board of Directors
        5.2    Standard for Indemnification
        5.3    Determination
        5.4    Advance Payment
        5.5    Continuance of Indemnification
        5.6    Insurance
        5.7    Roll-Up Restrictions

ARTICLE 6 - SHARES AND THEIR TRANSFER

        6.1    Certificates of Stock
        6.2    Facsimile Signature
        6.3    Establishment and Issuance of  Shares
        6.4    Transfer of Shares
        6.5    Lost Certificates
        6.6    Treasury Stock
        6.7    Inspection of Records by Shareholders
        6.8    Transfer Agent and Registrar
        6.9    Transfer of Stock; Excess Shares
        6.10   Registered Shareholders
        6.11   Stock Ledger

ARTICLE 7 - DIVIDENDS, DISTRIBUTIONS, ETC.

        7.1    Dividends
        7.2    Other Distributions, Reserves
        7.3    Dividend Reinvestment Plan

ARTICLE 8 - FINANCIAL AND PROPERTY MANAGEMENT

        8.1    Fiscal Year
        8.2    Audit of Books and Accounts
        8.3    Contracts
        8.4    Checks
        8.5    Deposits
        8.6    Voting Securities Held by  Corporation
        8.7    Accrual Method of Accounting
        8.8    Annual Report
        8.9    Quarterly Report

ARTICLE 9 - WAIVER OF NOTICE

        9.1    Requirement of Waiver in Writing

ARTICLE 10 - AMENDMENT OF BYLAWS

        10.1   Action by Board of Shareholders

ARTICLE 11 - NAME CHANGE

        11.1   Requirement to Change Name

ARTICLE 12 - DISSOLUTION

        12.1   Action by Shareholders

ARTICLE 13 - MINIMUM CAPITAL

        13.1   Minimum Capital

ARTICLE 14 - CHOICE OF LAW

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        AMERICAN CHURCH MORTGAGE COMPANY

                                    GLOSSARY

        For purposes of these Bylaws and for purposes of filing these Bylaws with respective states, the following terms shall mean:

        "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

        "Acquisition Fee" means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans by the corporation. Included in the computation of such fees or commissions shall be any commission, selection fee, nonrecurring management fee, reinvestment fees, loan fee or points or origination fee or any fee of a similar nature, however designated. Excluded shall be fees paid to Persons not affiliated with the Sponsor in connection with the acquisition and funding of the corporation's properties.

        "Advisor" means, initially, Church Loan Advisors, Inc., or its successors, and generally, the Person(s) or entity responsible for directing or performing the day-to-day business affairs of the corporation, including a Person or entity to which an Advisor subcontracts substantially all such functions.

        "Affiliate" means an Affiliate of another Person including any of the following: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive Officer, Director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive Officer, Director, trustee or general partner.

        "Average Invested Assets" for any period shall mean the average of the aggregated book value of the assets of the corporation invested, directly or indirectly, in loans (or interests in loans) secured by real estate, and first mortgage bonds, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each calendar month during such period.

        "Independent Director(s)" means the Directors of the corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation. A Director shall be deemed to be associated with the Sponsor or Advisor if he or she: (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or (ii) is employed by the Sponsor, Advisor or any of their Affiliates; or (iii) is an Officer or Director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services, other than as a Director, for the corporation; or (v) is a Director for more than three real estate investment trusts organized by the Sponsor or advised the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the corporation.

        "Independent Expert" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the corporation.

        "Initial Investment" means that portion of the initial capitalization of the corporation contributed by the Sponsor or its Affiliates pursuant to Section II A of NASAA REIT Policy.

        "Leverage" means the aggregate amount of indebtedness of the corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     "NASAA REIT Policy" means the Statement of Policy Regarding Real Estate Investment Trusts, as adopted September 29, 1993, by the North American Securities Administrators Association, Washington, D. C.

        "Net Assets" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

        "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves determined in accordance with generally accepted accounting principles.

        "Organization and Offering Expenses" means all expenses incurred by and to be paid from the assets of the corporation in connection with and in preparing the corporation's Shares for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

        "Person"   means  any   natural   Persons,   partnership,   corporation,
association, trust, limited liability company or other legal entity.

        "Roll-up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the corporation and the issuance of securities of a Roll-up Entity. Such term does not include:
(i) a transaction involving securities of the corporation that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the corporation if, as consequence of the transaction there will be no significant adverse change in any of the following: (a) Shareholders' voting rights; (b) the term of existence of the corporation; (c) Sponsor or Advisor compensation; (d) the corporation's investment objectives.

        "Roll-up Entity" means a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-up transaction.

        "Shares" means Shares of beneficial interest or of common stock of the corporation of the class that has the right to elect the corporation's Directors.

        "Shareholders" means the registered holders of a corporation's Shares.

        "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a real estate investment trust or any Person who will control, manage or participate in the management of a real estate investment trust, and any Affiliate of such Person. Not included is any Person whose only relationship with the real estate investment trust is as that of an independent property manager of real estate investment trust assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the corporation by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the corporation, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the corporation in connection with the founding or organizing of the business of the corporation, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the corporation, (iv) possessing significant rights to control corporation properties, (v) receiving fees for providing services to the corporation which are paid on a basis that is not customary in the industry; or
(vi) providing goods or services to the corporation on a basis which was not negotiated at arms length with the corporation.

        "Total Operating Expenses" means aggregate expenses of every character paid or incurred by the corporation as determined under Generally Accepted Accounting Principles, including Advisors' fees, but excluding: (i) the expenses of raising the capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and shock exchange listing of the corporation's Shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees; (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

                               ARTICLE 1. OFFICES

        1.1 Registered Office - The registered office of the corporation shall be 10237 Yellow Circle Drive, Minneapolis, Minnesota 55343. The Board of Directors shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the Secretary with the Secretary of State of Minnesota.

        1.2 Offices - The corporation may have such other offices, including its principal business office, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                             ARTICLE 2. SHAREHOLDERS

        2.1 Regular Meeting - Shareholders shall have one annual meeting upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. Such regular meetings of the Shareholders of the corporation shall be held at the principal business office of the corporation, or at such place as is designated by the Board of Directors or the Chief Executive Officer, at which time the Shareholders, voting as provided in the Articles of Incorporation, shall elect appropriate members to the Board of Directors, and shall transact such other business as shall properly come before them. The Board of Directors shall take reasonable steps to insure that the corporation shall have a regular meeting each year.

        2.2 Special Meetings - Special meetings of the Shareholders may be called by the Secretary at any time upon request of the Chief Executive Officer, or a majority of the members of the Board of Directors, or a majority of the Independent Directors and shall be called by any Officer of the Corporation upon written request of Shareholders holding in the aggregate not less than ten percent (10%) of the voting Shares of the Corporation. The written request shall be given to the Chief Executive Officer and shall contain the purpose of the meeting. Notice shall be given in accordance with the provisions of Section 2.6 hereof.

        2.3 Quorum - The holders of one-third (1/3) of the Shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting, at which a quorum of the Shareholders is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until the requisite number of voting Shares shall be represented; any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.

        2.4 Voting - At each meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such Shareholder. Each Shareholder shall have one (1) vote for each Share having voting power standing in his name on the books of the corporation. Upon the demand of any Shareholder, the vote for Director, or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of the number of Shares entitled to vote and represented at any meeting at which there is a quorum present, except in such cases as shall otherwise be required or permitted by statute, the Articles of Incorporation, these Bylaws or by agreement approved by a majority of all Shareholders. A majority of the then outstanding Shares may, without the necessity for concurrence by the Directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the Directors.

        2.5 Voting of Shares by Certain Holders - Shares standing in the name of another corporation may be voted by such Officer, agent or proxy as the articles or Bylaws of such corporation may prescribe, or in the absence of such provision, as that corporation's board of Directors may prescribe. Shares under control of a personal representative, administrator, guardian, conservator, attorney-in-fact, or other similar person may be voted by that Person, either in person or by proxy, without registration of those Shares in the name of that Person. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed. A Shareholder whose Shares are pledged may vote those Shares until the Shares are registered in the name of the pledgee. Shares held by a trust shall be registered in the name of a trustee, as trustee for the trust, and may be voted by that named trustee in person or by proxy. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any Affiliate may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, Directors or any Affiliate or any transaction between the corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

        2.6 Notice of Meeting - There shall be mailed to each Shareholder shown by the books of the corporation to be a holder of record of voting Shares, at the Shareholder's address as shown by the books of the corporation, a notice setting out the time and place of the regular or any special meeting, which notice shall be mailed at least ten (10) days prior thereto. In the event the meeting is a special meeting called by an Officer following receipt of a written request of the Shareholders in accordance with Article 2.2 hereof, the notice shall be mailed within ten (10) days of the receipt of the request for the meeting, shall state the purpose of the special meeting, shall state that no other business shall be considered at such meeting, and shall name the date of the meeting which shall be held on a date not less than twenty (20) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the Shareholders. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call. Notice thereof may be waived in writing either before, at, or after such meeting.

        2.7 Proxies - At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

        2.8 Record Date - The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the aforesaid events, as a record date for the determination of Shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock or to give such consent, and in such case only such Shareholders on the record date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any Shares on the books of the corporation after any such record date so fixed. If the stock transfer books are not closed and no record date is fixed for such determination of the Shareholders of record, the date on which notice of the meeting is mailed, or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of capital stock or to give such consent, whichever is earlier, shall be the record date for such determination of Shareholders. The determination of Shareholders entitled to vote at the meeting as called shall apply to any adjournment of such meeting except when the date of determination or the closing of the stock transfer took is more than ninety (90) days prior to such adjourned meeting, in which event a new meeting must be called.

        2.9 Presiding Officer - The appropriate Officers of the corporation shall preside over all meetings of the Shareholders; provided, however, that in the absence of an appropriate corporate Officer at any meeting of the Shareholders, the meeting shall choose any Person present to act as presiding Officer of the meeting.

        2.10 Conduct of Meetings of Shareholders - Subject to the following, meetings of Shareholders generally shall follow accepted rules of parliamentary procedure:

        1. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

        2. The chairman may ask or require that anyone not a bona fide Shareholder or proxy leave the meeting.

        2.11 Order of Business - The suggested order of business at the annual meeting of Shareholders, and so far as possible at other meetings of the Shareholders shall be:

               1.     Calling of roll.

               2.     Proof of due notice of meeting, or unanimous waiver.

               3.     Reading and disposal of any unapproved minutes.

               4.     Annual reports of all Officers and committees.

               5.     Election of Directors.

               6.     Unfinished business.

               7.     New business.

               8.     Adjournment.

        2.12 Inspectors of Election - The Board of Directors in advance of any meeting of Shareholders may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Officer or Person acting as chairman of any such meeting may, and on the request of any Shareholder or his proxy, shall make such appointment. In case any Person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the Officer or Person acting as chairman. The inspectors of election shall determine the number of Shares outstanding, the voting power of each, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

        No inspector whether appointed by the Board of Directors or by the Officer or Person acting as chairman need be a Shareholder.

        2.13 Informal Action by Shareholders - Any action required to be taken at a meeting of Shareholders, or any other action which may be taken at a meeting of Shareholders, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter set forth.

        2.14   Access  to  Records  -  Any   Shareholder   and  any   designated
representative thereof shall be permitted access to all records of the corporation at all reasonable times, and may inspect and copy any of them. Inspection of the corporation's books and records by an official or agency administering the securities laws of any jurisdiction in which the corporation's Shares are registered, shall be provided upon reasonable notice and during normal business hours. The corporation or its transfer agent shall maintain as part of its books and records and shall make available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the corporation upon the request of the Shareholder an alphabetical list of the names, addresses, and telephone numbers of the Shareholders of the corporation along with the number of Shares held by each of them (the "Shareholder List"). The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Shareholder List shall be mailed to any Shareholder requesting the Shareholder List within ten days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the corporation. The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights and the exercise of Shareholders' rights under federal proxy laws. If the Advisor or Directors of the corporation neglects or refuses to exhibit, produce, or mail a copy of the Shareholder List as requested, the Advisor, and the Directors shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same as a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the corporation. The corporation may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the corporation. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

        2.15 Liability of Shareholders - The Shares of the corporation, to the extent they are validly issued and fully paid, shall be non-assessable.

                              ARTICLE 3. DIRECTORS

        3.1 General Powers - The property, affairs, and business of the corporation shall be managed under the direction of the Board of Directors. It is the intent of the corporation that it engage primarily in the business of real estate mortgage lending (including participation in mortgage bond financing through the purchase of first mortgage bonds) to churches and other non-profit organizations. Any other investment, other than Permitted Temporary Investments as allowed by the corporation's established investment guidelines from time to time, shall be only with the approval of a majority of the Independent Directors as defined in Section 3.3 hereof. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention, and disposal of the corporation's assets and the investment policies of the corporation are in compliance with restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended from time to time.

        Without concurrence of a majority of the outstanding Shares, the Directors may not: (i) amend the corporation's Articles of Incorporation or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders including amendments to provisions relating to, Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of the corporation's assets other than in the ordinary course of the corporation business or in connection with liquidation and dissolution; (iii) cause the merger or other reorganization of the corporation; or (iv) dissolve or liquidate the corporation, other than before the initial investment in property.

        3.2 Number - The initial number of Directors shall be six (6) which number may be increased or decreased by the affirmative vote of a majority of the Directors, but shall not be less than three (3) nor more than nine (9). In the event a majority of the Directors increases the number of Directors, the Shareholders, at any regular or special meeting in which notice of such meeting contains a statement of the proposed increase in Directors, shall have the power to elect such additional Directors to hold office until the next annual meeting of the Shareholders, and until their successors are elected and qualified. A Director shall be elected upon having received the affirmative vote of a simple majority of the Shareholders entitled to vote at such meeting. In addition, a majority of Shareholders present in person or by proxy at a Regular Meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors.

        3.3 Qualifications; Independent Directors and Term of Office - At all times, the corporation intends to be qualified as a real estate investment trust under the Internal Revenue Code. Directors need not (but may) be Shareholders of this corporation, nor are Directors required to be residents of the State of Minnesota. A non-Independent Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the corporation. A majority of the Board of Directors shall be "Independent Directors," with at least one Independent Director having had at least three years of relevant real estate experience. The initial Board of Directors set forth in the organizational minutes of this corporation shall serve for a one-year term or until the next annual meeting of Shareholders when a successor shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office for a one year term or until their successors are elected and qualify. Shareholders desiring to nominate a Person for election as a Director shall deliver written notice of such nomination at least 90 days prior to an annual meeting of Shareholders and within seven (7) days following the date on which notice of a special meeting of Shareholders to elect Directors is first given to each of the corporation Shareholders. Each of the Directors of the corporation shall hold office until the annual meeting next following or closely coinciding with the expiration of his/her term of office and until his/her successor shall have been elected and shall qualify, or until he or she shall resign, or shall have been removed as provided by statute.

        3.4 Quorum - A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining Directors shall constitute a quorum for the conduct of business. If less than a quorum is present at any meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        3.5 Regular Meetings - As soon as practical after each regular meeting of Shareholders, the Board of Directors shall meet for the purposes of organization, choosing the Officers of the corporation and for the transaction of other business at the place where the Shareholders meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the Directors. Other regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the whole Board of Directors. Unless notice shall be waived by all Directors entitled to notice, notice shall be given in the same manner as prescribed for notice of special meetings.

        3.6 Special Meetings - Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or by any two Directors. Unless notice shall be waived by all Directors entitled to notice, notice of the special meeting shall be given by the Secretary, who shall give at least twenty-four (24) hours notice thereof to each Director by mail, telegraph, telephone, or in person.

        3.7 Electronic Communications - A Board of Directors meeting may be had entirely or partially by any means of communication through which the Directors may simultaneously hear each other, provided notice is given of the meeting pursuant to Section 3.9 and there are a sufficient number of participants to constitute a quorum. In addition, a Board of Directors meeting may be had entirely or partially by any means of electronic communication even if the Directors may not simultaneously hear each other provided such meeting or substance thereof is followed by a written statement by the appropriate Director or Officer and assented to by a quorum of the Board in writing within ten (10) days of such meeting. Participation in a meeting by these means shall constitute presence in person by such Person at a meeting.

        3.8 Absent Director - A Director may give advance written consent or opposition, to a proposal to be acted on at a Directors' meeting. Such written consent or opposition does not constitute presence for purposes of determining the lie existence of a quorum. Written consent or opposition shall be counted as a vote on the proposal if the proposal acted on is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

        3.9 Notice - Unless notice is waived by all Directors entitled to notice, a regular meeting of the Board of Directors may be called by giving ten
(10) days notice to all Directors. A special meeting of the Board of Directors may be called by giving at least twenty-four (24) hours notice to all Directors. Notice may be given by mail, telegraph, telephone, or in person. If given by mail such notice shall be deemed given when deposited in the United States Mails. Notice by mail may not be used if the meeting is called less than four
(4) days from the date of notice. The notice must specify the date, time and place of the meeting, and if a special meeting, the purpose of the meeting.

        3.10 Manner of Acting - The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, any action pertaining to a transaction involving the corporation in which any Advisor, any Director or Officer of the corporation or any Affiliate of any of the foregoing Persons has an interest shall specifically be approved as being fair and reasonable to the corporation and on terms not less favorable to the corporation than those available from unaffiliated third parties. The approval may be made with respect to any isolated transactions or generally be approved with respect to any series or similar transactions, by a majority of the members of the Board of Directors who are not Affiliates of such interested party, even if such Directors constitute less than a quorum, or unless an act requires the approval of a majority of the Independent Directors as defined in Bylaw 3.3, or as required in other provisions of these Bylaws.

        3.11 Transaction Involving Advisor, Sponsor, Director or Affiliates - In approving any transaction or series of transactions between the corporation and the Advisor, Sponsor, Director or any Affiliate thereof, a majority of the Directors not otherwise interested in such transaction, including a majority of the Independent Directors must determine that:

        (a) the transaction as contemplated is fair and reasonable to the corporation and its Shareholders and its terms and conditions are not less favorable to the corporation than those available from unaffiliated third parties;

        (b) if the transaction involves compensation to any Advisor or its Affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation, is not greater than the customary charges for comparable services generally available from other competent unaffiliated Persons and is not in excess of compensation paid to any Advisor and its Affiliates for any comparable services;

        (c) if the transaction involves the making of loans (other than in the ordinary course of the corporation's business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the corporation than loans between unaffiliated lenders and borrowers under the same circumstances; and

        (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to the corporation than to other joint venturers.

        (e) Notwithstanding anything to the contrary above, if the proposed transaction involves a loan by the corporation to any Advisor, Director or any Affiliate thereof, or to a wholly-owned subsidiary of the corporation, and the proposed loan will not be insured or guaranteed, in whole or in part, by a government or government agency, a written appraisal must be obtained from an Independent Expert concerning the underlying property and such appraisal shall be maintained in the corporation's records for at least five years and be available for inspection and duplication by any Shareholder. In addition to the appraisal, such loan shall be subject to all requirements of the corporation's Financing Policy.

        The corporation shall not borrow money from any Advisor, Director or any Affiliate thereof, unless a majority of the corporation's Directors (including a majority of the independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the corporation than loans between unaffiliated parties under the same circumstances. Notwithstanding anything to the contrary, the corporation shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors, Sponsors or any Affiliate of the corporation.

        3.12 Compensation and Expenses - Directors and any members of any committee of the corporation contemplated by these Bylaws or otherwise provided for by resolution of the Board of Directors , shall receive such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director that is not an Independent Director from serving the corporation in any other capacity and receiving proper compensation therefor. Each Independent Director shall receive initial compensation of $500 per meeting, limited to Two-Thousand-Five-Hundred and 00/100 Dollars ($2,500.00) per year. In addition, the corporation shall reimburse the Directors for travel expenses incurred in connection with the duties as Directors of the corporation.

        3.13 Salaries - Salaries and other compensation of all Officers of the corporation shall be fixed by the Board of Directors, which action may be taken informally without the benefit of written resolutions. Nothing herein contained shall be construed to preclude any Officer from serving the corporation as a Director, consultant or in any other capacity and receiving proper compensation therefor.

        3.14 Executive Committee - A majority vote of the Board of Directors present at a meeting may pass a resolution establishing committees having the authority of the Board to the extent provided in the resolution. A committee shall consist of one or more Persons all of whom are members of the Board and a majority of whom are Independent Directors. A majority of the committee present at a meeting shall constitute a quorum for the purpose of transacting business. In all other respects committees shall conduct meetings in the same manner prescribed for the Board of Directors. Committees shall be subject at all times to the control and direction of the Board.

        3.15 Resignation; Vacancies - A Director may resign at any time by giving written notice of same to the Board of Directors, or to the Chief Executive Officer. Such resignation shall be effective upon receipt unless a later date is specified in the notice. The acceptance of a resignation shall not be necessary to make it effective. If at any time and for any reason, including the creation of a new Directorship, a vacancy occurs in the Board of Directors, the remaining Directors of the Board, though less than a quorum, may elect a successor to fill such vacancy, or the Board may leave the vacancy unfilled until the next regular meeting of the Shareholders, or until an intervening special meeting of the Shareholders is called and held for the purpose of electing a successor. The nomination for filing a vacancy of an Independent Director position must be made by the remaining Independent Directors at such time; provided that the corporation seeks to qualify as a real estate investment trust where, in accordance with Section 3.3, a majority of the Board of Directors are required to be Independent Directors. A Director elected to fill any vacancy shall hold office for the unexpired term of his predecessor, or until a successor is duly elected and qualified.

        3.16 Order of Business - The meetings shall be conducted in accordance with Roberts Rules of Order, Revised, and the suggested order of business at any meeting of the Directors shall be:

        1.     Roll call.

        2. Proof of due notice of meeting, or unanimous consent, or unanimous presence and declaration by president

        3.     Reading and disposal of any unapproved minutes.

        4.     Reports of Officers and committees.

        5.     Election of Officers.

        6.     Unfinished business.

        7.     New Business.

        8.     Adjournment.

        3.17 Informal Action by Directors - Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter set forth.

        3.18 Fiduciary Duty of the Directors - The Directors shall be charged with a fiduciary duty to the corporation and the Shareholders to supervise the relationship of the corporation with the Advisor.

        3.19 Investment Policies and Restrictions - It shall be the duty of Directors to ensure that the sale, retention and disposal of the corporation's assets, and the investment policies of the corporation and the limitations thereon or amendment thereof are at all times (i) consistent with such policies, limitations and restrictions as are contained in this Section 3.19, or recited in the Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with this corporation's initial offering of common stock (the "Initial Offering"), and
(ii) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended. In this regard, the corporation shall not:

        (a) Invest more than ten percent (10%) of its total assets in unimproved real property, or in mortgage loans secured by mortgages on unimproved real property;

        (b) Invest in commodities or commodity futures contracts; provided that such limitation shall not apply to interest rate futures, when used solely for hedging purposes;

        (c) Invest in or make mortgage loans (including construction loans) on any one property if the aggregate amount of all mortgage loans outstanding on the property including the loans of the corporation, would exceed 75% of the appraised value of the property as determined by appraisal, unless substantial justification, such as the net worth of the borrower and the credit rating of the borrower based on historical, financial performance, exists because of the presence of other underwriting criteria with the exception of the initial property where the construction loan will be for one hundred percent (100%) of cost (Appraisals obtained in connection with a mortgage loan shall be retained for at least three years from the date of the loan);

        (d) Make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Affiliates of the Advisor or any Director or Affiliates of the corporation;

        (e)    Invest in equity securities;

        (f) Engage in any short sales of securities or in trading as distinguished from investment activities;

        (g)    Issue redeemable equity securities;

        (h) Engage in underwriting or the agency distribution of securities issued by others;

        (i) Issue options or warrants or similar evidence of a right to buy its security to purchase its Shares to the Advisor, Affiliates of the Advisor or any Director, or Affiliates of the corporation, except on the same terms as such options or warrants (or underlying Shares), if any, are sold to the general public. The corporation may issue options or warrants to Persons not so connected with the corporation but only as a part of a financing arrangement, but not at exercise prices less than the fair market value of such Shares on the date of grant and for consideration that in the judgment of a majority of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Sponsor, Advisor, their Affiliates or any Director or Affiliates of the corporation shall not exceed an amount equal to ten percent (10%) or the outstanding Shares of the corporation on the date of grant of any options or warrants;

        (j) issue debt securities unless the historical debt service coverage the most recently completed fiscal year as adjusted for known changes, is sufficient to properly service the higher level of debt;

        (k) Invest in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

        (l) An Advisor, Director or any Affiliate thereof shall not acquire or lease assets from the corporation unless approved by a majority of Directors (including a majority of Independent Directors), no otherwise interested in such transaction, as being fair and reasonable to the corporation;

        (m) The corporation shall not purchase property from any Advisor or Director, or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the corporation and at a price to the corporation no greater than the cost of the asset to such Advisor, Director or any Affiliate thereof, or if the price to the corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the corporation exceed its current appraised value;

        (n) Issue its Shares on a deferred payment basis or other similar arrangement.

        (o) Invest in or make mortgage loans unless mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained.

        (p) invest in first mortgage church bonds sold through American Investors Group, Inc., or any other Affiliate, except on terms and conditions equal to or better than terms offered to public investors (including commission rates and expenses) or as otherwise approved by a majority of the corporation's Independent Directors.

        The foregoing provisions shall not be changed without the approval of a majority of the Independent Directors.

        The corporation does not intend to invest in the securities of other issuers for the purposes of exercising control, to engage in the trading of or to underwrite securities for other issuers to engage in the purchase and sale (or turnover) of investments other than as described in the Registration Statement, to offer securities in exchange for property unless deemed prudent by a majority of the Directors, to repurchase or otherwise reacquire Shares of the corporation except as may be necessary to maintain qualification as a real estate investment trust, to issue senior securities or to make loans to other Persons.

        The Independent Directors shall review the investment policies of the corporation at least annually to determine that the policies then being followed by the corporation are in the best interests of its Shareholders. Each such determination and the basis therefore shall be set forth in the minutes of the Board of Directors.

        The corporation shall not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed fifty percent (50%) of the corporation's Average Invested Assets, on a consolidated basis, unless approved by a majority of the Directors, including a majority of the Independent Directors and disclosed to the Shareholders in the next quarterly report of the corporation, along with justification for such excess.

        3.20 Church Lending Guidelines - The corporation has adopted lending and investment guidelines and policies specific to its business, which guidelines and policies are in addition to those set forth in Section 3.19 above. These guidelines and policies are identified and described in the Prospectus made part of the Registration Statement, and may not be modified or changed materially unless such modification or change is approved by a majority vote of the Board of Directors and confirmed by a majority vote of the Shareholders. Once modified or changed, a complete written summary of such guidelines and policies shall be made part of the minutes of the next meeting of the Board of Directors and furnished to all Shareholders along with the next annual report or other scheduled communication mailed to them.

        3.21 Advisory Arrangements - The Board of Directors shall cause the corporation to engage an Advisor on a year-to-year basis to furnish advice and recommendations concerning the affairs of the corporation, provide administrative services to the corporation and manage the corporation's day-to-day affairs pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors.

        The Board of Directors shall evaluate the performance of the Advisor and its key personnel before entering into or renewing any advisory arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the initial advisory arrangements reflected in the Registration Statement, the Board of Directors shall determine that any successor Advisor possesses sufficient qualifications (a) to perform the advisory function for the corporation; and (b) to justify the compensation provided for in its contract with the corporation. Each contract for the services of an Advisor entered into by the Board of Directors shall have a term of no more than one year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable by a majority of the Independent Directors on sixty (60) days prior written notice with or without cause.

        The Independent Directors shall determine at least annually that the compensation which the corporation contracts to pay the Advisor is reasonable in relation to the nature and quality of the services performed and also shall supervise performance of the Advisor and the compensation paid to its by the corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

        (a) the size of the advisory fee and expense reimbursement in relation to the size, composition and profitability of the investment portfolio of the corporation;

        (b) the success of the Advisor in generating opportunities that meet the investment objectives of the corporation;

        (c) the rates charged to other companies similar to the corporation and to other investors by Advisors performing comparable services;

        (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the corporation, whether paid by the corporation or by others with whom the corporation does business;

        (e) the quality and extent of service and advice furnished to the corporation, including the frequency of problem investments and competence in dealing with distress situations;

        (f) the performance of the investment portfolio of the corporation including income, conservation or appreciation of capital;

        (g) the quality of the investment portfolio of the corporation in relationship to the investments generated by the Advisor for its own account.

        (h) the experience and expertise of the Advisor in the specialized business segment in which the corporation is engaged.

        3.22 Total Expenses, Acquisition Fees and Expenses - The Independent Directors shall determine from time to time and at least annually that the compensation which the corporation contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this Statement of Policy. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such Independent Trustees may deem relevant and the findings of such Trustees on each of such factors shall be recorded in the minutes of the Directors. (i) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the REIT; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the corporation; (iii) the rates charged to other corporations and to investors other than corporations by Advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the corporation including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the corporation or by others with whom the corporation does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; (vii) the quality of the portfolio of the corporation in relationship to the investments generated by the Advisor for its own account. The Independent Directors shall have a fiduciary responsibility to limit the "Total Operating Expenses" to amounts that do not exceed for the 12 months ending with the end of each fiscal quarter of the corporation) the greater of
(a) two percent (2%) of the corporation's "Average Invested Assets" or (b) 25% of the corporation's Net Income (the "Limitations"), unless the Independent Directors shall have made a finding that, based on such unusual or non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Such determination and the reasons therefor shall be reflected in the minutes of the meeting of the Directors and shall also be disclosed in writing to Shareholders, together with an explanation of all factors considered in the determination, within 60 days after the end of any fiscal quarter for which Total Operating Expenses (for the 12 months then ended ) exceeded the Limitation. In the event the Independent Directors do not determine that such excess expenses are justified, the Advisor shall reimburse the corporation at the end of the twelve (12) month period, the amount by which Total Operating Expenses exceeded the Limitation.

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        The total of all  Acquisition  Fees and  Acquisition  Expenses  shall be reasonable, and shall not exceed an amount equal to 6% of the funds advanced. Notwithstanding the above, a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the corporation. Organization and Offering Expenses paid in connection with the Company's formation or the distribution of its Shares must be reasonable and may in no event exceed an amount equal to 15% of the proceeds raised in an offering.

        3.23 Removal of Directors - A Director may be removed by the vote or written consent of the holders of a majority of the outstanding Shares. A special meeting of the Shareholders may be called for the purpose of removing a Director pursuant to the provision of Section 2 of these Bylaws.

                               ARTICLE 4. OFFICERS

        4.1 Number - The Officers of the corporation may include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other Officers as may from time to time be chosen by the Board of Directors. Any number of offices may be held by one Person.

        4.2 Election, Term of Office and Qualifications - At any regular meeting of the Board of Directors, the board may elect a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other Officers and assistant Officers as may be deemed advisable. Such Officers shall hold office until their successors are elected and qualify; provided, however, that any Officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

        4.3 The Chief Executive Officer - The Chief Executive Officer, who may also be referred to as the President, shall: (a) have general active management of the business of the corporation; (b) when present, preside at all meetings of the Board and of the Shareholders: (c) see that all orders and resolutions of the Board are carried into effect; (d) sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another Person or as expressly delegated by the articles or Bylaws or by the Board to some other Officer or agent of the corporation; (e) maintain records of and, whenever necessary, certify all proceedings of the Board and the Shareholders; and (f) perform other duties prescribed by the Board. The Chief Executive Officer may also be referred to as the President.

        4.4 Assistant Executive Officers - Each assistant executive Officer shall have such powers and shall, perform such duties as may be prescribed by the Board of Directors. In the event of absence or disability of the Chief Executive Officer. An assistant executive Officer shall succeed to his powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. The Assistant Executive Officers may also be referred to as Vice Presidents.

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

        4.5 Secretary - The Secretary shall be secretary of and shall attend all meetings of the Shareholders and Board of Directors. The Secretary shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. The Secretary shall give proper notice of meetings of Shareholders and Directors. The Secretary shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his signature. The Secretary shall, with the Chief Executive Officer or Chief Financial Officer, acknowledge all certificates for Shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

        4.6 Chief Financial Officer - The Chief Financial Officer, who may also be referred to as the Treasurer, shall: (a) keep accurate financial records for the corporation; (b) deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the
Board: (c) endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board; (e) render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and (f) perform other duties prescribed by the Board or by the Chief Executive Officer. The Chief Financial Officer may also be referred to as the Treasurer.

        4.7 Assistant Officers - In the event of absence or disability of any assistant executive Officer, Secretary, or Chief Financial Officer, such assistants to such Officers shall succeed to the powers and duties of the absent Officer in the order in which they are elected or as otherwise prescribed by the Board of Directors until such principal Officer shall resume his duties or the Board of Directors elects his replacement. Such assistant Officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal Officer they are designated to assist.

        4.8 Officers Shall Not Lend Corporate Credit - Except for the proper use of the corporation, no Officer of this corporation shall sign or endorse in the name or on behalf of this corporation, or in his official capacity, any obligations for the accommodation of any other party or parties, nor shall any check, note, bond, stock certificate or other security or thing of value belonging to this company be signed by any Officer or Director as collateral for any obligation other than valid obligations of this corporation.

        4.9 Other Officers and Agents - The Board of Directors may appoint such other Officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        4.10 Compensation - The salaries of all Officers and agents of the corporation shall be fixed by the Board of Directors.

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

        4.11 Removal; Resignation - The Officers of the corporation shall serve at the pleasure of the Board of Directors, and until their successors are chosen and qualified. Any Officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the Person so removed. Any Officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified herein, and if a time is not specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                           ARTICLE 5. INDEMNIFICATION

        5.1 Authority of the Board of Directors - The corporation acting through its Board of Directors, including a majority of its Independent Directors, or as otherwise provided by this bylaw, shall and hereby does exercise as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota or by any other applicable rules or principles and law its power to indemnify any Director, Officer, Employee or Agent of the corporation and any Person who is or was serving at the request of the corporation as a Director, Officer, Employee, or Agent of another corporation, partnership, joint venture, trust or other enterprise, and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding anything to the contrary above, the corporation shall not provide for indemnification of the Directors, Advisors or Affiliates for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the corporation, unless all of the following conditions are met: (i) the Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the corporation; (ii) the Directors, Advisors or Affiliates were acting on behalf of or performing services for the corporation;
(iii) such liability or loss was not the result of: (a) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or (b) gross negligence or willful misconduct by the Independent Directors; (iv) such indemnification or agreement to hold harmless is recoverable only out of corporation's net assets and not from Shareholders.

        5.2 Standard for Indemnification - Any Person described in Section 5.1 shall be indemnified by the corporation to the full extent permitted under the laws of the State of Minnesota and other applicable law; provided, however, that, notwithstanding anything to the contrary above, the Directors, Advisors or Affiliates and any Persons acting as a broker-dealer shall not be indemnified by the corporation for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the

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

particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the corporation were offered or sold as to indemnification for violations of securities laws.

        5.3 Determination - Any indemnification under Section 5.1, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.2. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit, or proceeding.

        5.4 Advance Payment - The advancement of corporation funds to the Directors (including Independent Directors) Officers, Employees, Agents or Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the corporation; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, Officers, Employees, Agents, Advisors or Affiliates undertake to repay the advanced funds to the corporation, together with the applicable legal rate of interest thereon, in cases in which such Directors (including Independent Directors), Advisors or Affiliates are found not to be entitled to indemnification.

        5.5 Continuance of Indemnification - The indemnification provided by this bylaw shall continue as to a Person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a Person.

        5.6 Insurance - The corporation may purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, provided, that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the corporation under this bylaw.

        5.7 Roll-Up Transactions - In connection with a proposed Roll-Up, the Board of Directors shall obtain an appraisal of all assets of the corporation from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the

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

Securities Act of 1933 and comparable provision under state laws for any material misrepresentations or material omissions in the appraisal. The corporation's assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the corporation's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the corporation's assets over a 12 month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the corporation and its Shareholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the appraiser in connection with a proposed Roll-Up.

        In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Shareholders who vote "no" on the proposal the choice of: (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) one of the following: (a) remaining as Shareholders of the corporation and preserving their interest therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Shareholders' pro-rata share of the appraised value of the net assets of the corporation.

        The corporation shall not participate in any proposed Roll-Up which would result in Shareholders having voting in the Roll-Up entity that are less than those presently provided to the corporation's Shareholders.

        The corporation shall not participate in any proposed Roll-Up which (i) would result in the Shareholders having rights to meeting less frequently or which are more restrictive to Shareholders than those provided herein; (ii) would result in the Shareholders having voting rights that are less than those provided herein; (iii) would result in the Shareholders having greater liability than as provided herein; (iv) would result in the Shareholders having rights to receive reports that are less than those provided herein; (v) would result in the Shareholders having access to records that are more limited than those provided herein; (vi) includes provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up entity); (vii) would limit the ability of a Shareholder to exercise the voting rights of its securities of the Roll-Up entity on the basis of the number of Shares held by that Shareholder; (viii) would result in investor's rights of access to the records of the Roll-Up entity being less than those provided herein; (ix) would result in any of the costs of the transaction being borne by the Company if the Roll-Up is not approved by the Shareholders.

                      ARTICLE 6. SHARES AND THEIR TRANSFER

        6.1 Certificates of Stock - Shares of stock may be either certified or uncertified, however, every owner of stock of the corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of Shares of stock of the corporation owned by him. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the Chief Executive Officer, and by the Secretary or any other proper Officer of the corporation authorized by the Board of Directors. A record shall be kept of the name of the Person, firm or corporation owning the stock represented by each such certificate, the number of Shares represented by each such certificate, and the respective issue date thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled except in cases provided for in Section 6.5 of this Article 6.

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

        6.2 Facsimile Signature - Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the President and Secretary or other proper Officer of the corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such Officer. The fact that a certificate bears the facsimile signature of an Officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

        6.3 Establishment and Issuance of Shares - Subject to the provisions of the Articles of Incorporation and as provided by law, the Board of Directors is authorized to designate and cause to be issued, classes and series of Shares of the corporation, with designated voting rights, preferences, and other characteristics, at such times and for such consideration as the Board of Directors may determine.

        6.4 Transfer of Shares - Transfer of Shares on the books of the corporation may be authorized only by the Shareholder named in the certificate, or by the Shareholder's legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such Shares. The Shareholder in whose name Shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of Shares shall be made as collateral security, and not absolutely, such facts, if known to the Secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer. Transfer of Shares shall be subject further to the restrictions contained in the Articles of Incorporation of the corporation.

        6.5 Lost Certificates - Any Shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form, and with one or more sureties, satisfactory to the Board, in an amount determined by the Board of Directors not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of Shares as the one alleged to have been stolen or lost.

        6.6 Treasury Stock - Treasury stock shall be held by the corporation subject to disposal by the Board of Directors, in accordance with the Articles of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

        6.7 Transfer Agent and Registrar - The Board of Directors may appoint one or more transfer agents or transfer clerks, and may require all certificates for Shares to bear the signature or signatures of any of them.

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

        6.8 Transfer of Stock; Excess Shares - No transfer of Shares of stock of the corporation shall be made if (i) void ab initio pursuant to Article 9 of the corporation's Articles of Incorporation, or (ii) the Board of Directors, pursuant to such Article 9, shall have refused to transfer such Shares. The Board of Directors of the corporation may:

        (a) redeem the outstanding Shares of stock of the corporation or restrict the transfer of such Shares to the extent necessary to prevent the concentration of ownership of more than 50% of the outstanding Shares of the corporation in the hands of five or fewer individuals or entities and to ensure that the corporation always has at least 100 Shareholders;

        (b) refuse to effect a transfer of Shares of stock of the corporation to any Person who as a result would beneficially own Shares in excess of 9.8% of the outstanding Shares of the corporation ("Excess Shares"); and

        (c)    redeem Excess Shares held by any Shareholder of the corporation.

        Permitted transfers of Shares of stock of the corporation shall be made on the stock records of the corporation only upon the instruction of the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer as to any transfers not prohibited by the corporation's Articles of Incorporation, these Bylaws, or by action of the Board of Directors thereunder, it shall be the duty of the corporation to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

        6.9 Registered Shareholders - The corporation shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of Shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        6.10 Stock Ledger - The corporation shall maintain at its office in the Minneapolis Metropolitan area and State of Minnesota an original stock ledger containing the names and addresses of all Shareholders and the number of Shares of each class held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                    ARTICLE 7. DIVIDENDS, DISTRIBUTIONS, ETC.

        7.1 Dividends - Subject to the Articles of Incorporation, these Bylaws, and the applicable laws, the Board of Directors may declare a distribution in the form of a dividend whenever, and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable provided that the corporation shall comply with all requirements necessary for it to

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

maintain its status as a qualified real estate investment trust pursuant to the Internal Revenue Code as amended from time to time. In addition, subject to the corporation's Articles of Incorporation and any requirements of applicable law, quarterly dividends of substantially all of the corporation's available cash flow from operation of its properties, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, or in its own Shares (provided such Shares are readily marketable securities), subject to the provisions of law and the corporation's Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, determine proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

        7.2 Other Distributions, Reserves, Repurchase of Shares - Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors in its discretion may purchase or acquire any of the Shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conducive to the best interests of the corporation subject to the requirements necessary for the corporation to maintain its status as a qualified real estate investment trust pursuant to the Internal Revenue Code as amended from time to time; provided, however, that repurchases of Shares must not impair the capital or operations of the corporation and the Sponsor, Advisor, Directors and Affiliates may not receive a fee on the repurchase of the Shares by the corporation.

        7.3 Dividend Reinvestment Plan - The Board of Directors, including a majority of the Independent Directors, may adopt a dividend reinvestment plan designated to enable Shareholders to have cash distributions automatically invested in additional Shares of common stock of the Company. Any such plan shall require the distribution to each Shareholder, at least annually, information regarding the effect, including the tax consequences thereof, of reinvesting such distributions. The plan shall also provide a reasonable opportunity of withdrawal at least annually following receipt of the information required therewith.

           ARTICLE 8. FINANCIAL, PROPERTY MANAGEMENT AND ANNUAL REPORT

        8.1 Fiscal Year - Since the corporation intends to qualify as a real estate investment trust within the meaning of the Internal Revenue Code, the fiscal year end of the corporation shall be December 31.

        8.2 Audit of Books and Accounts - The books and accounts of the corporation shall be audited at such times as may be ordered by the Board of Directors.

        8.3 Contracts - The Chief Executive Officer shall have full power and authority to do any and all things necessary on behalf of the corporation. In addition, the Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        8.4 Checks - All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the treasurer or such other Officer or Officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        8.5 Deposits - All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select, including investments in stocks, bonds, money market accounts, government securities or other accounts or investments as the Board of Directors deems appropriate in light of the corporation's investment objectives and its intent to qualify as a real estate investment trust.

        8.6 Voting Securities Held by Corporation - The Chief Executive Officer or other agent designated by the Board of Directors, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting the Chief Executive Officer, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

        8.7 Accrual Method of Accounting - The financial books and records of the corporation shall be based upon the accrual method of accounting.

        8.8 Annual Report - The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct report of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be certified by independent certified public accountants and distributed to Shareholders within one hundred twenty (120) days after the close of the corporation's fiscal year and a reasonable period of time (not less than 30 days) prior to the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the corporation in the State of Minnesota. The annual report shall also include full disclosure of all material terms, factors and circumstances surrounding any transactions between the corporation and the Advisor, any Director, or any Affiliates of the Advisor or such Director. The Independent Directors shall comment on the fairness of such transactions in the annual report. The corporation shall also publish in the annual report (i) the ratio of the cost of raising capital during the year to the capital raised, (ii) the aggregate amount of advisory fees and other fees paid to the Advisor and all Affiliates of the Advisor by the corporation, including fees or charges paid to such Advisor and all Affiliates of the Advisor by third parties doing business with the corporation; and (iii) the total operating expenses of the corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income. The annual report shall also include a report from the Independent Directors stating that the policies being followed by the corporation are in the best interests of its Shareholders and the reasons for such a determination.

        8.9 Quarterly Report - The President or a Vice President or the Treasurer shall also prepare or cause to be prepared quarterly for each of the first three quarters of each fiscal year, a full and correct report of the affairs of the corporation, including a balance sheet and financial statement of operations for the preceding fiscal quarter, which shall not be certified by independent public accountants and shall be distributed to Shareholders within forty-five (45) days after the close of the corporation's preceding fiscal quarter.

                           ARTICLE 9. WAIVER OF NOTICE

        9.1 Requirement of Waiver in Writing - Whenever any notice whatever is required to be given by these Bylaws or the Articles of Incorporation of the corporation or any of the corporate laws of the State of Minnesota, a waiver thereof in writing, signed by the Person or Persons is entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto.

                         ARTICLE 10. AMENDMENT OF BYLAWS

        10.1 Action by Shareholders - The Shareholders of the corporation are expressly authorized to make Bylaws of the corporation and from time to time to alter or repeal Bylaws so made. In so acting, the Shareholders may do so only upon vote of a majority of the holders of outstanding capital stock at any annual meeting or at any special meeting called for that purpose.

                             ARTICLE 11. NAME CHANGE

        11.1 Requirement to Change Name. - Upon termination of the Advisory Agreement between the corporation and Church Loan Advisors, Inc., a Minnesota corporation ("Advisor"), by either party, the Board of Directors of this corporation shall, upon the request of the Advisor, cause the name of this corporation to be changed to or to remain a name (i) that does not contain the word "American" or "America" or the name of the Advisor or any approximation or abbreviation thereof; and (ii) that is sufficiently dissimilar to the word "American" or "America" or the name of the Advisor as to be unlikely to cause confusion or identification with either the Advisor or any Person or entity using the word "American" or "America" in its name; provided, however, that the word "church" may be used by the corporation at its discretion and without restriction.

                             ARTICLE 12. DISSOLUTION

        12.1 Action by Shareholders. Dissolution of the corporation shall be commenced upon the approval of a majority of the holders of outstanding capital stock at a meeting of Shareholders held for the purpose of considering dissolution following notice of the meeting pursuant to the provisions of
Section 2 of these Bylaws.

                         ARTICLE 13. MINIMUM CAPITAL

        13.1 Minimum Capital. There shall be an Initial Investment to capital of the corporation of $200,000.00 by the initial Shareholders. Shares issued following this contribution to capital shall not be subject to sale for a period of one (1) year following completion of the initial public offering of stock in the corporation (or such longer period as may be required by NASAA REIT POLICY or by written agreement with any state or federal regulatory authority) and may be sold only in the market on which the corporation's Shares are normally traded. Notwithstanding anything to the contrary above, the Initial Investment may be transferred at anytime to an Affiliate of the Sponsor.

                            ARTICLE 14. CHOICE OF LAW

        14.1 This Agreement and the Certificates shall be construed in accordance with the laws of the State of Minnesota and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Article 14.

                                                                    Exhibit 10.1

                  AMENDED AND RESTATED REIT ADVISORY AGREEMENT
                           CHURCH LOAN ADVISORS, INC.

        THIS AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of this 19th day of May, 1995, between AMERICAN CHURCH MORTGAGE COMPANY, a Minnesota corporation (the "Company"), and CHURCH LOAN ADVISORS, INC., a Minnesota corporation (the "Advisor").

        WHEREAS, the Company intends to qualify as a real estate investment trust ("REIT"), as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments of the type permitted to be made by qualified REITs under the Code;

        WHEREAS, the Advisor is a corporation organized for the purpose of advising the Company as to its business of making mortgage loans to and purchasing mortgage-secured obligations of churches and other non-profit religious organizations and providing certain management and administrative services in connection with the Company's business affairs and the administration, operation and disposition of its assets;

        WHEREAS, in connection with its management, administration and operation, the Company desires to make use of the advice and assistance of the Advisor and the sources of information and certain facilities available to the Advisor, and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Company's Board of Directors (the "Directors"), all as provided for herein; and

        WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth; and

        WHEREAS, the Advisor and the Company entered into that certain Advisory Agreement dated September 30, 1994 (the "Original Advisory Agreement"); and

        WHEREAS, the terms and provisions of the Original Advisory Agreement have been necessarily amended and modified to comply with comments received by certain state securities administrators in connection with the registration of the Company's common stock; and

        WHEREAS, the parties have agreed to amend the terms and provision of the Original Advisory Agreement and substitute in its entirety the terms and provisions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing, and the promises and mutual covenants and agreements hereinafter set forth, the parties agree that the Original Advisory Agreement is hereby declared cancelled and void and the parties' entire agreement is as follows:

                        ARTICLE I - DUTIES OF THE ADVISOR

        The Advisor shall use its best efforts to present to the Company a continuing and suitable business plan of operations consistent with the business policies and objectives of the Company, subject to the general oversight of the Directors and upon their direction, to perform the following duties:

        1.1 Business Plan. The Advisor shall present to the Company a continuing and suitable detailed business plan of operations and opportunities to operate its business consistent with the general business plan of the Company.

        1.2 Loan Underwriting/Investment Advice. The Advisor shall serve as the Company's loan underwriter and investment advisor in connection with its primary business of making mortgage loans to churches and other non-profit religious organizations and, from time to time, purchasing for investment mortgage-secured obligations issued by such organizations, and in connection with temporary investments in furtherance of the Company's investment guidelines and policies, and recommend changes in the Company's investment guidelines and policies, when appropriate.

        1.3 Investment and General Management. The Advisor shall administer the day-to-day operations of the Company, investigate and evaluate business and investment opportunities available to the Company that are consistent with the Company's objectives, investigate, select, and conduct relations with prospective borrowers seeking mortgage loans from the Company, and evaluate, negotiate and maintain relationships on the Company's behalf with banks, commercial lenders, borrowers, consultants, accountants, mortgage loan originators, brokers, participants, attorneys, appraisers, insurers, and persons acting in any other capacity relevant to the activities of the Company, and as necessary, negotiate contracts with, retain, and supervise services performed by such parties in connection with the Company's business.

        1.4 Financial Administration. The Advisor shall administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company and prepare or cause to be prepared such reports as may be required by any governmental authority. In connection with the ordinary conduct of the Company's business, the Advisor shall file or cause to be filed and/or prepared, any periodic reports, returns, or statements required under the Securities Exchange Act of 1934, as amended (the "Act"), the Code, the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports or the rules and regulations promulgated under any of the foregoing. The Advisor shall maintain the books of account and records relating to services performed for the Company accessible for inspection by the Company at any time during ordinary business hours.

        1.5 Lawyers and Accountants. The Advisor shall obtain for the Company, when appropriate, the services of legal and accounting firms to perform customary legal and accounting services for the Company, and the Advisor shall supervise or monitor the activities of such professionals on behalf of the Company as would be performed by a prudent business owner.

        1.6 Agent. Subject to approval of the Directors where required, the Advisor shall act as agent of the Company in making or acquiring mortgage loans, purchasing mortgage-secured obligations issued by churches or religious organizations and disbursing and collecting the funds, paying the debts, and fulfilling the obligations of the Company and handling, prosecuting, and settling any claims of or against the Company, including, but not limited to supervising the Company's exercise of its remedies in respect of any mortgage loan or mortgage-secured obligation which has defaulted. The Advisor shall also investigate, select, and conduct relations on behalf of the Company with individuals, corporations, and entities in furtherance of the business activities of the Company.

        1.7 Exchanges, Dealers. The Advisor shall conduct relations on behalf of the Company with securities exchanges or with dealers making markets in the Company's securities.

        1.8 Investment of Cash. The Advisor shall invest and reinvest any monies of the Company, and manage the Company's short-term investments including the acquisition and sale of money market instruments and/or church mortgage bonds, provided such instruments are consistent with the Company's policies and are only those instruments in which a real estate investment trust is permitted to invest under the Code from time to time.

        1.9 Bank Accounts. The Advisor may establish one or more bank accounts in the name of the Company or in its own name and may deposit into and disburse from such accounts any monies on behalf of the Company under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor, and the Advisor shall from time to time as requested by the Directors render appropriate accountings of such payments and deposits to the Directors and to the auditors of the Company.

        1.10 Offices and Personnel. The Advisor shall provide office space, equipment, personnel, accounting and auditing facilities, and other facilities as required for the performance of the foregoing services and operation of the Company's business.

        1.11 Reports. The Advisor shall, as requested by the Board of Directors, make reports to the Board of Directors on its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company.

        1.12 Information Furnished Advisor. The Directors shall at all times keep the Advisor fully informed with regard to the investment policy of the Company, the capitalization policy of the Company, and generally their then-current intentions as to the future of the Company. In particular, the Directors shall notify the Advisor promptly of their intention to sell or otherwise dispose of any of the Company's investments, or to make any new investment. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may from time to time reasonably request.

          ARTICLE II - QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

        2.1 REIT Qualification. Notwithstanding any provision in this Agreement to the contrary, the Advisor shall refrain from any action (including without limitation the furnishing or rendering of services to tenants of property or managing real property) which, in its sole judgment made in good faith, or in the judgment of the Directors of which the Advisor has notice, would (1) adversely affect the status of the Company as a REIT, as defined in the Code, or
(2) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (3) otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company.

        2.2 Preservation of REIT Status. In the event that the terms of this Agreement at any time shall, in the opinion of counsel for the Company, threaten to impair the status of the Company as a REIT in a manner adverse to the interests of the shareholders of the Company, the Company shall propose such amendment to or substitute arrangements for this Agreement, with prospective or retroactive effect, as may in its opinion be appropriate or advisable to protect and preserve the status of the Company as a REIT. If the parties cannot agree upon the proposed amendments of this Agreement within thirty (30) days after such proposals are made, this Agreement shall be terminated as of such time as counsel for the Company shall recommend for the protection of the status of the Company as a REIT and for the protection of the rights of the Company and its shareholders.

             ARTICLE III - FIDELITY BOND AND LIMITATION OF LIABILITY

        3.1 Fidelity Bond. The Advisor shall, upon request of the Directors, maintain a fidelity bond with a responsible surety company, in such reasonable amounts as may be required by the Directors from time to time, covering officers, employees and agents handling funds and records of the Company. Such bond shall inure to the benefit of the Company in respect of losses of such property from acts of such persons through theft, embezzlement, fraud, error, or otherwise. In the event that such a bond is not generally available at a reasonable cost to companies performing services of the type to be provided by the Advisor hereunder, or in the event that such a bond is cancelled or not renewed by the bonding company, the Advisor shall give notice thereof to the Directors.

        3.2 Limitation of Liability of the Advisor. The Advisor assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendation of the Advisor. The Advisor will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, misconduct, or negligence. The Company shall reimburse, indemnify, and hold the Advisor harmless for and from any and all expenses, losses, damages, liabilities, demands, charges, and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Advisor undertaken in good faith and pursuant to the authority granted to the Advisor by this Advisory Agreement. The Advisor may consult with legal counsel (which may be the regular counsel of the Advisor or other counsel), independent public accountants, or other professional advisors and shall not be liable for any action taken or omitted in good faith by the Advisor in accordance with the advice of such counsel, accountants, or advisors, provided such action is not the result of misconduct or negligence.

                            ARTICLE IV - COMPENSATION

        4.1 Compensation. The Advisor shall be paid and compensated for its services hereunder as follows:

(a) Annual Advisory Fee. The Advisor shall be paid, for the services the Advisor renders to the Company pursuant to this Advisory Agreement, an annual advisory fee, payable monthly, equal to 1-1/4% of Average Invested Assets of the Company (the "Advisory Fee"). For purposes of this Agreement, "Average Invested Assets" of the Company shall be deemed to mean, for any period, the average of the aggregated book value of the assets of the Company invested, directly or indirectly, in loans (or an interest in loans) secured by real estate, and first mortgage bonds secured by real estate; before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

(b) Acknowledgement of Advisor's Loan Origination Fee. The Advisor will be paid in connection with and at the time of the closing of each and every mortgage loan made by the Company (or renewal or extension thereof) a fee equal to one half of any origination fee charged to the borrower, which shall be payable directly by the borrower to the Advisor.

(c) Acknowledgement of Loan Origination Expenses of Advisor. The Advisor will attempt to arrange and/or contract for appraisal, real estate title and independent accountant services to borrowers and prospective borrowers of the Company in order to provide cost and time efficiencies to them in connection with their borrowing and prospective borrowing from the Company. It is understood and acknowledged that the Advisor will receive reimbursement for or an advancement of such expenses directly from such borrowers, at the time of a loan commitment and/or from the proceeds of loans made by the Company. All such expenses shall be identified by the Advisor to the Company.

        The Advisory Fee (4.1(a) above) shall be computed within twenty (20) days following the end of each calendar month and an invoice submitted to the Company. A copy of such computations shall simultaneously be delivered to the Company. The Company shall make payment of the Advisory Fee shown thereon within ten (10) calendar days of receipt by the Company of the Advisor's invoice. The total of such monthly payments for each calendar year shall be subject to adjustment, if applicable, within twenty (20) days following receipt by the Company of its audited annual financial statements for the preceding calendar year. If the Advisor receives Shares for Advisory Fees, the fair market value of the Shares shall be determined by a majority of the Independent Directors of the Company.

       4.2 Use of Affiliates. The Advisor has the right to use affiliates and personnel of affiliates, consultants or contractors, in its sole discretion, and is not required to perform all duties with its own employees.

        4.3 Additional Services. If the Company shall request the Advisor to render services to the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the Advisor and the Company, which terms shall not exceed either (1) the terms under which the Advisor or such affiliate is then performing similar services for others or (2) the terms under which qualified unaffiliated persons are then performing such services for comparable organizations.

                      ARTICLE V - EXPENSES AND LIMITATIONS

        5.1 Expenses of the Advisor. Without regard to the compensation the Advisor receives from the Company pursuant to this Advisory Agreement, the Advisor shall bear the following expenses incurred in connection with the performance of its duties under this Advisory Agreement:

        (a) employment expenses of the personnel or independent contractors employed by the Advisor, including but not limited to salaries, wages, payroll taxes, fees and the cost of employee benefit plans;

        (b) travel and other expenses of directors, officers, and employees of the Advisor, including such reasonable expenses incurred in connection with the inspection of property to serve as collateral for a loan/investment (existing or proposed) made by the Company and such expenses incurred in closing such transactions, but excluding general expenses of such persons who are directors or officers of the Company incurred in their capacities as officers or directors of the Company;

        (c) rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized), and other office expenses of the Advisor, except to the extent such expenses relate solely to an office later established and maintained by the Company separate from the offices of the Advisor; and

        (d) miscellaneous administrative expenses incurred in supervising, monitoring, and servicing mortgage loans and other investments of the Company or relating to performance by the Advisor of its obligations hereunder.

        5.2 Expenses of the Company. Except as otherwise expressly provided in this Advisory Agreement, the Company shall pay all its expenses not assumed by the Advisor as set forth in Section 5.1, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

        (a) the cost of borrowed money, including the repayment of funds borrowed by the Company, interest thereon and all other costs, fees and expenses in connection with such borrowings;

        (b) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Company and its investments;

        (c) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration, and other fees, and printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration, and stock exchange listing of the Company's securities;

        (d) fees and expenses paid to Directors, independent advisors, consultants, managers, local property inspectors and other agents employed by or on behalf of the Company;

        (e) expenses directly connected with the acquisition, disposition, and ownership of real estate interests or other property (including the costs of foreclosure and exercise of all other remedies, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement, and local management of any property assumed through foreclosure);

        (f) insurance as required by the Directors (including Directors' liability insurance);

        (g) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

        (h) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

        (i) transfer agents', registrars', dividend reinvestment agents', and indenture trustees' fees and charges; and

        (j) legal, accounting, escrow, title insurance and auditing fees and expenses of the Company.

        5.3 Annual Operating Expense Limitation Requiring Reimbursement by the Advisor. On or before thirty (30) days after the completion of the annual audit of the Company's financial statements for each calendar year, the Advisor will refund to the Company (to the extent of payments it has received) (the "Excess Amount"), if any, by which the Total Operating Expenses of the Company for such calendar year exceed the greater of (1) 2% of the Average Invested Assets of the Company for such calendar year or (2) 25% of the net income of the Company for such calendar year; provided, however, that the Company may instead permit such refund to be effected by a reduction in the amount of the payments of compensation under Section 4.1 during the balance of the calendar year next following the calendar year with respect to which such refund is to be made; provided, however, that the Excess Amount need not be refunded if the Independent Directors shall have made a finding that based on such unusual and nonrecurring factors which they deem sufficient, a higher level of expenses is justified for such year. Notwithstanding the foregoing, the Advisor shall have no obligation hereunder to reimburse the Company in excess of the amount actually received or to be received by the Advisor as an annual Advisory Fee or loan Origination Fees with respect to such year. The term "Net Income" means for any period, total revenues with respect to such period, less the expenses applicable to such period except additions to reserves for depreciation, bad debts or other similar non-cash reserves. Net Income for purposes of calculating Total Operating Expenses shall exclude the gain from the sale of Company assets.

        5.4 Definition of Total Operating Expenses. For purposes of this Advisory Agreement, "Total Operating Expenses" shall be deemed to mean the aggregate annual operating, general and administrative expenses determined in accordance with generally accepted accounting principles (including the Advisory
Fee), except the expenses of raising capital, interest payments, taxes, non-cash expenditures (including, but not limited to, depreciation, amortization and bad debt reserves), incentive fees and property operation and disposition costs.

                    ARTICLE VI - OTHER ACTIVITIES OF ADVISOR

        6.1 Other Activities of Advisor. No provision in this Agreement shall prevent the Advisor from engaging in other activities or businesses or from acting as advisor to any other person or entity even though such person or entity has investment policies and objectives similar to those of the Company and no provision shall prevent the Advisor from receiving compensation for rendering advice to other investors and managing other investments, including investors and investments advised, sponsored, or organized by the Advisor, and including joint ventures and partnerships in which the Company is a coventurer or partner. No provision in this Agreement shall limit or restrict the right of any director, officer, employee, or shareholder of the Advisor or an affiliate of the Advisor to engage in any other business or to render services of any kind to any other corporation, partnership, individual, or other entity. The Advisor shall not, however, disclose any confidential information of the Company to other persons or entities, unless such information is then public knowledge through no fault of the Advisor, is properly provided to the Advisor without restriction by a third party or is already in the Advisor's possession at the time of receipt by the Company. The Advisor shall notify the Company of its engaging in other activities or businesses which may result in the Advisor having a conflict of interest with its obligations hereunder.

        6.2 Investment Opportunities. If the Advisor or an affiliate of the Advisor acts as an investment manager or advisor for any person other than the Company or a joint venture or partnership in which the Company is a co-venturer or partner, the Advisor shall act on a basis which is fair and reasonable to the Company and to the shareholders in selecting, from among the investment opportunities that come to the attention of the Advisor, those investment opportunities which it offers to the Company. In particular, the Advisor and its Affiliates agree to first submit any potential Church or religious organization loans less than $1 million to the Company for consideration. If the Company determines that the loan is not suitable or that it has insufficient funds to make the loan, the Advisor or its Affiliates shall have the opportunity to make the loan.

        6.3 No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other and neither the terms of this Advisory Agreement nor the fact that the Company and the Advisor have joint interests in any one or more investments shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

        6.4 Signing Authority. Directors, officers, employees and agents of the Advisor or of its affiliates may serve as directors, officers, employees, agents, nominees, or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

        6.5 Independent Contractors. The Advisor may independently from time to time negotiate or contract for the services of independent service providers; including but not limited to accountants, auditors, appraisers and title insurance companies, in connection with the Company's underwriting of individual mortgage loans to churches. In such cases, the Advisor may directly pay for such services from its own funds on behalf of such borrowers and accept reimbursement directly to its own account from such borrowers, either in advance of such expenditure or subsequent thereto.

                       ARTICLE VII - TERM AND TERMINATION

        7.1 Term and Renewal. This Advisory Agreement shall continue in force from the date hereof through November 30, 1995, and, absent written notice of non-renewal as provided in this section, this Advisory Agreement shall be automatically renewed for successive one-year terms upon the expiration of the initial term and each renewal term. Determination of renewal shall be based upon the factors set forth in Section 7.2. Notice of non-renewal shall be given in writing by the Company to the Advisor not less than sixty (60) days before the expiration of the initial term of this Advisory Agreement or of any renewal term thereof. Notwithstanding any other provision to the contrary, this Advisory Agreement may be terminated for any reason upon sixty (60) days' prior written notice by the Company to the Advisor upon a vote of a majority of the Independent Directors.

        7.2 Renewal Determination. In determining whether to renew this Advisory Agreement, the Independent Directors of the Company shall review the performance of the Advisor to determine that the provisions of this Advisory Agreement are being carried out, and shall determine that the compensation paid to the Advisor by the Company is reasonable based on all factors which the Independent Directors deem relevant, including, but not limited to:

(a) the size of the Advisory Fees in relation to the size, composition and profitability of the Company's investments;

(b) the success of the Advisor in generating opportunities that meet the Company's investment objectives;

(c) the rate charged to similar companies by advisors performing similar services;

(d) additional revenues realized by the Advisor and its affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business;

(e) the quality and extent of service and advice furnished by the Advisor including frequency of problem investments and competency in dealing with distress situations;

(f) the performance of the Company's investments including both income and capital appreciation; and

(g) the quality of the Company's investments in relation to the investments generated by the Advisor for its own account.

        7.3 Termination Fee. In the event that this Advisory Agreement is terminated by the Company, either through non-renewal or other means, the Company immediately shall pay the Advisor, in addition to all other compensation due hereunder, a termination fee equal to two percent (2%) of the value of the Average Invested Assets of the Company as of the date of termination; provided, however, that such fee shall not exceed an amount equal to 15% of the balance of assets remaining presuming payment to the Company's Shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the Company's Shares, plus an amount equal to 6% of the original issue price of the Company's Shares per annum cumulative. For purposes of the termination fee, the original issue price of the Company's Shares may be reduced by prior cash distributions to Shareholders. Nothing herein shall prevent the Advisor from withdrawing its initial investment from the Company upon termination. Notwithstanding anything to the contrary herein, the termination fee shall terminate and no longer apply on and after January 11, 2000.

        7.4 Termination upon Assignment. This Advisory Agreement shall terminate automatically in the event of its assignment by the Advisor, unless the Company has given its prior written consent. In the event that the Company consents to an assignment, such assignment shall bind the assignee in the same manner and to the same extent as the Advisor is bound hereby. This Advisory Agreement shall not be assignable by the Company without the prior written consent of the Advisor, except in the case of any assignment by the Company to a corporation or other organization which is the successor to the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby.

        7.5 Default or Bankruptcy of the Advisor. At the sole option of the Company, this Advisory Agreement shall terminate immediately upon written notice of such termination from the Directors of the Company to the Advisor if any of the following events shall have occurred:

        (a) the Advisor shall have violated any provision of this Advisory Agreement and after notice of such violation shall have failed to cure such default within sixty (60) days or in the event such default cannot be reasonable cured within sixty (60) days, then a reasonable period of time if the Advisor is diligently pursuing a course of action to so cure;

        (b) a petition shall have been filed against the Advisor for an involuntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, and such petition shall not have been dismissed within ninety (90) days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Advisor for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

        (c) the Advisor shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they became due.

        The Advisor  agrees that, if any of the events  specified in Section 7.4
(b) or (c) shall occur, the Advisor will give written notice thereto to the Directors within seven (7) days following the occurrence of such event.

        7.6 Action upon Termination. From and after the effective date of any termination of this Advisory Agreement, the Advisor shall be entitled to no compensation for services rendered hereunder in the case of termination pursuant to this Article VII, but shall be paid, on a pro rata basis, all compensation due for services performed prior to such termination. The provisions of Section 5.3, Section 5.4, and Section 5.8 shall apply to the portion of the calendar year which ends on the effective date of termination, with respect to the Excess Amount and Operating Expenses accrued to such date. Upon such termination, the Advisor immediately shall:

        (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Advisory Agreement, after deducting therefrom any accrued compensation and reimbursements for the expenses to which the Advisor is then entitled;

        (b) deliver to the Directors a full and complete accounting, including a statement showing all sums collected by the Advisor and a statement of all sums held by the Advisor for the period commencing with the date following the date of the Advisor's last accounting to the Board of Directors; and

        (c) deliver to the Board of Directors all property and documents of the Company then in the Advisor's custody or possession.

        Notwithstanding the foregoing, after the termination of this Advisory Agreement, the Advisor shall take all reasonable steps to assist the Company's Directors in making an orderly transition of the advisory function and, upon reimbursement of its out-of-pocket costs and expenses, if any, provide such services and documents to the Company as may be reasonably requested by the Company to enable it to complete accounting reports, tax returns, audit functions, Internal Revenue Service audits and other similar financial and tax accounting functions.

        7.7 Rights of Termination Cumulative. The rights of termination specifically provided shall be considered to be cumulative and shall be in addition to the rights of termination for breach of this Advisory Agreement otherwise inuring to the parties by operation of law.

        7.8 Requirement to Change Name on Termination. Upon termination of this Advisory Agreement by either party with or without cause, the Board of Directors of the Company shall, upon request of the Advisor, cause the name of the Company to be changed to or remain a name (i) that does not contain the word "American" or "America" or the name of the Advisor or any approximation or abbreviation thereof and (ii) that is sufficiently dissimilar to the word "American" or "America" or the name of the Advisor as to be unlikely to cause confusion or identification with either the Advisor or any person or entity using the word "American" or "America" in its name. Notwithstanding the foregoing, the Company may use the word "church" in its name.

                          ARTICLE VIII - MISCELLANEOUS

        8.1 Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:

                   The Board of Directors and/or the Company:
                            Attention: V. James Davis
                          3808 Brunswick Avenue, North
                            Crystal, Minnesota 55422

                                  The Advisor:
                           Attention: Philip J. Myers
                               6304 Fallbrook Road
                          Eden Prairie, Minnesota 55433


        Either party hereto may at any time give notice to the other party in writing of a change of its address for purposes of this Section 8.1.

        8.2 Amendments. This Advisory Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties or their respective successors or assigns.

        8.3 Successors and Assigns. This Advisory Agreement shall be binding upon the parties, their successors or assigns.

        8.4 Governing Law. The provisions of this Advisory Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

        8.5 Captions. The captions included in this Advisory Agreement have been inserted for ease of reference only and shall not be construed to affect the meaning, construction, or effect of this Advisory Agreement.

        8.6 Entire Agreement. This Advisory Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels any preexisting agreements with respect to such subject matter.

        8.7 Separability. If any term or provision of this Advisory Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Advisory Agreement, or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Advisory Agreement shall be valid and enforced to the fullest extent permitted by law.

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Advisory Agreement to be executed by their duly authorized offices as of the day and year first above written.


                            AMERICAN CHURCH MORTGAGE
                                              COMPANY


                                       By:    /s/ V. James Davis
                                           -------------------------------------
                                              V. James Davis, President



                                              CHURCH LOAN ADVISORS, INC.


                                       By:    /s/ Philip J. Myers
                                           -------------------------------------
                                              Philip J. Myers, President


        This Advisory Agreement was unanimously approved by the Board of Directors of American Church Mortgage Company as of May 19, 1995 including the Independent Directors of American Church Mortgage Company.


Dated:  July 6, 1995                        /s/ David G. Reinhart
                                       -----------------------------------------
                                            David G. Reinhart, Secretary
                                            American Church Mortgage Company

                                                                      Exhibit 12

                                             STATEMENTS REGARDING COMPUTATION OF RATIOS


                                                                                                          Nine
                                                                                                          Months
                                                                                                          Ended
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------
                                                                                               2000     September
                                                                                               (pro         30
                               1996 (1)      1997         1998        1999         2000       forma)       2001
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------
       Revenues
         Interest Income Loans $ 152,259    $ 343,695   $ 655,219   $ 848,346   $1,160,113   $1,160,113  $ 937,731
         Interest Income Other    20,729       24,519      76,444     200,165      219,857     219,857     194,052
         Capital Gains
       Realized                        0        4,298       9,138      14,828        1,293       1,293       5,690
         Origination Income        6,925       11,482      40,338      45,690       25,223      25,223      21,850
         Income Other Sources          0          124         874         407          928         928           0
         Escrow Interest
       Income                     37,477            0           0           0            0           0           0
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------
       Total Revenues            217,390      384,118     782,013   1,109,436    1,407,414   1,407,414   1,159,323

       Operating Expenses
         Professional Fees         8,411        8,065       8,988      11,351       21,241      21,241      16,296
         Director Fees             1,600        2,400       3,200       3,200        3,200       3,200       2,400
         Amortization                303          303         303         833        2,917       2,917           0
         Interest Expense              0            0           0           0       65,282      65,282      26,649
         Escrow Interest
       Expense                    37,274            0           0           0            0           0           0
         Advisory Fees            11,825       17,545      52,944     116,293      154,389     154,389     124,187
         Other                    12,591        7,991      11,213      25,880       20,132      20,132      24,968
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------
       Total Expenses             72,004       36,304      76,648     157,557      267,161     267,161     194,500
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------


       Operating Income          145,386      347,814     705,365     951,879    1,140,253   1,140,253     964,823
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------

       Add Back Fixed Charges
         Other (2)                     0            0           0           0            0   1,025,000           0
         Amortization related
       to line
         of credit                     0            0           0         833        2,917       2,917           0
         Interest Expense              0            0           0           0       65,282      65,282      26,649
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------
       Total Fixed Charges             0            0           0         833       68,199   1,093,199      26,649
                              -------------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------------

       Earnings                $ 145,386    $ 347,814   $ 705,365   $ 952,712   $1,208,452   $2,233,452  $ 991,472
                              =====================================================================================


(1)   Represents a 255 day operating period (April 15 to December 31, 1996).

(2) Other is adjustment to reflect the sale of all certificates offered and assumes a weighted average interest rate of 6.833% per year (1,025,000 total). Actual interest rates we will pay on certificates will be set forth in a supplement to this prospectus. Further assumes that we derive no income from the application of certificate sale proceeds to new mortgage loans.

                                                                    Exhibit 23.2














                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated February 13, 2001 on the financial statements of American Church Mortgage Company as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 in the Form S-11 Registration Statement of American Church Mortgage Company dated on or about December 20, 2001 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.


                                   /S/ Boulay,  Heutmaker,  Zibell & Co.P.L.L.P.
                                    Certified Public Accountants

Minneapolis, Minnesota
December 20, 2001